   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 17, 1996
                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                    U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                   FORM SB-2
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                     APOLLO INTERNATIONAL OF DELAWARE, INC.
                 (Name of Small Business Issuer in Its Charter)

                         ------------------------------

                DELAWARE                                    3625                                   59-3285046
    (State or Other Jurisdiction of             (Primary Standard Industrial                    (I.R.S. Employer
     Incorporation or Organization)             Classification Code Number)                  Identification Number)

                            ------------------------

                              6542 U.S. HIGHWAY 41
                                   SUITE 215
                          APOLLO BEACH, FLORIDA 33572
                                 (813) 645-7677
(Address and Telephone Number of Principal Executive Offices and Principal Place
                                  of Business)

                         ------------------------------

                                DAVID W. CLARKE
                                   PRESIDENT
                     APOLLO INTERNATIONAL OF DELAWARE, INC.
                              6542 U.S. HIGHWAY 41
                          APOLLO BEACH, FLORIDA 33572
                                 (813) 645-7677
           (Name, Address and Telephone Number of Agent for Service)

                         ------------------------------

                                   COPIES TO:

             RANDOLPH H. FIELDS, ESQ.                             JAY M. KAPLOWITZ, ESQ.
            Greenberg Traurig Hoffman                               Gertsten, Savage,
           Lipoff Rosen & Quentel, P.A.                          Kaplowitz & Curtin, LLP
       111 North Orange Avenue, Suite 2050                         575 Lexington Avenue
              Orlando, Florida 32801                             New York, New York 10022
            Telephone: (407) 420-1000                           Telephone: (212) 752-9700
            Telecopier: (407) 420-5909                          Telecopier: (212) 980-5192

                            ------------------------

                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:

    As soon as practicable after this Registration Statement becomes effective.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: /X/

                            ------------------------

    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    The Exhibit Index required by Item 601 of Regulation S-B is located at page of the sequential numbering system appearing in the manually signed copy of
this Registration Statement, totaling    pages, filed with the Securities and
Exchange Commission.

                            ------------------------

                        CALCULATION OF REGISTRATION FEE

                                                               PROPOSED MAXIMUM          PROPOSED MAXIMUM
        TITLE OF EACH CLASS OF            AMOUNT TO BE     OFFERING PRICE PER UNIT          AGGREGATE              AMOUNT OF
     SECURITIES TO BE REGISTERED         REGISTERED(1)               (2)                OFFERING PRICE(2)      REGISTRATION FEE
Common Stock, $.01 par value..........         805,000(3)           $5.00                  $  4,025,000            $   1,220
Redeemable Common Stock Purchase
  Warrants............................         345,000(4)            $.10                  $     17,250            $      11
Common Stock, $.01 par value(5).......         172,500(6)           $5.50                  $    948,750            $     288
Underwriters' Warrant(7)..............               1               $.0001                $         10            $       1
Common Stock, $.01 par value(8).......          70,000              $6.00                  $    510,000            $     155
Redeemable Common Stock Purchase
  Warrants(9).........................          30,000               $.12                  $      3,600            $       1
Common Stock, $.01 par value(10)......          30,000              $5.50                  $    165,000            $      50
Common Stock, $.01 par value(11)......       1,432,989              $5.00                  $  7,164,945            $   2,172
Redeemable Class A Common Stock
  Purchase Warrants(12)...............         650,000               $.10                  $     65,000            $      20
Common Stock, $.01 par value(13)......         650,000              $5.50                  $  3,575,000            $   1,084
    Total.............................                                                                             $   5,002

(1) Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers such indeterminable additional shares of Common Stock as may become issuable as a result of any future anti-dilution adjustment in accordance with the terms of the Warrants.

(2) Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457 under the Securities Act of 1933.

(3) Includes 105,000 shares of Common Stock which the Underwriters have the option to purchase to cover over-allotments, if any.

(4) Includes 45,000 Warrants which the Underwriters have the option to purchase to cover over-allotments, if any.

(5) Issuable upon exercise of Warrants.

(6) Includes 45,000 shares of Common Stock issuable upon exercise of Warrants subject to the Underwriters' over-allotment option.

(7) Issuable to Underwriters.

(8) Issuable upon exercise of Underwriters' Common Stock Purchase Warrant.

(9) Issuable upon exercise of Underwriters' Warrant.

(10) Issuable upon exercise of Underwriters' redeemable common stock purchase warrants ("Underwriters' Warrants").

(11) Represents 700,000 shares of Common Stock held by private placement investors, 299,000 shares of Common Stock issued pursuant to a consulting agreement, 433,989 shares held by certain shareholders, and included pursuant to registration rights agreements.

(12) Represents 400,000 Warrants issued pursuant to a consulting agreement, and 250,000 Warrants issued to private placement investors resulting from the Company's private placement of Common Stock and Warrants.

(13) Represents 400,000 shares of Common Stock issuable upon exercise of Warrants issued pursuant to a consulting agreement and 250,000 shares of Common Stock issuable upon exercise of Warrants held by private placement investors.

                                EXPLANATORY NOTE

    Two forms of Prospectus are included in this Registration Statement. The first Prospectus will be used in connection with an underwritten offering of securities by the Company (the "Company Prospectus"). The second Prospectus will be used in connection with the sale of securities by certain selling securityholders from time to time in open market transactions (the "Selling Securityholders Prospectus"), upon release from certain lock-up agreements. The Company Prospectus and the Selling Securityholders Prospectus are substantially identical, except for the alternate pages for the Selling Securityholders Prospectus included herein which are labeled "Alternate Page for Selling Securityholders Prospectus." In addition, what is referred to as "the offering" in the Company Prospectus will be changed to "the Company Offering" throughout the Selling Securityholders Prospectus.

    After this Registration Statement becomes effective, the Company Prospectus will be used in its entirety in connection with the offer and sale of the securities referenced therein; however, the Selling Securityholders Prospectus will be used in its entirety in connection with the offer and sale of the securities referenced therein upon expiration of or an earlier release from certain lock-up agreements, at which time the definitive prospectus will be filed with the Commission pursuant to Rule 424 promulgated under the Securities Act of 1933, as amended.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                 SUBJECT TO COMPLETION. DATED DECEMBER 17, 1996

PROSPECTUS

                     APOLLO INTERNATIONAL OF DELAWARE, INC.

                       700,000 SHARES OF COMMON STOCK AND
               300,000 REDEEMABLE COMMON STOCK PURCHASE WARRANTS

    Apollo International of Delaware, Inc., a Delaware corporation, (the "Company") hereby offers (the "Offering") 700,000 shares of common stock, $.01 par value (the "Common Stock") of the Company and 300,000 Redeemable Common Stock Purchase Warrants (the "Public Warrants"). The Common Stock and the Public Warrants offered hereby (sometimes hereinafter collectively referred to as the "Securities") will be separately tradeable immediately upon issuance and may be purchased separately. Investors will not be required to purchase shares of Common Stock and Public Warrants together or in any particular ratio. Each Public Warrant entitles the holder to purchase one share of Common Stock at an exercise price of $5.50 (the "Exercise Price"), subject to adjustment, commencing two years after the date of this Prospectus (the "Effective Date") until the close of business on the sixth year after the Effective Date. The Public Warrants are each redeemable by the Company for $.05 per Public Warrant at any time after one year from the Effective Date, upon thirty days' prior written notice to the Public Warrant holders, provided (i) the closing bid price of the Common Stock for 20 consecutive trading days exceeds $7.50, and (ii) if such redemption occurs during the first two years following the Effective Date, the representative of the Underwriters (the "Representative") has consented in writing to the redemption. See "Description of Securities".

    Prior to this Offering, there has been no public market for the Company's Common Stock or Public Warrants, and there can be no assurance that such a public market will develop or be sustained after the completion of the Offering. The Company has applied for the listing of the Common Stock and Public Warrants on the NASDAQ SmallCap Market ("NASDAQ") under the symbols AIOD and AIODW,
respectively, and the Boston Stock Exchange ("BSE") under the symbols [     ]
and [     ], respectively. For discussion of the factors considered in determining the offering prices of the Common Stock and Public Warrants, see "Underwriting."

    Concurrently with the registration of the Common Stock and Public Warrants offered under this Prospectus, the Company registered 2,167,989 shares of Common Stock and 665,000 Public Warrants (the "Additional Registered Securities") representing 1,432,989 shares of Common Stock and 665,000 Public Warrants held by certain shareholders and the Underwriters and 735,000 shares of Common Stock issuable upon exercise of the Public Warrants and the Underwriters' Warrant. The Additional Registered Securities are being registered for future sale by such securityholders in a secondary offering, subject to the expiration of, or earlier release from lock-up agreements between the Company and such securityholders ranging from 13 to 24 months from the date of this Prospectus. See "Concurrent Registration for Secondary Offering."

                         ------------------------------

    THE SECURITIES OFFERED HEREBY ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK AND IMMEDIATE SUBSTANTIAL DILUTION FROM THE PUBLIC OFFERING PRICE AND SHOULD NOT BE PURCHASED BY INVESTORS WHO CANNOT AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED UNDER THE CAPTION "RISK FACTORS" WHICH APPEAR BEGINNING ON PAGE 5 OF THIS PROSPECTUS. SEE ALSO "DILUTION."
                            ------------------------
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
      ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

                                                                                    UNDERWRITING DISCOUNTS
                                                             PRICE TO PUBLIC          AND COMMISSIONS(1)
Per Share of Common Stock..............................           $5.00                      $.50
Per Warrant............................................            $.10                      $.01
Total(3)...............................................         $3,530,000                 $353,000


                                                          PROCEEDS TO COMPANY(2)
Per Share of Common Stock..............................           $4.50
Per Warrant............................................            $.09
Total(3)...............................................         $3,177,000

(1) In addition, the Company has agreed to pay the Representative in the form of: (i) a non-accountable expense allowance equal to 3% of the gross proceeds of this Offering, of which $25,000 has been prepaid by the Company and the balance of which shall be paid upon closing of the Offering and (ii) an underwriters' warrant ("Underwriters' Warrant") for 70,000 shares of Common Stock and/or 30,000 Public Warrants, which Underwriters' Warrant is exercisable for a period of five years, commencing one year after the Effective Date at an exercise price of $6.00 per share or $.12 per warrant, subject to adjustment. The Company and the Underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."

(2) Before deducting expenses, estimated at $428,000, payable by the Company, including the Underwriters' non-accountable expense allowance

(3) The Company has granted the Underwriters an option, exercisable within 45 days form the date of this Prospectus, to purchase up to 105,000 additional shares of Common Stock and/or 45,000 Public Warrants on the same terms and conditions as set forth above, solely for the purpose of covering over-allotments. If such option is exercised in full, the Price to Public, Underwriting Discounts and Commissions and Proceeds to the Company will be a total of $4,059,500, $405,950, and $3,653,550, respectively.

    The Securities offered by this Prospectus are being offered by the Underwriters on a "firm commitment" basis subject to prior sale, when, as and if accepted by the Underwriters, approval of certain legal matters by counsel for the Underwriters and certain other conditions. The Underwriters reserve the right to withdraw, cancel or modify such offer without notice and reject any order in whole or in part. It is expected that delivery of the certificates representing the Securities will be made in New York, New York on or about
           , 1997.

                             ---------------------

                             MAY DAVIS GROUP, INC.
                             ---------------------

                THE DATE OF THIS PROSPECTUS IS            , 1997

    IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE SECURITIES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE BOSTON STOCK EXCHANGE, THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                               PROSPECTUS SUMMARY

    THE FOLLOWING IS A SUMMARY OF CERTAIN INFORMATION (INCLUDING FINANCIAL STATEMENTS AND NOTES THERETO) CONTAINED IN THIS PROSPECTUS AND IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION APPEARING ELSEWHERE HEREIN. UNLESS OTHERWISE SPECIFIED, ALL REFERENCES HEREIN REFLECT THE 10.6828 FOR 1 SPLIT OF THE COMPANY'S COMMON STOCK EFFECTED FOR SHAREHOLDERS OF RECORD ON MAY 10, 1996. ALTHOUGH FRACTIONAL SHARES RESULTED FROM THE STOCK SPLIT, THERE ARE NO REFERENCES TO FRACTIONAL SHARES HEREIN. FURTHER, UNLESS OTHERWISE INDICATED, THE INFORMATION IN THIS PROSPECTUS ASSUMES THAT THE UNDERWRITERS' OVER-ALLOTMENT OPTION IS NOT EXERCISED. EACH PROSPECTIVE INVESTOR IS URGED TO READ THIS PROSPECTUS IN ITS ENTIRETY.

                                  THE COMPANY

    Apollo International of Delaware, Inc. (the "Company") is a development stage company formed in Delaware in November, 1994. The Company's objective is to integrate new computer and fiber optics technologies into electric power protection and control products for industry and electric utilities. The Company is developing concurrently two product lines, the first of which (designated as "CMPR" products) is designed to monitor motors used by industrial users, and the second of which (designated as "SOLARIS" or "NOVA" products), is designed to monitor electric power transmission for industrial users and electric utilities. The target market for the motor protection and control product line is industrial end users such as steel mills, mining operations, pulp and paper mills, and petrochemical companies. The NOVA product line is designed for the utility substation marketplace which includes public and investor owned utilities, cogeneration facilities, and large industrial users who operate their own electric power substations.

    The Company maintains its principal executive offices at 6542 Highway 41, Suite 215, Apollo Beach, Florida 33592; telephone (813) 645-7677.

                                  THE OFFERING

Securities Offered...........................  700,000 shares of Common Stock, $.01 par value.

                                               300,000 Public Warrants. Each Public Warrant
                                               entitles the holder, for $5.50, to purchase
                                               one share of Common Stock for a period of
                                               four years commencing two years after the
                                               date of this Prospectus (the "Effective
                                               Date"). The Public Warrants are each
                                               redeemable by the Company for $.05 per Public
                                               Warrant at any time after one year from the
                                               Effective Date, upon thirty days' prior
                                               written notice to the Public Warrant holders,
                                               provided (i) the closing bid price of the
                                               Common Stock for 20 consecutive trading days
                                               exceeds $7.50, and (ii) if such redemption
                                               occurs during the first two years following
                                               the Effective Date, the Representative has
                                               consented in writing to the redemption. See
                                               "Description of Securities-- Warrants."

Securities Outstanding Prior to the
  Offering...................................  2,799,786 shares of Common Stock(1)

Securities Outstanding Subsequent to the
  Offering(2)................................  3,499,786 shares of Common Stock(1)
                                               950,000 Public Warrants(3)

Estimated Net Proceeds(4)....................  $2,749,000

Use of Proceeds by Company...................  The Company intends to use the net proceeds of this Offering for product development and
                                               engineering in the continuing design and
                                               testing of its products; equipment
                                               expenditures; marketing and selling costs
                                               associated with expansion of its domestic and
                                               international sales network; the design and
                                               development of marketing materials, the
                                               hiring of additional personnel; repayment of
                                               loans from, and payment of consulting fees
                                               to, officers, directors and/or principal
                                               shareholders of the Company in the
                                               approximate aggregate amount of $108,000; and
                                               working capital and general corporate
                                               purposes. See "Use of Proceeds."

Risk Factors.................................  Investment in the securities offered hereby are speculative and involve a high degree of
                                               risk and immediate substantial dilution. See
                                               "Risk Factors" and "Dilution."

Proposed NASDAQ Symbols(5)...................  Common Stock--AIOD
                                               Public Warrants--AIODW

Proposed BSE Symbols(5)......................  Common Stock--[      ]
                                               Public Warrants--[         ]

------------------------

(1) Does not include (i) 246,000 shares of Common Stock reserved for future issuance under the Company's 1996 Stock Option Plan; (ii) 254,000 shares of Common Stock reserved for issuance upon exercise of stock options granted under the 1996 Stock Option Plan; (iii) 1,050,000 shares of Common Stock reserved for issuance upon exercise of outstanding warrants to purchase Common Stock; (iv) 70,000 shares of Common Stock reserved for issuance upon exercise of the Underwriters' Warrant; (v) 30,000 shares of Common Stock reserved for issuance upon exercise of Public Warrants issuable upon exercise of the Underwriters' Warrant; and (vi) 300,000 shares of Common Stock reserved for issuance upon exercise of the Public Warrants.

(2) Does not include 105,000 additional shares of Common Stock or 45,000 Public Warrants issuable upon exercise of the Underwriters' over-allotment option. See "Underwriting."

(3) Includes 400,000 common stock purchase warrants issued pursuant to a consulting agreement and 250,000 common stock purchase warrants issued pursuant to a private placement of the Company's securities, all of which warrants shall have the same exercise price and other terms and provisions of the Public Warrants upon the closing of the Offering. Does not include
    (i) 550,000 common stock purchase warrants issued to consultants; or (ii) 100,000 common stock purchase warrants issued to employees.

(4) After deducting expenses of this Offering payable by the Company estimated at $781,000 (inclusive of commissions and underwriting discounts and assuming no exercise of the Underwriters' over-allotment option).

(5) Although the Company has applied for listing the Securities for quotation on the NASDAQ SmallCap Market and the Boston Stock Exchange ("BSE"), there can be no assurance that the Company's securities will be accepted for listing or that if listed it will be able to continue to meet the requirements for continued quotation, or that a public trading market will develop or that if such market develops, it will be sustained. See "Risk Factors--Lack of Prior Market for Securities,
    "--Possible Delisting of Securities from Nasdaq System; Risks Related to Low-Priced Stocks."

                         SUMMARY FINANCIAL INFORMATION

    The following table presents summary historical data of the Company for the years ended December 31, 1994 and 1995 and the period from inception to December 31, 1995, which have ben derived from the Company's audited financial statements and unaudited financial data for the ten months ended October 31, 1995 and 1996 and the period from inception to October 31, 1996, included elsewhere in this Prospectus. The Company was formed in November 1994 and did not begin to have revenue until 1996.

The information should be read in conjunction with "Management's Plan of Operation" and the Financial Statements and the related notes thereto.

                                                                                   TEN MONTHS ENDED OCTOBER 31,
                                                                                               1996
                                                YEARS ENDED DECEMBER 31    ---------------------------------------------
                                              ---------------------------                         PRO      PRO FORMA AS
                                                  1994          1995            ACTUAL         FORMA(1)    ADJUSTED(2)(3)
                                              ------------  -------------  -----------------  -----------  -------------

SUMMARY BALANCE SHEET DATA

Working capital (deficit)...................  $    224,543  $     (33,590)    $   (45,503)     $  (6,353)   $ 2,704,788

Total assets................................  $    242,439  $     356,738     $   795,438      $ 834,588    $ 3,498,017

Total liabilities...........................  $     12,488  $     363,949     $   472,416      $ 469,916    $   384,795

Shareholders' equity (deficit)..............  $    229,951  $      (7,211)    $   323,022      $ 364,672    $ 3,113,222

                                                                                                         CUMULATIVE FROM
                                             YEARS ENDED DECEMBER 31     TEN MONTHS-ENDED OCTOBER 31,     INCEPTION TO
                                            --------------------------  -------------------------------    OCTOBER 31,
                                                1994          1995          1995            1996              1996
                                            ------------  ------------  ------------  -----------------  ---------------

SUMMARY INCOME STATEMENT DATA

SALES                                                                                   $     218,789     $     218,789

Cost of sales.............................                                                   (158,426)         (158,426)

Gross Profit..............................                                                     60,363            60,363

Research and Development..................  $    (14,988) $   (233,073) $   (206,957)        (137,522)         (385,583)

General and Administrative................        (5,171)     (294,089)     (226,573)       (1,157,101 )     (1,456,361 )

Income (loss) from operations.............       (20,159)     (527,162)     (433,530)       (1,234,260 )     (1,781,581 )

Interest expenses.........................                                                    (168,055 )       (168,055 )

Extraordinary benefit from forgiveness of
 indebtedness.............................                                                      75,028           75,028

Net income (loss).........................  $    (20,159) $   (567,162) $   (433,530) $     (1,287,287 ) $   (1,874,608 )

Weighted average shares outstanding.......     1,144,579     1,398,597     1,162,525         2,262,634        1,762,587

Net income (loss) per Common..............  $       (.02) $       (.41) $       (.37) $           (.57 ) $        (1.06 )

------------------------

(1) Reflects the conversion of accounts payable of $2,500 into 25,000 shares of Common Stock and the issuance of 15,000 shares of Common Stock and 7,500 warrants for net proceeds of $39,150 in conjunction with the sale of the final 1.5 units of the private placement occurring after October 31, 1996 but prior to the date of this Prospectus.

(2) Reflects the pro forma adjustments referred to in footnote (1) and gives effect to the sale of 700,000 shares of Common Stock and 300,000 Public Warrants of the Company in the Offering at $5 per share, and $.10 per warrant, anticipated expenses of $781,000 and repayment of the note payable-- stockholder. See "Use of Proceeds".

(3) Does not include up to (a) 105,000 shares and 45,000 Public Warrants subject to issuance under the over-allotment option; (b) 70,000 shares and 30,000 Public Warrants subject to the Underwriters' Warrant; or (c) other outstanding options or warrants.

                                  RISK FACTORS

    THE SECURITIES OFFERED HEREBY ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK AND SUBSTANTIAL DILUTION AND SHOULD ONLY BE PURCHASED BY INVESTORS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. PROSPECTIVE INVESTORS, PRIOR TO MAKING AN INVESTMENT, SHOULD CAREFULLY CONSIDER THE FOLLOWING RISKS AND SPECULATIVE FACTORS, AS WELL AS OTHER INFORMATION SET FORTH ELSEWHERE IN THIS PROSPECTUS, ASSOCIATED WITH THIS OFFERING, INCLUDING THE INFORMATION CONTAINED IN THE FINANCIAL STATEMENTS HEREIN.

    DEVELOPMENT STAGE COMPANY; LIMITED REVENUES. The Company is a development stage company which was formed in November 1994 and which had an accumulated deficit of approximately $587,321 as of December 31, 1995 and $1,844,608 as of October 31, 1996. Potential investors should be aware that unanticipated problems, many of which may be beyond the Company's control, are commonly encountered by companies in the development stage. These include, but are not limited to, unexpected product development, marketing and customer support problems, increased competition, lack of credibility with customers and suppliers, and technical obsolescence. Further, the Company had no revenues prior to December 31, 1995 and has had limited revenues of approximately $218,789 for the ten month period ended October 31, 1996. There is no assurance that the Company will ever generate sufficient revenues to meet expenses or be profitable. See "Management's Discussion of Plan of Operations", "Business" and the Financial Statements hereto.

    SIGNIFICANT CAPITAL REQUIREMENTS; DEPENDENCE ON OFFERING PROCEEDS; POSSIBLE NEED FOR ADDITIONAL FINANCING. The Company's capital requirements in connection with the design, development and commercialization of its products have been and will continue to be significant. To date, the Company has been substantially dependent upon loans from its principal stockholders, as well as private placements of its debt and equity securities, to finance its working capital requirements. The Company is dependent on the proceeds of this Offering to commence full-scale marketing activities in connection with its products, to complete the development of additional product and software applications, and to fund the Company's working capital requirements. The Company anticipates, based on currently proposed plans and assumptions relating to its operations, that the proceeds of this Offering will be sufficient to satisfy its contemplated cash requirements for at least twelve months following the consummation of this Offering. In the event that the Company's plans change or prove to be inaccurate or if the proceeds of this Offering prove to be insufficient to fund operations, the Company could be required to seek additional financing sooner than currently anticipated or could be required to curtail its activities. The Company has no current arrangements with respect to, or sources of, additional financing, and there can be no assurance that existing stockholders will provide any portion of the Company's future financing requirements. There can be no assurance that any additional financing will be available to the Company on acceptable terms, or at all. Additional equity financing may involve substantial dilution to the interests of the Company's then existing stockholders. See "Use of Proceeds" and "Certain Transactions."

    BROAD DISCRETION IN APPLICATION OF PROCEEDS. Approximately $876,000 (31.9%) of the Offering proceeds have been allocated to working capital. In addition, management of the Company may adjust the application and allocation of the net proceeds of this Offering, including funds received upon exercise of the Underwriters' over-allotment option or the exercise of any Public Warrants, if such adjustment is determined to be in the best interests of the Company in order to address changed circumstances and opportunities. Furthermore, to the extent that the Company's expenditures are less than projected, the resulting balance will be retained and used for general working capital purposes. As a result of the foregoing, the success of the Company will be substantially dependent upon the judgment of the management of the Company with respect to the application and allocation of the net proceeds hereof. Pending use of such proceeds, the net proceeds of this Offering may be invested by the Company in interest-bearing accounts, or invested in government obligations, certificates of deposit or similar short-term, low-risk investments. See "Use of Proceeds."

    BENEFITS TO RELATED PARTIES. Certain persons who are officers, directors and/or principal shareholders of the Company will receive a portion of the Offering proceeds. David W. Clarke and Christine Clewes, directors and officers and principal shareholders of the Company, will be repaid an outstanding loan balance of approximately $85,000, plus accrued and unpaid interest, if any. Frank J. Mancini, a director and a shareholder, will be paid approximately $23,000 for consulting services, plus accrued and unpaid interest. In addition, the Company may use a portion of the proceeds of this Offering to pay salaries of its executive officers and fees to consultants and directors to the extent that cash flow from operations is insufficient for such purposes. See "Management--Employment Agreements," "--Consulting Agreements," "Use of Proceeds," and "Certain Transactions."

    TECHNOLOGICAL FACTORS; UNCERTAINTY OF PRODUCT DEVELOPMENT AND COMMERCIALIZATION. Although the Company has completed the development of the technological aspects of certain of its products, which it believes perform the principal functions for which they have been designed, the Company has only commenced limited commercialization of its products for a limited number of users. Accordingly, there can be no assurance that, upon widespread commercial use, if any, these products or other products currently being developed by the Company will satisfactorily perform the functions for which they have been designed or that they will operate satisfactorily. The Company intends to use a portion of the proceeds of this Offering in connection with product refinement and enhancement of existing products and the development of additional products. Product development, commercialization, and continued system refinement and enhancement efforts remain subject to all of the risks inherent in development of new products based on innovative technologies, including unanticipated delays, expenses, technical problems, or difficulties, as well as the possible insufficiency of funds to implement development efforts, which could result in abandonment or substantial change in product commercialization. The Company's success will be largely dependent upon its products meeting targeted cost and performance objectives of full production and the timely introduction of its products into the marketplace, among other things. There can be no assurance that the Company's products will satisfy current price or performance objectives, that unanticipated technical or other problems which would result in increased costs or material delays in introduction and commercialization will not occur, or that the Company's products will prove to be sufficiently reliable or durable under actual operating conditions or otherwise be commercially viable. Software and other technologies as complex as those incorporated into the Company's systems may contain errors which become apparent subsequent to widespread commercial use. Remedying such errors may delay the Company's plans and cause it to incur additional costs, or otherwise have a material adverse impact on the Company. See "Business--Products", "--Sales and Marketing" and "--Patents and Copyrights."

    CHANGES IN TECHNOLOGICAL CLIMATE. The high technology business in which the Company participates is characterized by rapidly changing technology and frequent new product introductions. The Company's success is dependent upon its ability to develop and market its products on a timely basis. There can be no assurance that the Company will be successful in developing or marketing such products to take advantage of the perceived demand for such products within the motor protection and electric utility industry. In addition, there can be no assurance that products or technologies developed by others will not render the Company's products or technologies non-competitive or obsolete. See "Business--Competition" and "--Sales and Marketing."

    UNCERTAINTY OF MARKET ACCEPTANCE. As is typical in the case of emerging and evolving markets, demand and market acceptance for newly introduced products and services is subject to a high level of uncertainty. The Company has not yet commenced significant marketing activities relating to product commercialization and currently has limited marketing experience and limited financial, personnel and other resources to undertake extensive marketing activities. Acceptance of the Company's products that are geared to the electric utility industry will involve retrofitting electric utility substations, which potential customers may be reluctant to do. Consequently, potential customers may elect to utilize other products with which they are familiar or which they believe to have more advantages over the Company's products, or may otherwise be reluctant to purchase the Company's products. Achieving market acceptance for the

Company's products will require substantial marketing efforts and expenditure of significant funds to create awareness and demand by potential customers as to the perceived benefits and distinctive characteristics of the Company's products. There can be no assurance that the Company will have available funds or other resources necessary to achieve such acceptance. See "Business--Sales and Marketing" and "--Competition."

    LIMITED MARKETING CAPABILITIES AND EXPERIENCE; DEPENDENCE UPON THIRD-PARTY RESELLERS. The Company has limited marketing experience and has conducted only limited marketing activities. The Company expects to continue to market directly to certain accounts and to market through a network of independent manufacturers' representatives and distributors. The Company's present manufacturers' representatives and distributors are not subject to minimum purchase requirements and can discontinue marketing the Company's products with minimum notice. There can be no assurance that the Company will be able to retain any of its present manufacturers' representatives or distributors, or expand its existing distribution network. Loss of any such persons or the inability to expand the existing distribution network could have a detrimental effect on the Company's ability to carry out its intended plan of operations.

    The Company, directly and through its independent sales network, also intends to establish a network of resellers, consisting primarily of value-added resellers ("VARS") and original equipment manufacturers ("OEMS") with established distribution channels to market the Company's products and to educate potential resellers to install and service its systems. The Company's prospects will be significantly affected by its ability to successfully develop relationships with VARS and OEMS and the marketing efforts of such resellers. While the Company believes that independent resellers with which it enters into such arrangements will have an economic motivation to market the Company's products, the time and resources devoted to these activities generally will be controlled by such entities and not by the Company. The Company will also be dependent upon such resellers to provide installation and support services. A decline in the financial prospects of particular resellers or of any of their customers, or inadequate installation and support services by resellers, could have an adverse effect on the Company. In addition, such resellers will likely market various product lines, including, in some cases, products directly competitive with the Company's products. There can be no assurance that the Company will be able, for financial or other reasons, to finalize any third-party distribution or marketing arrangements or that such arrangements, if finalized will result in commercialization of any of the Company's products. See "Business--Sales and Marketing."

    DEPENDENCE UPON THIRD-PARTY MANUFACTURERS. The Company intends to engage small contract manufacturers to supply its products, pursuant to purchase orders. There can be no assurance that its products can be manufactured reliably on a large-scale basis on commercially reasonable terms, or at all. The Company is substantially dependent on the ability of its third-party manufacturers to, among other things, meet the Company's design, performance and quality specifications.

    Failure by the Company's third-party manufacturers to comply with these and other requirements could have a material adverse effect on the Company. There can be no assurance that the Company's third-party manufacturers will dedicate sufficient production capacity to meet the Company's scheduled delivery requirements or that the Company's manufacturers will have sufficient production capacity to satisfy the Company's requirements during any period of sustained demand. Moreover, the electronics industry from time to time experiences short supplies of certain high demand components, which may adversely affect the Company's ability to meet its production schedules. Failure of manufacturers to meet production demands of the Company, or allocations in the supply of certain high demand components could adversely affect the Company's operations and ability to meet its own delivery schedules on a timely and competitive basis. There can be no assurance that if such problems develop at a time when the Company is just beginning to deliver its products to the commercial marketplace, the Company will be able to rectify such problems to avoid a material adverse effect on its intended plan of operations or financial results. See "Business--Manufacturing."

    NO PATENTS OR INTELLECTUAL PROPERTY REGISTRATION; POSSIBLE NON-EXCLUSIVITY OF TECHNOLOGY; POTENTIAL LEGAL ACTION. The Company has not yet applied for patents or copyrights on its products, nor has it applied for trademark registration for any of its products' names. Although the Company intends to initiate patent and intellectual property applications for registration, there can be no assurance as to the breadth or degree of protection which patents or copyrights, if any, may afford the Company; that any patent and intellectual property applications will result in issued patents or registered copyrights or trademarks; that the Company's patents, copyrights or trademarks will be upheld if challenged; or that competitors will not develop similar or superior methods or products outside the protection of any patent or copyright issued to the Company. Although the Company is not aware of the infringement of its technologies by third-parties, and does not believe (nor has any party asserted) that the Company's products infringe on the proprietary rights of others, it is possible that any future patent or intellectual property rights of the Company's may not be valid, or if valid, that infringement of such proprietary rights may occur. In the event the Company's products infringe patents, intellectual property rights or proprietary rights of others, the Company may be required to modify the design of its products, change the name of its products or obtain a license for certain technology. There can be no assurance that the Company will be able to do so in a timely manner, upon acceptable terms and conditions, or at all. Failure to do any of the foregoing could have a material adverse effect upon the Company. In addition, there can be no assurance that the Company will have the financial or other resources necessary to enforce or defend a patent infringement or proprietary rights violation action. Moreover, if the Company's products infringe patents, trademarks or proprietary rights of others, the Company could, under certain circumstances, become liable for damages, which also could have a material adverse effect on the Company.

    The Company also relies on confidentiality agreements with its directors, employees, consultants, and manufacturers and employs various methods to protect the source codes, concepts, ideas, proprietary know-how, and documentation of its proprietary technology. However, such methods may not afford complete protection, and there can be no assurance that others will not independently develop similar know-how or obtain access to the Company's know-how or software codes, concepts, ideas and documentation. See "Business--Patents and Copyrights."

    COMPETITION. The Company is introducing new high technology products into markets that are dominated by competitors which have a significant share of the market for microprocessor control relay products in electrical substations in the United States. Such current competitors have substantially greater financial, marketing and technical resources, more established manufacturing capability and distribution channels, stronger customer support organizations and greater name recognition than the Company. Such current or future competitors may develop competing technologies similar or more advanced than the Company's. There can be no assurance that the Company will be able to compete successfully in current or future markets. See "Business--Competition."

    DEPENDENCE ON KEY EXECUTIVES. The success of the Company is dependent on the services and efforts of its existing key management personnel. The loss of the services of one or more of its existing management personnel would have a material adverse effect on the Company's business. The Company currently maintains key-man life insurance policies on the lives of David W. Clarke, Christine Clewes, Steven D. Smith and Gregory C. Hamilton. The Company's success and plans for future growth will also depend on its ability to attract and retain additional qualified personnel. There is no assurance that the Company will be able to hire or retain such personnel in the future. See "Management."

    IMMEDIATE AND SUBSTANTIAL DILUTION. Upon completion of this Offering, the pro forma net tangible book value per share of the Common Stock, would be $.79, representing an immediate dilution of $4.21 of net tangible book value per share, or 84.2%, to the public investors and an increase of $.78 per share or 98.7% to existing shareholders. The exercise of the Public Warrants included in the Securities offered hereby will result in further dilution to the public investors. See "Dilution."

    NO DIVIDENDS ANTICIPATED. The Company does not intend to pay dividends in the foreseeable future. Any earnings which the Company may realize in the foreseeable future will be retained to finance the growth of the Company. See "Dividend Policy."

    NO PRIOR PUBLIC MARKET; ARBITRARY DETERMINATION OF OFFERING PRICES; POSSIBLE VOLATILITY OF SECURITIES. Prior to this Offering, there has been no public market for the Company's Securities. Accordingly, there can be no assurance that an active trading market will develop or, if developed, that it will be sustained upon the completion of this Offering or that the market prices of the Securities will not decline below the initial public offering prices. The initial public offering prices of the Securities and the terms of the Public Warrants have been arbitrarily determined by negotiations between the Company and the Underwriters and do not necessarily bear any relationship to the Company's assets, book value, net earnings, net sales or other established criteria of value, and should not be considered indicative of the actual value of the Securities. See "Underwriting." The stock market has, from time to time, experienced extreme price and volume fluctuations, which often have been unrelated to the operating performance of particular companies. Regulatory developments and economic and other external factors, as well as period-to-period fluctuations in financial results of the Company, may have a significant impact on market prices of the Securities.

    POTENTIAL ADVERSE EFFECT OF REDEMPTION OF PUBLIC WARRANTS. The Public Warrants are subject to redemption by the Company. Redemption of the Public Warrants could force the holders to exercise the Public Warrants and pay the exercise price at a time when it may be disadvantageous for the holders to do so, to sell the Public Warrants at the current market price when they might otherwise wish to hold the Public Warrants, or to accept the redemption price, which may be substantially less than the market value of the Public Warrants at the time of redemption. The holders of the Public Warrants will automatically forfeit their rights to purchase the shares of Common Stock issuable upon exercise of such Public Warrants unless the Public Warrants are exercised before they are redeemed. The holders of Public Warrants will not possess any rights as stockholders of the Company unless and until the Public Warrants are exercised. See "Description of Securities--Warrants."

    CURRENT PROSPECTUS AND STATE BLUE SKY REGISTRATION IN CONNECTION WITH EXERCISE OF PUBLIC WARRANTS. The Company will be able to issue shares of its Common Stock upon exercise of the Public Warrants only if there is a then current prospectus relating to the Common Stock issuable upon the exercise of the Public Warrants under an effective registration statement filed with the Commission and only if such Common Stock is then qualified for sale or exempt from qualification under applicable state securities laws of the jurisdictions in which the various holders of Public Warrants reside. Although the Company will use its best efforts to meet such requirements, there can be no assurance that the Company will be able to do so. The failure of the Company to meet such requirements may deprive the Public Warrants of any value and cause the resale or other disposition of Common Stock issued upon the exercise of the Public Warrants to become unlawful. See "Description of Securities."

    POSSIBLE ADVERSE IMPACT ON MARKET OF WARRANT EXERCISE. In the event of the exercise of a substantial number of Public Warrants within a reasonably short period of time after the right to exercise commences, the resulting increase in the amount of Common Stock of the Company in the trading market could substantially affect the market price of the Common Stock. See "Description of Securities--Warrants."

    POSSIBLE ADVERSE IMPACT OF UNDERWRITERS' WARRANT. In connection with the Offering, the Company will sell to the Underwriters, for nominal consideration, an Underwriters' Warrant exercisable for 70,000 shares of Common Stock at $6.00 per share and/or 30,000 Public Warrants at $.12 per warrant. The Underwriters' Warrant will be exercisable for a period of five years, commencing one year after the date of this Prospectus. The Underwriters' Warrant will not be redeemable by the Company. The holders of the Underwriters' Warrant will have the opportunity to profit from a rise in the market price of the Securities, if any, without assuming the risk of ownership. The Company may find it more difficult to raise additional equity capital if it should be needed for the business of the Company while the Underwriters' Warrant is outstanding. At any time when the holders thereof might be expected to exercise them, the Company would probably be able to obtain additional capital on terms more favorable than those provided by the Underwriters' Warrant.

    The Underwriters have "piggy back" and demand registration rights with respect to the Common Stock issuable upon exercise of the Underwriters' Warrant (and the Public Warrants issuable thereunder). Any future exercise of these registration rights may cause the Company to incur substantial expense and could impair the Company's ability to raise capital through the public sale of its securities. See "Dilution," "Shares Eligible for Future Sale" and "Underwriting."

    POSSIBLE DILUTIVE EFFECT OF OPTIONS AND WARRANTS AND ADVERSE EFFECT ON MARKET PRICE. No assurance can be given as to the effect, if any, that future sales of Common Stock, or the availability of shares of Common Stock for future sales, will have on the market price of the Common Stock from time to time. Sales of substantial amounts of Common Stock (including shares issued upon the exercise of warrants or stock options), or the possibility that such sales could occur, could adversely affect the market price of the Common Stock and could also impair the Company's ability to raise capital through an offering of its equity securities in the future. As of the date of this Prospectus, the Company granted options for 254,000 shares of Common Stock to various employees of the Company, 127,000 of which options are first exercisable commencing one year from their respective dates of grant (approximately July 1, 1997 to November 21, 1997), and the balance of which are exercisable incrementally over six months thereafter, all at an exercise price of $4.00 per share. Further, the Company issued a total of 100,000 common stock purchase warrants to two employees, which are exercisable at $5.50 per share commencing one year from the date of this Prospectus until September 26, 2001. The Company also issued common stock purchase warrants to consultants for an aggregate of 950,000 shares, 400,000 of which shall have the same terms as the Public Warrants offered hereby; 250,000 of which are exercisable at $4.00 per share commencing June 1, 1998 until June 1, 2002, and 300,000 of which are exercisable at $5.50 per share commencing June 1, 1998 until June 1, 2002. In addition, the Company issued 250,000 common stock purchase warrants to private placement investors which shall have the same exercise price and terms as the Public Warrants offered hereby. Further, in connection with this Offering, the Company will issue to the Underwriters an Underwriters' Warrant entitling the Underwriters, for four years commencing one year from the date of this Prospectus to purchase, for $6.00 per share, 70,000 shares of the Company's Common Stock and/or 30,000 Public Warrants at a purchase price of $.12 per warrant. The issuance of any additional shares by the Company in the future may result in a reduction of the book value or market price of the then outstanding Common Stock. For the life of the Underwriters' Warrants, the Public Warrants, non-public warrants and options, the holders thereof are given the opportunity to profit from a rise in the market price of the Common Stock. Any rise in the market price of the Common Stock may encourage the holders to exercise such warrants or options, which may result in a dilution of the interests of other stockholders. As a result, the Company may find it more difficult to raise additional equity capital if it should be needed for the business of the Company while such warrants and options are outstanding. See "Description of Securities."

    SHARES ELIGIBLE FOR FUTURE SALE. Sale of a substantial number of shares of the Common Stock in the public market following this Offering could materially adversely affect the market price of the Common Stock. In addition to the Common Stock offered hereby, (i) approximately 799,000 shares of Common Stock and (ii) 650,000 Public Warrants which are being registered for the account of Selling Securityholders, will be available for sale in the public market commencing 13 months after the date of this Prospectus unless released earlier by the Underwriters, (iii) approximately 200,000 shares of Common Stock being registered for the account of Selling Securityholders, will be available for sale in the public market commencing 24 months after the date of this Prospectus unless released earlier by the Representative, and (iv) approximately 433,989 additional shares of Common Stock will be available for sale in the public market commencing 18 months after the effective date of a post-effective amendment to the

Company's registration statement for a secondary offering of its securities by certain securityholders, unless released earlier by the Representative. See "Shares Eligible For Future Sale."

    Each of the Company's directors and officers, and certain shareholders (in addition to those referenced in the preceding paragraph), holding a total of 1,260,574 shares of Common Stock and warrants and options to acquire another 322,000 shares of Common Stock, have agreed not to publicly offer, sell or otherwise dispose of any Common Stock for a period of 24 months after the date of this Prospectus without the prior written consent of the Underwriters. Of such shares, 673,646 would, but for the lock-up, be available for sale as of the date of this Prospectus, subject to certain volume limitations and other requirements of Rule 144 under the Securities Act of 1933, as amended (the "1933 Act"), and of which another 53,414 shares would be eligible for sale under Rule 144 within six months of the date of this Prospectus. Future sales of substantial amounts of Common Stock, or the potential for such sales, could adversely affect prevailing market prices. See "Shares Eligible For Future Sale."

    POSSIBLE RESTRICTIONS ON MARKET MAKING ACTIVITIES IN THE
SECURITIES. Although they have no legal obligation to do so, the Underwriters from time to time may act as market makers and otherwise effect transactions in the Securities. Unless granted an exemption by the Commission from Rule 10b-6 under the Exchange Act, the Underwriters will be prohibited from engaging in any market making activities or solicited brokerage activities with respect to the Securities for the period from nine business days prior to any solicitation of the exercise of any Warrant or nine business days prior to the exercise of any Warrant based on a prior solicitation until the later of the termination of such solicitation activity or the termination (by waiver or otherwise) of any right the Underwriters may have to receive such a fee for the exercise of the Warrants following such solicitation. As a result, the Underwriters may be unable to continue to provide a market for the Securities during certain periods while the Warrants are exercisable. The prices and liquidity of the Securities may be adversely affected by the cessation of the Underwriters' market making activities.

    POSSIBLE DELISTING OF SECURITIES. Prior to this Offering, there has been no established trading market for the Company's Securities and there is no assurance that a trading market for such Securities will develop after the completion of this Offering. If a trading market does in fact develop for the Securities offered hereby, there can be no assurance that it will be sustained. Trading in such Securities is subject to official notice of issuance that the Common Stock and the Public Warrants have been approved for trading on the NASDAQ SmallCap Market and the BSE. If the listings are approved, the continued trading of the Common Stock and the Public Warrants on the NASDAQ SmallCap Market and the BSE is conditioned upon the Company meeting certain criteria. NASDAQ has approved rules increasing listing and maintenance criteria for the NASDAQ SmallCap Market. If the new rules are enacted, it will be more difficult for the Company to maintain its listing on the NASDAQ SmallCap Market. If the Company fails to meet any of these criteria, the Common Stock and/or the Public Warrants could be delisted from trading on the NASDAQ SmallCap Market or the BSE, which delisting could materially adversely affect the trading market for the Common Stock and/or the Public Warrants. There can be no assurance that the Securities will not be delisted. See "Underwriting."

    PENNY STOCK REGULATION. In the event the Common Stock is delisted from trading on NASDAQ SmallCap Market and the trading price of the Common Stock is less than $5.00 per share, trading in the Common Stock would also be subject to the requirements of Rule 15g-9 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Under such rule, broker/dealers who recommend such low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements, including a requirement that they make an individualized written suitability determination for the purchaser and receive the purchaser's written consent prior to the transaction. The Securities Enforcement Remedies and Penny Stock Reform Act of 1990 also require additional disclosure in connection with any trades involving a stock defined as a "penny stock" (generally, according to recent regulations adopted by the Securities and Exchange Commission (the "Commission"), any non-NASDAQ equity security that has a market price of less than $5.00 per share, subject to certain exceptions), including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith. Such requirements could severely limit the market liquidity of the Common Stock and the ability of purchasers in this Offering to sell their securities in the secondary market. There can be no assurance that the Common Stock will not be treated as a penny stock.

    LIMITED EXPERIENCE OF THE REPRESENTATIVE. The Representative has engaged in a very limited number of public offering activities. There can be no assurance that the Representative's lack of public offering experience will not affect its ability to close this Offering or the subsequent development of a trading market, if any. See "Underwriting."

    ANTI-TAKEOVER EFFECT. Certain provisions of the Certificate of Incorporation of the Company and Delaware law may deter or frustrate takeovers of the Company. The Company is authorized to issue 5,000,000 shares of preferred stock in one or more series, having terms fixed by the Board of Directors without shareholder vote, including voting, dividend or liquidation rights that could be greater than or senior to the rights of holders of Common Stock. Issuance of these shares could also be used as an anti-takeover device. The Company has no current intentions or plans to issue any such preferred stock. See "Description of Securities--Anti-Takeover Provisions of Delaware Law; Certain Provisions in Certificate of Incorporation."

                                USE OF PROCEEDS

    The net proceeds to the Company from the sale of the 700,000 shares of Common Stock and 300,000 Public Warrants offered hereby (after deducting underwriting discounts and commissions and other expenses of the Offering) are estimated to be $2,749,000 ($3,209,665 if the Underwriters' over-allotment option is exercised in full). See "Underwriting." The Company expects such funds to be utilized over the next twelve months approximately as follows:

                                                                                                      APPROXIMATE
                                                                                                       PERCENTAGE
                                                                                       APPROXIMATE         OF
APPLICATION OF PROCEEDS                                                               DOLLAR AMOUNT   NET PROCEEDS
------------------------------------------------------------------------------------  --------------  ------------
Product Development and Engineering(1)..............................................   $    900,000         32.7%
Advertising, Marketing and Promotion(2).............................................        540,000         19.7%
Capital Expenditures(3).............................................................        325,000         11.8%
Repayment of Stockholder Loan and Consulting Fees(4)................................        108,000          3.9%
Working Capital.....................................................................        876,000         31.9%
                                                                                      --------------  ------------
      TOTAL.........................................................................   $  2,749,000        100.0%
                                                                                      --------------  ------------
                                                                                      --------------  ------------

------------------------

(1) Includes costs associated with development of new product lines proposed to be offered by the Company, including payment of salaries, costs and fees for engineers and materials to be incorporated as part of the Company's products. Also includes costs associated with development of operating software for enhancement of existing products and implementing new products.

(2) Represents anticipated costs associated with advertising and promotion, including trade shows and trade publications.

(3) Represents anticipated costs associated with purchasing equipment, including computer hardware and engineering equipment.

(4) Represents repayment of existing loan of approximately $85,000 to David W. Clarke and Christine Clewes, officers, directors and principal shareholders of the Company and payment of consulting fees of approximately $23,000 to Frank J. Mancini, a director and shareholder of the Company. See "Certain Transactions."

    The foregoing represents the Company's current estimate of the allocation of the net proceeds of the Offering based upon certain assumptions relating to the costs associated with the implementation of the

Company's proposed business operations. Future events, including problems, delays, expenses and complications frequently encountered by companies which seek to develop new technologies or establish new services or introduce services to a new market, as well as changes in economic conditions, regulatory or competitive conditions, and the success of the Company's marketing activities, may make shifts in the allocation of funds necessary or desirable. There can be no assurance that the Company's estimates will prove to be accurate or that unforeseen expenses will not be incurred.

    The Company believes that the net proceeds of this Offering will satisfy the Company's capital requirements for at least twelve months. During those twelve months, the Company's efforts will be directed at developing and implementing its proposed business operations.

    Prior to expenditures, the net proceeds of this Offering will be invested principally in high grade short-term interest-bearing investments. Any proceeds received upon exercise of the over-allotment option or any of the Company's Warrants will be used for working capital.

                                    DILUTION

    The pro forma net tangible book value of the Company at October 31, 1996 was $33,779 or $.01, per share of Common Stock. Net tangible book value per share is determined by dividing the net tangible book value of the Company (total tangible assets less total liabilities) by the number of shares of Common Stock outstanding. After giving effect to the receipt of net proceeds from the sale of the shares offered hereby, the pro forma as adjusted net tangible book value of the Company at October 31, 1996, would have been $2,782,329 or $.79 per share of Common Stock, representing an immediate dilution of $4.21 (or approximately 84.2%) per share to the public investors. The following table illustrates the per share dilution:

Initial public offering price per share.......................................             $    5.00
Pro forma net tangible book value per share before Offering(1)................  $     .01
Increase in pro forma net tangible book value per share attributable to public
  investors...................................................................        .78
Pro forma as adjusted net tangible book value per share after
  Offering(2)(3)..............................................................                   .79
                                                                                           ---------
Dilution per share to public investors........................................             $    4.21
                                                                                           ---------
                                                                                           ---------

    The following table sets forth, as of the date of this Prospectus, the number of shares of Common Stock purchased, the percentage of total shares purchased, the total consideration paid, the percentage of total consideration paid and the average price per share paid by the existing stockholders of the Company and the investors in this Offering:

                                                 SHARES PURCHASED         TOTAL CONSIDERATION
                                              -----------------------  -------------------------   AVERAGE PRICE
                                                NUMBER    PERCENTAGE      AMOUNT     PERCENTAGE      PER SHARE
                                              ----------  -----------  ------------  -----------  ---------------
Existing Stockholder(1).....................   2,799,786       80.0%   $  2,549,999       42.1%      $     .91
Public Investors(3)(4)......................     700,000       20.0%   $  3,500,000       57.9%      $    5.00
                                              ----------  -----------  ------------  -----------
Total.......................................   3,499,786      100.0%   $  6,049,999      100.0%
                                              ----------  -----------  ------------  -----------

------------------------

(1) Reflects the conversion of accounts payable of $2,500 into 25,000 shares of common stock and the issuance of 15,000 shares of common stock and 7,500 warrants for net proceeds of $39,150 in conjunction with the sale of the final 1.5 units of the private placement occurring after October 31, 1996 but prior to the date of this Prospectus.

(2) Does not include up to (a) 105,000 shares and 45,000 Public Warrants subject to issuance under the over-allotment option; (b) 70,000 shares and 30,000 Public Warrants subject to the Underwriters' Warrant; or (c) other outstanding options or warrants. To the extent that any warrants or options are exercised, there may be further dilution to the public investors.

(3) In the event that the Underwriters exercise their over-allotment option in full, the pro forma as adjusted net tangible book value after this Offering would be $.90 per share which would result in an immediate dilution of $4.10 to the public investors.

(4) Allocates no value to the Public Warrants offered hereby.

                                 CAPITALIZATION

    The following table sets forth the debt and capitalization of the Company at October 31, 1996, and as adjusted to give effect to the sale of 700,000 shares of Common Stock and 300,000 Public Warrants by the Company in the Offering at $5.00, per share and $.10, per Public Warrant and the application of the net proceeds therefrom. This information should be read in conjunction with the financial statements and the notes thereto, as well as "Summary Financial Information," appearing elsewhere in this Prospectus.

                                                                                  OCTOBER 31, 1996
                                                                   ----------------------------------------------
                                                                                                    PRO FORMA
                                                                                                        AS
                                                                      ACTUAL      PRO FORMA(1)    ADJUSTED(2)(3)
                                                                   -------------  -------------  ----------------
Note payable--stockholders.......................................  $      85,121  $      85,121
                                                                   -------------  -------------
Stockholders' Equity
Preferred Stock, $.01 par value; authorized: 5,000,000 shares;
  issued and outstanding: none
Common Stock, $.01 par value; authorized: 15,000,000 shares;
  issued and outstanding: 2,759,786 actual, 2,799,786 pro forma,
  and 3,499,786 pro forma as adjusted............................         20,764         21,164   $       28,164
Additional paid-in capital.......................................      2,192,977      2,234,227        4,975,777
Deficit accumulated during the development stage.................     (1,874,608)    (1,874,608)      (1,874,608)
Prepaid rent.....................................................        (16,111)       (16,111)         (16,111)
                                                                   -------------  -------------  ----------------
      Total Stockholders' Equity.................................  $     323,022  $     364,672   $    3,113,222
                                                                   -------------  -------------  ----------------
                                                                   -------------  -------------  ----------------
      Total Capitalization.......................................  $     408,143  $     449,793   $    3,113,222
                                                                   -------------  -------------  ----------------
                                                                   -------------  -------------  ----------------

------------------------

(1) Reflects the conversion of accounts payable of $2,500 into 25,000 shares of Common Stock and the issuance of 15,000 shares of common stock and 7,500 warrants for net proceeds of $39,150 in conjunction with the sale of the final 1.5 units of the private placement occurring after October 31, 1996 but prior to the date of this Prospectus.

(2) Reflects the pro forma adjustments referred to in footnote (1) and gives effect to the sale of 700,000 shares of Common Stock and 300,000 Public Warrants of the Company in the Offering at $5 per share, and $.10 per warrant, anticipated expenses of $781,000 (See "Use of Proceeds") and repayment of the note payable--stockholder.

(3) Does not include up to (a) 105,000 shares and 45,000 Public Warrants subject to issuance under the overallotment option; (b) 70,000 shares and 30,000 Public Warrants subject to the Underwriters' Warrant; or (c) other outstanding options or warrants.

                                DIVIDEND POLICY

    The Company does not anticipate paying any dividends on its Common Stock in the foreseeable future. Any earnings which the Company may realize in the foreseeable future will be retained to finance the growth of the Company. Future dividend policy will depend upon the Company's earnings, capital requirements, financial condition and other factors considered relevant by the Company's Board of Directors. See "Description of Securities."

                 MANAGEMENT'S DISCUSSION OF PLAN OF OPERATIONS

    THE FOLLOWING DISCUSSION OF THE COMPANY'S PLAN OF OPERATIONS SHOULD BE READ IN CONJUNCTION WITH THE COMPANY'S FINANCIAL STATEMENTS AND NOTES THERETO INCLUDED ELSEWHERE IN THIS PROSPECTUS. THIS DISCUSSION CONTAINS FORWARD LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. THE COMPANY'S ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THE RESULTS DISCUSSED IN THE FORWARD LOOKING STATEMENTS. FACTORS THAT MIGHT CAUSE SUCH A DIFFERENCE INCLUDE BUT ARE NOT LIMITED TO THOSE DISCUSSED IN "RISK FACTORS."

OVERVIEW

    The Company was incorporated in 1994 for the purpose of engaging in the development, production and marketing of protection relays for heavy industry and electric utilities worldwide. The Company's initial products which are currently being marketed commercially are the CMPR2, a motor protection relay developed to protect medium to large motors, and Solaris, a feeder protection relay designed to protect industrial equipment and utility substations. Solaris has recently finished beta testing and is being marketed; however, Research and Development will continue to enhance the Solaris with features that the market has requested.

    From inception to the present, the Company's operating activities have related primarily to recruiting personnel, raising capital, purchasing operating assets and performing research and development.

    The Company's strategy is to develop products for heavy industry that are price competitive and have a definite edge over competitor's products both in performance and features. The Company plans on introducing four new protection relay products by the end of the first quarter 1997. With these additional products, the Company will have a complete range of relay products for heavy industry and power utilities. Each new relay is more unique and has a wider potential customer base than its predecessor. The final product in the Solaris protection relays, NOVA, is expected to outperform existing products and provide a range of substation protection features that have never previously been available in the electric power utility industry. The Company is in the process of applying for a patent on NOVA, however, there is no guarantee that a patent will be awarded.

RESULTS OF OPERATIONS

    OPERATING EXPENSES: The Company is a development stage company and, as a result, operating expenses have grown to about $160,000 per month as of October 1996. The increase resulted from the hiring of additional engineering personnel and development costs incurred in connection with outside engineering consultants. The Company believes that continued expansion of operations is essential to achieving and maintaining market leadership.

    In order to meet its cash requirements until the consummation of this Offering, the Company arranged for factoring of its accounts receivable. Under a factoring agreement between the Company and certain shareholders of the Company (none of which is an officer, director or principal shareholder of the Company), the Company agreed to sell its accounts receivable at a 6% discount, plus pay interest on the outstanding balance at the rate of 1% per month. The maximum amount available to the Company under the factoring agreement is $425,000, of which as at December 1, 1996, approximately $60,000 was advanced.

    The Company believes that the foregoing arrangements will allow the Company to have cash available to meet its operating expenses, including inventory requirements, until the closing of this Offering.

    RESEARCH AND DEVELOPMENT: Research and development expenses consist primarily of salaries and consulting fees to support technological product development. Costs of software to be sold, incurred after technological feasibility has been established and until it is available for general release, are capitalized. Salaries and other material costs are expensed. The Company believes that continuous development will occur for new products and plans to add up to five new engineers to replace consultants which the Company believes will be more cost efficient.

    SALES AND MARKETING: Sales and marketing expenses, which currently represent less than 10% of expenses, will grow as more products are developed. The Company currently develops its own marketing materials in-house to save costs; however, since the Company is planning to penetrate a global market place, the Company expects these costs to increase at a faster rate than other costs.

INCOME TAXES

    As of December 31, 1995, the Company had federal net operating loss carry forwards of approximately $100,000. This net operating loss can be carried forward for fifteen years to offset future taxable income. For the ten months ended October 31, 1996, the additional net operating loss will be approximately $1,600,000 which also can be used to offset income in future years for tax purposes.

FACTORS AFFECTING OPERATING RESULTS

    As a result of the Company's limited operating history, the Company does not have historical financial data for a significant number of periods on which to base planned operating expenses. Additionally, the Company has not yet generated enough revenue to become profitable on a month-to-month basis. Accordingly, the Company's expense levels are based entirely on its expectations as to future revenues and to a large extent are variable. The Company has in the past used outside independent contractors to support its limited number of development personnel. However, the Company found that development schedules were difficult to control and the Company experienced unanticipated development cost overruns. The Company plans to hire additional personnel and to fund internal research and development at a level sufficient to meet the Company's planned introduction of new products. Additionally, the Company plans to increase its sales and marketing expenses to increase potential customer awareness of its products. The Company currently has 18 employees and anticipates hiring approximately another 18 employees within twelve months from the date of this Prospectus.

    The Company distributes its products to customers directly and through independent manufactures' representatives and distributors. The Company anticipates that its largest customer base will be OEMS; however, the Company is just beginning to exploit the OEM market and it is uncertain whether the Company can timely supply products in the quantities that OEMS may require.

    The Company is dependent on and intends to use the proceeds of this Offering to implement its proposed expansion. The Company anticipates, based on currently proposed plans and assumptions relating to its operations (including the costs associated with, and the timetable for, its proposed expansion), that the proceeds of this Offering, together with projected cash flow from operations, will be sufficient to satisfy its contemplated cash requirements for at least twelve months following the successful consummation of this Offering.

    The Company expects to experience significant fluctuations to future quarterly operating results that may be caused by many factors, including demand for the Company's products, introduction of new technological developments, the introduction, enhancement and market acceptance of new and existing products, the introductions of competing products, and general economic conditions. Further, the Company's products have long sales cycles. Occasionally, a product may be evaluated by customers for a period of time, after which the Company may be required to modify the product to meet the customer's needs, after which the product is evaluated again prior to a purchase order being issued. Payment for foreign sales is normally net 60 days and net 30 days for domestic sales. The Company anticipates that a significant portion of its business will come from foreign sales. As a result, the Company believes that period-to-period comparisons of its results of operations will not necessarily be meaningful and should not be relied upon as any indication of future performance.

LIQUIDITY AND CAPITAL RESOURCES:

    To date, the Company has primarily financed its operations through private sales of equity and debt securities as well as loans and capital contributions by stockholders.

    From December 1994 to December 1995, the Company raised in the aggregate $580,000 through the sale of Common Stock. On June 3, 1995 certain stockholders advanced $122,154 to the Company which has been partially repaid leaving a balance at October 31, 1996 of $85,121. During January to April of 1996 a stockholder advanced the Company $60,840 which was subsequently converted to 64,994 shares of Common Stock. During January to April of 1996, the Company borrowed an aggregate of $178,087, which principal amount plus interest totaling $190,703 was converted to 203,726 shares of Common Stock. During March to May the Company sold convertible debentures for net proceeds of $54,980. These were converted to 25,331 shares of Common Stock effective July 1, 1996. On May 15, 1996 the Company completed a bridge financing of $250,000 which was repaid from proceeds of a subsequent private placement. Starting in June 1996 through November 15, 1996, the Company conducted a private placement in which the Company sold 50 units resulting in net proceeds of $1,305,000 after payments to the placement agent. See "Certain Transactions."

    The Company has generated limited revenues from the sale of CMPR2 motor protection relays to U.S. Steel. This product is currently being modified for the customer, and the Company expects additional orders from U.S. Steel in the near future upon that company's satisfactory evaluation of the modified unit.

    The Company is now shipping its second product, Solaris (a feeder protection relay), on a limited basis. An initial order, shipped in October, generated approximately $20,000 in November 1996 from the Company's factoring arrangement. A second order for 125 units to South Africa was also factored and the Company received approximately $40,000 in November 1996 and expects to receive an additional $40,000 to $50,000 in December 1996 through factoring the receivable for those 125 units.

    Currently the Company has an agreement with Phasetronics, Inc., which markets motor protection products under the label "Motortronics." Under this OEM agreement, the Company has agreed to supply CMPR and CMPR2 motor protection relays to Phasetronics during a term of two years, commencing February 1996. To date, the Company has shipped 10 units under this agreement and has received a purchase order from Phasetronics for 100 additional units, 15 of which are scheduled for delivery in December 1996 and 15 of which are scheduled for delivery in January 1997. Delivery of the 70 remaining units remains to be scheduled. The Company anticipates gross proceeds of approximately $30,000 for the December and January deliveries, which again the Company anticipates factoring.

    Prior to the closing of this Offering, the Company expects to utilize its line of credit under the factoring agreement in order to generate cash. The Company believes that the net proceeds from this Offering, together with available funds will be sufficient to meet its anticipated needs for working capital, capital expenditures, new research and development, and increased engineering staff for at least the next 12 months. Thereafter, sales from products that have been developed in 1996 is expected provide sufficient cash or provide the basis for conventional bank financing for growth of accounts receivable and inventory.

PROPOSED ACCOUNTING STANDARDS

    On June 14, 1996, the American Institute of Certified Public Accountants issued an exposure draft of a Statement of Position on Software Revenue Recognition which may require the Company to change their method of recognizing revenue. As of the date of this Registration Statement, the American Institute of Certified Public Accountants has not proposed an effective date for this Statement of Position and the Company has not analyzed or determined the effect, if any, which may result. Management of the Company does not believe there will be a material effect of such change and any change would be charged to operations.

                                    BUSINESS

GENERAL

    Apollo International of Delaware, Inc. (the "Company") is a development stage company formed in Delaware in November, 1994 with its principal place of business located in Apollo Beach, Florida. The Company's objective is to integrate new computer and fiber optics technologies into electric power protection and control products for industry and electric utilities. The Company is developing concurrently two product lines, the first of which (designated as "CMPR" products) is designed to monitor motors used by industrial users, and the second of which (designated as "SOLARIS" or "NOVA" products), is designed to monitor electric power transmission for industrial users and electric utilities. The target market for the motor protection and control product line is industrial end users such as steel mills, mining operations, pulp and paper mills, and petrochemical companies. The NOVA product line is designed for the utility substation marketplace which includes, public and investor owned utilities, cogeneration facilities, and large industrial users who operate their own electric power substations. The following discussion contains forward looking statements that involve risks and uncertainties. The Company's actual results may differ materially from the results discussed in the forward looking statements. Factors that might cause such a difference include, but are not limited to, those discussed in "Risk Factors."

PRODUCTS

    THE CONTROL AND MOTOR PROTECTION RELAYS (CMPR).

    The CMPR products are motor protection relays designed for the medium to heavy industrial electric motor market. The CMPR is a hardware and software package designed to provide a high level of protection to expensive electric motors used throughout heavy industries such as mining operations, chemical and petrochemical, steel mills, and paper manufacturing facilities. The CMPR, which is attached to a motor directly or indirectly through a circuit breaker, is a digital protection device (relay) similar to a circuit breaker that monitors the motor and either shuts down the motor or sets off an alarm upon detection of irregularities such as shorts to ground, loss of a phase of power, overheating, failing gears, or an unbalanced rotor. The CMPR offers an advantage over other types of motor protection devices because it contains its own "intelligence" and as such is not required to communicate with any other "off-site" device for instructions before making the decision to shut down a motor, sound an alarm, or do nothing. The motor relays currently used by industry are not self-contained, stand alone products and must communicate with another device before reacting to a problem, thus requiring greater reaction time than the Company's CMPR relays.

    The Company is currently marketing the CMPR2 relay which is designed to protect motors with a minimum of 5000 horsepower. The Company has shipped 53 units as of October 31, 1996. The Company has purchase orders for 100 units from an existing customer, verbal purchase orders for 3 units and a commitment to purchase a minimum of 24 units from an existing customer (pending the approval of a specially modified unit now being tested by the customer). The Company expects to begin shipments of these orders in December 1996. The Company also has delivered a number of units for evaulation by potential customers and expects satisfactory testing to result in additional orders.

    The motor protection and control products share a common technology and the Company anticipates developing and marketing variations of the CMPR2 offering varying degrees of motor protection (i.e., monitoring voltage, ground current, motor temperature) and/or control (i.e., starting up and shutting down the motors), depending on the types of motors and needs of potential customers. Under current development and testing is the CMPR1 relay product which is designed for small to medium motors with horsepower ranging from 100 HP to 5,000 HP. The CMPR1 products are versions of the CMPR2 in a streamlined package with fewer features selling at a lower price. Management believes that the market is substantially larger for the CMPR1 than for the CMPR2 due to the larger number of lower horsepower motors used in industry. The Company expects to release the first of such products in the first quarter of 1997. The Company also has in development another variation of the CMPR2 which is designed for motors which require more control features than motor protection features. The Company anticipates that this product will be ready for beta testing (a test on a customer's site under normal operating conditions) in the first quarter of 1997.

    THE NOVA PRODUCT FAMILY

    The NOVA product line is a family of feeder breaker relays that are designed to provide protection and control for both electric power utility substations and heavy industrial facilities operating their own substations. The Company believes NOVA's unique design will perform more rapidly than existing products and provide a range of substation protection features that previously have not been available in the Company's target markets. Ultimately, the NOVA products will be self-contained, stand alone devices (i.e., act independently with their own intelligence without having to communicate with a remote or off-site device for instruction) that monitor and send communications regarding irregularities in power transmission (i.e., loss of electric power from a transformer, an imbalance in power, shorts to ground, etc.). The NOVA feeder breaker relays will be installed in electric power substations (which contain transformers and breakers). A transformer is a device that transforms variations of electric current into variations of voltage and current and sends power to different locations over several feeder lines, which, in turn, pass through other, smaller down-stream substations, where power is eventually disseminated to final destinations such as hospitals, office buildings, industrial plants and residential areas. On each such feeder line is a feeder breaker to which relays are attached. The relays tell the breaker to open or shut in response to irregularities in power transmission. The relays currently used by electric power utilities (and industries that have their own electric power substations) do not have their own "intelligence" and therefore must first communicate with a remote terminal unit ("RTU") or a programmable logic controller ("PLC") before reacting. The RTU/PLC contains the information necessary to analyze the problem, make a decision and transmit that decision to the relay, which then reacts by either shutting off or opening up the breaker. On the other hand, NOVA relays are designed to contain their own intelligence and therefore can respond more quickly to a problem.

    The Company is initially developing three models of its NOVA line. The first model "Solaris", is designed primarily for use by heavy industry. Solaris is a solid state digital tripping device for large industrial breakers. It can be programmed to trip the breaker under certain conditions or to send an alarm under other circumstances. The Company anticipates that the Solaris will benefit major industrial operations where there is a multitude of motor-operated equipment (i.e., conveyor belts, paint stations, robotics, machinery), which may be synchronized and where precise monitoring of motor functions is critical. When the Solaris trips a breaker, the breaker must be manually reclosed and therefore this version of Solaris is not useable in electric utility substations. Adding automatic reclosure capability requires more extensive software and more heavy duty connectors. The Company is currently marketing Solaris. It has sold 27 such units as of October 31, 1996 and has firm orders for 125 units to be delivered in November/ December 1996 and a purchase order for 125 units per month to begin in January 1997. The Company has also received contracts for the purchase of additional units from distributors in Taiwan and Brazil.

    In development is another, more sophisticated version of Solaris which is expected to be beta tested during February 1997 and, subject to successful testing, commercially marketed during April 1997. This second model is designed for the electric power utility industry and has automatic reclosure capability when tripped. This second model of the Solaris will contain more information than current feeder breaker relays, but will still communicate with the RTU or PLC. However, it will provide more information to the RTU/PLC, thereby shortening processing and response time by the RTU/PLC.

    The Company's flagship product will be the third, most sophisticated version of feeder breaker relays in the NOVA family and its development is scheduled to commence during the first quarter of 1997. This NOVA design is expected to perform more rapidly than existing products and provide a range of substation control features that have never previously been available in the electric power utility industry. Each feeder breaker relay will be self contained, having its own intelligence and ability to react independently of an RTU/PLC, thus rendering the RTU/PLC obsolete. The commercial availability of the product will depend on beta testing results and any refinements that may be required. At this time the Company expects to commence beta testing the product in the second quarter of 1997. As with the CMPR product line, the NOVA product line will share a common technology with variations for emphasizing different purposes.

    The Company is developing and expects to offer an optional NOVA software package that will permit the NOVA relays to communicate with each other and directly with the power plant, avoiding the more timely substation to substation routing. By combining self contained intelligence and communications via fiber optics and sophisticated software, the response time to an electrical irregularity is expected to be reduced to milliseconds from several seconds. In addition to a faster response time, the Company anticipates that electric utilities will save the cost of an RTU/PLC (ranging from $35,000 to $100,000 per RTU), plus the cost of wiring. The Company estimates that wiring requirements will be reduced by two-thirds with the NOVA flagship system.

MANUFACTURING

    The Company develops and designs its products, the associated test procedures and produces assembly and operations manuals for customers' use. The Company contracts with third party manufacturers for the manufacture of product components which the Company assembles at its facilities. The Company believes that such relationships will afford the most competitive pricing and the Company will not be dependent on one source for production. However, the Company has limited control over the manufacturing process from the perspective of quality control and production of a sufficient number of products to meet demand.

RESEARCH AND DEVELOPMENT

    The Company plans to further expand its engineering department to focus on research and development of additional products, including the completion of the NOVA line of products utilizing the proceeds of this Offering. These "design teams" will work closely with the Company's field engineers, sales and marketing staff to evaluate additional customer needs and to further advance the state of its substation control and motor protection product development.

PATENTS AND COPYRIGHTS

    The Company is in the process of having patent applications prepared for certain individual modules of its products. The Company has not previously applied for patent or copyright protection for its products nor has it conducted a patent search (other than through university library resources and the Internet) due to a lack of sufficient working capital. Although the Company has not determined whether various products are patentable as a whole, or even whether it can obtain patents and copyrights on certain components, the Company plans to obtain copyrights and patents on the various modules of the overall system, which the Company anticipates will provide an effective barrier to infringement by third parties. Although the Company anticipates obtaining patents for the NOVA system and/or its various modules, the patent process is long and complex, and there is no assurance that the Company will be successful in obtaining patents on any or all of its products. There may be other, similar products currently being developed or subject to superior patents or copyrights, thereby subjecting the Company to potential liability claims based on patent or copyright infringement.

SALES AND MARKETING

    The Company has been establishing relationships with a network of independent manufacturer's representative organizations strategically located throughout the United States and selected international markets for the marketing of its Solaris and NOVA products. As of the date of this Prospectus, the Company has entered into agreements with 13 domestic and 6 international representatives. The Company also expects to enter into agreements with domestic and international OEMS, VARS and systems integrators. The Company also plans to sell directly to certain customers. The Company's marketing strategy utilizes public relations, trade media advertising, product sales materials and other direct distributor and customer relations support.

    The Company plans to first concentrate its internal marketing efforts on forging contractual relationships with OEMS and permit the OEM to put its own label on certain CMPR products. In January, 1996 the Company entered into its first OEM agreement with Phasetronics, Inc., a manufacturer and distributor of solid state power and motor control products, some of which are distributed under the "Motortronics" label. Under the agreement, the Company supplies its CMPR motor protection relays to the Phasetronics, on a non-exclusive basis, who in turn distributes the relays worldwide under its own Motortronics label. The agreement has a term of two years and to date, the Company has sold 10 relays under this agreement and has received a purchase order for another 100 relays, initially 15 for delivery in each of December 1996 and January 1997. Delivery of the remaining 70 units is yet to be scheduled.

    The Company expects to enter into similar arrangements with other OEMS. The Company believes that this marketing effort will give the Company exposure to some of the largest users of electric motor power in the United States.

    The Company entered into a second agreement with Phasetronics pursuant to which the Company agreed to design, develop, manufacture and supply that company with a solid state digital starter module (inclusive of communications control software) according to specifications supplied by the OEM. The OEM expects to use the module in the development and marketing of a digital soft start device for motors. The module has been completed and is being tested by the customer. The Company anticipates receiving $40,000 in February 1997, subject to satisfactory results from the customer's testing of the product. Although the Company does not have any current plans to enter into similar product development arrangements with other companies, preferring instead to sell completed products to the OEM market, in the future the Company may enter into agreements with third parties to develop specific products for them.

COMPETITION

    The Company faces competition from manufacturers of the existing low technology products currently used by the electric power protection and control market. Companies such as General Electric, Siemens A.G., GEC Alsthom, Inc., and ABB Industrie A.G., are established companies which control a substantial share of the domestic and international market for motor control and relay products and have greater name recognition and financial resources than the Company. Although the Company believes it has no current competitor manufacturing high technology products similar to the CMPR or NOVA, there is no assurance that such competitors will not emerge and further they may have more resources than the Company for development, manufacturing and marketing their products.

EMPLOYEES

    As of November 31, 1996, the Company had 18 employees, comprised of 8 engineers, 5 marketing and sales personnel and 5 administrative personnel.

PROPERTY

    The Company's facilities are located at 6542 North U.S. Highway 41, Apollo Beach, Florida 33572 where it leases its office and plant space comprising approximately 7,230 square feet. The lease expires as to 5,630 square feet on March 31, 1999 and expires as to approximately 1,600 square feet on October 31, 1998. The lease provides for a monthly rental of $6,873.26. However, the landlord gave the Company a $20,000 credit toward the rent in exchange for 21,366 shares of the Company's Common Stock, which credit is being off-set against the rent at $555.56 per month. The Company believes that the facilities are adequate for its purposes for the foreseeable future.

LEGAL PROCEEDINGS

    There are no legal proceedings pending to which the Company or any of its property is subject, and to the knowledge of the Company, there are no such proceedings threatened. There can be no assurance that any future legal proceedings will not have a material adverse effect on the Company's business, reputation or financial condition.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

    The directors and executive officers of the Company are as follow:

NAME                                         AGE                     POSITION AND OFFICE
---------------------------------------      ---      --------------------------------------------------
David W. Clarke........................          48   President, Chief Executive Officer; Chairman
Christine Clewes.......................          46   Vice President, Marketing; Director
Steven D. Smith........................          42   Vice President, Operations; Director
Gregory C. Hamilton....................          46   Director
Matthias E. Lukens, Jr.................          46   Director (Vice Chairman)
Frank J. Mancini.......................          74   Director
Robert K. Swatland.....................          56   Vice President, Sales
Donald P. Louw.........................          40   Vice President, International Sales

    David W. Clarke, one of the Company's founders, has served as its President and Chief Executive Officer since its inception in November 1994 and was elected Chairman in September 1996. Prior to founding the Company, Mr. Clarke was a sales representative for GF Electro, a power utility industry representative, from April 1994 to November 1994. From April 1992 to April 1994, Mr. Clarke co-founded and was employed by WHR Corporation, a high technology firm specializing in data communications for multimedia firms. Mr. Clarke served as Vice President until WHR was dissolved in April 1994. In April 1991, Mr. Clarke co-founded and was director and Executive Vice President of Sales and Marketing for Watch Hill Research, a high technology manufacturing firm specializing in high speed data links and located in Providence, Rhode Island. That company's domestic operations were sold in 1992. In November 1984, Mr. Clarke co-founded Sequel Data Communications, a high tech data switching manufacturer based in Raleigh, North Carolina. He served as Executive Vice President and Director until the company was sold in August 1990. Mr. Clarke is married to Christine Clewes, a founder, director and officer of the Company.

    Christine Clewes, one of the Company's founders, has been its Vice President of Marketing and a Director since the Company's inception in November 1994. Prior to founding the Company, Ms. Clewes was the director of Sales and Marketing for WHR Corporation since 1992, where she had responsibility for large direct commercial accounts and all US Government accounts. From 1991 through 1992, Ms. Clewes managed her own firm, C2 Communications, a sole proprietorship, located in Reston, Virginia which focused on government contracts and large national accounts. Ms. Clewes is married to David W. Clarke, a founder, director and officer of the Company.

    Steven D. Smith joined the Company in February, 1996 as Vice President of Operations and was elected as a Director in September 1996. Prior to joining the Company, from 1994 to 1996, he was employed as President and CEO by Innovative Concepts & Manufacturing Company, Boca Raton, Florida, a provider of manufacturing and operational consulting services to various industries. Prior to founding Innovative Concepts, from 1993 to 1994, he was employed as a consultant to Reynolds International, Inc., a provider of environmental consulting services. In 1978 Mr. Smith founded Manutek, Inc., an electronics manufacturing firm where he functioned as it's President and CEO through 1993.

    Gregory C. Hamilton, has been a director since September 1996. Mr. Hamilton is currently in the process of selling his public accounting practice which he has been conducting in Bradenton, Florida since 1983. Upon the transfer of that practice, the Company anticipates entering into an employment agreement with Mr. Hamilton who will serve as the Company's Chief Financial Officer and Vice President of Finance. Mr. Hamilton has an accounting degree from the University of South Florida in Tampa, Florida and is a Certified Public Accountant. While operating his practice, Mr. Hamilton also served as an adjunct professor in accounting and tax at the University of Tampa.

    Frank J. Mancini has been a director of the Company since September, 1996. He is a shareholder, director and since March 1995 the President and Chief Executive Officer of The Mancini Packing Company, Zolfo Springs, Florida, prior to which he had been Vice President of that company since 1946.

    Matthias E. Lukens, Jr., has been a director of the Company and its Vice Chairman since September, 1996. Mr. Lukens has been a Vice President, director and shareholder of Access Solutions International, Inc., North Kingston, Rhode Island, a computer software developer since January 1996. From April 1994 to January 1996 he was President and CEO of that company. Mr. Lukens was President of WHR Corporation from May 1992 to April 1994. From June 1990 to March 1992 he was President of Watch Hill Research, Providence, Rhode Island. Mr. Lukens receives certain consulting fees and was issued 250,000 common stock purchase warrants pursuant to a consulting agreement. See "Management--Consulting Agreements" and "Certain Transactions."

    Robert K. Swatland has been Vice President of Sales since October, 1996. From March 1995 to October, 1996, Mr. Swatland was national sales manager for HT Communications, Inc., Simi Valley, California, a manufacturer of wide area communication devices. From April 1994 to March 1995, Mr. Swatland sold wide area communications equipment as a sales representative for his own company, RKS Enterprises, Wheaton, Illinois. Mr. Swatland served as Vice President of Sales for Watch Hill Research from March 1992 to March 1994, Providence, Rhode Island, a high technology manufacturing firm that specialized in high speed data links. From April 1987 to March 1992, Mr. Swatland was employed as a regional manager by Sequel Data Communications, Raleigh, North Carolina, a high technology data switching manufacturer.

    Donald P. Louw has been Vice President of International Sales since March 1996 and is currently working for the Company in South Africa. Prior to joining the Company, Mr. Louw was employed by Siemens LTD South Africa in its motor protection department from 1990 to March 1996, where he was Senior Project Engineer. Prior to Siemens, he was employed by G E C Alstrom South Africa in its motor protection department, where he also held the position of Senior Project Engineer.

EXECUTIVE COMPENSATION

    David W. Clarke, the Company's President and Chief Executive Officer, received compensation of $60,000 during the fiscal year ended December 1995 for services rendered in all capacities to the Company, of which $57,692.25 was paid and $2,307.69 accrued in fiscal 1995. During the fiscal year ended December 31, 1995, no executive officer of the Company received or accrued cash compensation in excess of $100,000. For information regarding current compensation paid to the Company's executive officers, see "Employment Agreements."

DIRECTOR COMPENSATION

    Directors who are employees of the Company do not receive compensation for serving as directors. The Company anticipates compensating its independent directors for their services in the form of fees and/ or stock options, yet to be determined. All directors will be reimbursed for their reasonable out-of-pocket expenses incurred in connection with attending meetings of the Board of Directors and for other expenses incurred in their capacity as directors of the Company.

EMPLOYMENT AGREEMENTS

    The Company entered into a five year employment agreement with David W. Clarke as the Company's President and Chief Executive Officer, commencing June 1, 1996. The term of the agreement may be automatically extended for successive one (1) year terms, unless notice of termination is given ninety (90) days prior to the expiration of the term or any extension period thereafter. The agreement provides for an initial annual base salary of $150,000, subject to increases, in addition to annual cost of living increases, based on the Company's annual gross sales, as follows: For each $1,000,000 in annual gross sales, as calculated in accordance with Generally Accepted Accounting Principles, in excess of $10,000,000 but less than $30,000,001, Mr. Clarke shall receive an additional $5,000 in annual base salary, commencing in the next fiscal year; PROVIDED, HOWEVER, that during the applicable fiscal year, the Company's earnings before interest and taxes are at least 10% of the annual gross sales. The agreement also provides that an independent committee of Board members may award Mr. Clarke discretionary bonuses.

    Mr. Clarke's employment agreement provides for certain severance payments to be made to him or his estate as follows: (i) in the event of death, any accrued and unpaid salary, vacation and bonus, and one year's annual base salary then in effect, payable in 12 equal monthly installments; (ii) in the event of permanent disability, three years of annual base salary then in effect, and any unpaid bonus, payable in 36 equal monthly installments (inclusive of any disability payments paid to him from any Company-sponsored disability plan or disability insurance), plus continued coverage, at the Company's expense, under the Company's major medical, dental and disability plans, or the monetary equivalent, for a period of 36 months; (iii) in the event of termination without cause, the full compensation to which he would otherwise be entitled under the employment agreement, payable in one lump sum upon termination, plus continued coverage under the Company's major medical, dental and disability plans, or the monetary equivalent, for a period of 24 months; and, (iv) in the event of non-renewal of the employment agreement by the Company, one year's annual base salary then in effect, payable in 12 equal monthly installments. In the event that the Company terminates Mr. Clarke within nine months of a change in control of the Company, Mr. Clarke will be entitled to receive in one lump sum payment, three times his annual base salary for the remainder of the term of his employment agreement, provided that such payment shall be based upon a minimum period of three years.

    Under the terms of his employment agreement, Mr. Clarke is subject to a covenant not to compete with the business of the Company anywhere in the world during the term of his employment with the Company and for a term of five years following the expiration or termination of his employment agreement.

    The Company also entered into employment agreements with Christine Clewes (Vice President of Marketing), Steven D. Smith (Vice President of Operations), Robert K.. Swatland (Vice President of Sales) and Donald P. Louw (Vice President of International Sales). These employment agreements are substantially similar and were entered into on July 1, 1996 as to Ms. Clewes and Mr. Smith, and March 22, 1996 and November 1, 1996 as to Messrs. Louw and Swatland, respectively. Mr. Swatland's agreement is for a term of two years. The other agreements have an initial period of four (4) years and all the agreements and are automatically renewable for successive two (2) year terms, unless notice of termination is given prior to the renewal period. The agreements provide for the following annual base salaries, subject to increases for annual cost of living adjustments: Ms. Clewes ($100,000); Mr. Hamilton ($120,000); Mr. Smith ($120,000); Mr. Swatland ($80,000); and Mr. Louw ($80,000). Except for Ms.
Clewes' employment agreement, the agreements provide that the executives will be entitled to stock options under the Company's stock option plan, as determined by the Board of Directors. The number and exercise prices of the options shall be determined in accordance with such plan. See "--Employee Stock Option Plan."

    Ms. Clewes is entitled to receive additional compensation pursuant to the terms of her employment agreement in the amount of one and one-half percent of the net sales of the Company's products within the United States. For purposes of the agreement, net sales is defined as the gross sales price of the Company's products, less (a) any commissions paid to the third parties by the Company with respect to such products, (b) sales tax, if any, and shipping and handling charges.

    The agreements provide for severance payments in the event that the Company terminates the executives without cause, or for permanent disability or death in an amount equal to six (6) months of the executive's annual base salary. They also be entitled to any major medical, dental and disability plans available to employees generally for the six month period, or the monetary equivalent in the event of termination without cause or permanent disability. The employment agreements contain covenants not to compete with the business of the Company during the term of employment and for a period of two years following the expiration or termination of the employment agreements.

    The Company may enter into other employment agreements with current and future employees on terms as deemed appropriate by the Company's Board of Directors.

CONSULTING AGREEMENTS

    The Company entered into consulting arrangements with three separate consultants for business advice on non-operational aspects of the Company's business. Under one such agreement, the Company issued 299,000 shares of the Company's Common Stock and 400,000 Common Stock purchase warrants for consulting services rendered through May 10, 1996. Upon effectiveness of this Offering, the warrants will be modified to be identical to the Public Warrants. The consultant has certain piggy-back registration rights for the shares and shares underlying the warrants. See "Description of Securities--Warrants" and "-- Registration Rights." Under the terms of the consulting agreement, David W. Clarke, President of the Company, holds a voting proxy for the 299,000 shares of Common Stock and any shares issued in respect of exercise of the 400,000 warrants until the earlier of: (i) May 10, 2001, and (ii) the date of this Prospectus. The shares and warrants are subject to a 13 month lock-up from the date of this Prospectus, unless released earlier by the Underwriters. See "Description of Securities--Lock-Up Agreements."

    The Company is also party to a five year consulting agreement with an independent consultant for business advice services, commencing June 1, 1996. In respect of such services, the Company agreed to pay the consultant 250,000 Common Stock purchase warrants, exercisable at $4.00 per share commencing June 1, 1998 (unless the Company agrees to an earlier exercise) until June 1, 2002. The consulting agreement provides for certain piggy-back registration rights for the shares underlying the warrants. The consultant has given David W. Clarke, President of the Company, a voting proxy for the shares issued in respect of the exercise of the warrants, until the earlier of: (i) June 1, 2002, and (ii) the date that the shares issuable upon exercise of the warrants are included in a registration statement for a secondary public offering of the Company's Common Stock. In consideration of making a short term loan in the amount of $50,000 to the Company, which loan has been repaid, the consultant was also issued a warrant for 50,000 shares of Common Stock on the same terms and conditions as the other warrant, except it is exercisable at $5.50 per share. See "Description of Securities--Warrants," and "--Registration Rights."

    In addition, in November 1996, the Company entered into a consulting agreement with Matthias E. Lukens, Jr., a director (and Vice Chairman) of the Company, for consulting services in connection with administrative, business development and product development matters. Pursuant to the agreement, Mr. Lukens was issued 250,000 common stock purchase warrants, exercisable at $5.50 per share commencing June 1, 1998 (unless the Company agrees to an earlier exercise) until June 1, 2002. The warrant contains "piggy-back" registration provisions for the shares issuable upon exercise of the warrants. Mr. Lukens gave David W. Clarke, President of the Company, a voting proxy for the shares issued in respect of the exercise of the warrants, until the earlier of (i) June 1, 2002, and (ii) the date that the shares are included in a registration statement for a secondary offering of the Company's Common Stock.

EMPLOYEE STOCK OPTION PLAN

    In June 1996, the Company's Board of Directors adopted and its shareholders approved the Company's 1996 Employee Stock Option Plan (the "Plan") under which 500,000 shares of Common Stock are currently reserved for issuance to employees upon exercise of stock options. The purpose of the Plan is to attract and retain key personnel, to encourage stock ownership by officers, directors and key management of the Company, and to provide an incentive for such persons to expand and improve the performance of the Company. The Plan provides for the grant of both incentive stock options ("ISOs") intended to qualify as such under
Section 422 of the Internal Revenue Code (the "Code") and nonqualified stock options to key employees (including directors and officers who are employees), as determined in the discretion of a committee designated by the Board.

    The Plan is administered by a committee, comprised of David W. Clarke, Christine Clewes, Matthias E. Lukens and Frank Mancini. The selection of participants, allotment of shares, and whether a grant will consist of incentive stock options or nonqualified stock options or a combination thereof is discretionary with the committee. ISO's granted under the Plan may not be granted at a price less than the fair market value of the Common Stock on the date of grant (or 100)% of fair market value in the case of persons holding 10% or more of the voting stock of the Company). The aggregate fair market value of shares for which ISOs granted to any employee are exercisable for the first time by such employee during any calendar year (under all stock option plans of the Company) may not exceed $100,000. The exercise price of non-qualified stock options shall be determined by the option committee, in its discretion. Options granted under the Plan will expire not more than ten years from the date of grant (five years in the case of ISOs granted to persons holding 10% or more of the voting stock of the Company). All options granted under the Plan are not transferable during an optionee's lifetime but may be transferred by will or by the laws of descent and distribution.

    The Plan contains anti-dilution provisions authorizing appropriate adjustments in certain circumstances. Shares of Common Stock subject to options which expire without being exercised or which are canceled as a result of cessation of employment are available for further grants.

    As of October 31, 1996, there were 254,000 ISOs granted under the Plan, all exercisable at $4.00 per share. The options, which have ten year terms and were granted between July 1, 1996 and November 21, 1996, are first exercisable one year from their respective dates of grant as to one-half of the option shares, and quarterly thereafter as to each remaining 25%. However, the optionees have agreed not to sell the shares issuable upon exercise of their options for a period of 24 months after the date of this Prospectus, unless released earlier by the Underwriters.

    The Company plans to grant independent directors of the Company non-qualified stock options outside of the Plan, although at a later date the Company may implement a stock option plan specifically for non-employee directors.

INDEMNIFICATION, DIRECTORS AND OFFICERS

    The Company's Certificate of Incorporation and Bylaws provide that the Company shall indemnify all directors and officers of the Company to the full extent permitted by the Delaware General Corporation Law. Under such provisions, any director or officer, who in his capacity as such, is made or threatened to be made, a party to any suit or proceeding, may be indemnified if the Board of Directors determines such director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the Company. The Certificate of Incorporation, Bylaws and the Delaware General Corporation Law further provide that such indemnification is not exclusive of any other rights to which such individual may be entitled under the Certificate of Incorporation, the Bylaws, any agreement, vote of shareholders or disinterested directors or otherwise. The Company and the Underwriters have agreed to indemnify each other (including officers and directors) against certain liabilities arising under the 1933 Act. See "Underwriting." Insofar as indemnification for liabilities arising under the 1933 Act may be permitted for directors, officers and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable.

         BENEFICIAL OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

    The following table sets forth certain information concerning stock ownership of all persons known by the Company to own beneficially five percent or more of the outstanding shares of Common Stock, each Director and all officers and Directors as a group as of the date of this Propectus, and as adjusted to reflect the sale of the 700,000 shares of Common Stock included in the Securities offered hereby.

                                                                                            PERCENTAGE OF
                                                                                         OUTSTANDING STOCK(1)
                                                                AMOUNT AND NATURE OF   ------------------------
               NAME AND ADDRESS OF BENEFICIAL                        BENEFICIAL          BEFORE        AFTER
                OWNER OR IDENTITY OF GROUP(2)                       OWNERSHIP(1)        OFFERING     OFFERING
-------------------------------------------------------------  ----------------------  -----------  -----------
David W. Clarke..............................................          1,258,242(3)         44.94%       35.95%
Christine Clewes.............................................            705,691(4)         25.21%       20.16%
Steven D. Smith..............................................                -0-(5)        -0-          -0-
Gregory C. Hamilton..........................................                -0-           -0-          -0-
Matthias E. Lukens, Jr.......................................             26,707(6)         *            *
Frank J. Mancini.............................................            326,577(7)         11.66%        9.33%
  c/o The Mancini Packing Company
  700 Magnolia Street
  Zolfo Springs, FL 32890
Robert C. Swatland...........................................                -0-           -0-          -0-
Donald P. Louw...............................................                -0-(8)        -0-          -0-
James Kendall................................................            347,191            12.40%        9.92%
  676 Reef Road
  Vero Beach, FL 32963
All Directors and officers as a group
  (eight persons)............................................          1,611,526(3)-(9)      57.56%      46.05%

------------------------

*   Less than 1% of the issued and outstanding Common Stock.

(1) As used herein, the term beneficial ownership with respect to a security is defined by Rule 13d-3 under the Securities Exchange Act of 1934 as consisting of sole or shared voting power (including the power to vote or direct the vote) and/or sole or shared investment power (including the power to dispose or direct the disposition of) with respect to the security through any contract, arrangement, understanding, relationship or otherwise, including a right to acquire such power(s) during the next 60 days. Unless otherwise noted, beneficial ownership consists of sole ownership, voting and investment rights.

(2) Unless otherwise noted, addresses are c/o Apollo International of Delaware, Inc., 6542 North U.S. Highway 41, Suite 215, Apollo Beach, Florida 33572

(3) Includes 705,962 shares owned jointly by Mr. Clarke and Ms. Clewes and 552,551 shares for which David W. Clarke has sole voting power pursuant to irrevocable proxies granted to him by various shareholders; but excludes 900,000 shares issuable upon exercise of warrants for which Mr. Clarke also holds a proxy, but which warrants are not exercisable within the next 60 days. Of the 552,551 shares of outstanding Common Stock for which Mr. Clarke holds a proxy, the proxy as to 299,000 of these shares terminates as of the date of this Prospectus.

(4) Represents 705,962 shares owned jointly by Ms. Clewes and Mr. Clarke.

(5) Excludes 50,000 shares issuable upon exercise of a common stock purchase warrant and 100,000 shares issuable upon exercise of a stock option, neither of which is exercisable within the next 60 days.

(6) Represents 26,707 shares held by Mr. Lukens as custodian for his children. Excludes 250,000 shares issuable upon exercise of a warrant that is not exercisable within the next 60 days.

(7) Represents 138,034 shares held individually and 188,543 shares owned beneficially by an entity of which Mr. Mancini is sole owner.

(8) Excludes 50,000 shares issuable upon exercise of a common stock purchase warrant and 100,000 shares issuable upon exercise of a stock option, neither of which is exercisable within the next 60 days.

(9) Excludes 50,000 shares of Common Stock issuable upon exercise of a warrant that is not exercisable within the next 60 days.

                              CERTAIN TRANSACTIONS

    In December 1994, a total of 694,382 shares of Common Stock were issued to the Company's founders for a total consideration of $110. Mr. David W. Clarke and Ms. Christine Clewes, officers and directors of the Company, own 640,968 of such shares.

    The Company is indebted to its President and Chief Executive Officer and its Vice President, Marketing in the total amount of approximately $85,000 represented by a promissory note dated December 15, 1995. The note bears interest at 10.5% per annum and provides for payments of principal and interest equal to $1,600 per month from January 15, 1996 through June 15, 1998, at which time the entire remaining unpaid principal balance becomes due and payable along with any accrued and unpaid interest. This obligation to Mr. Clarke and Ms. Clewes will be repaid from the proceeds of this Offering.

    In early 1996, Mr. Clarke and Ms. Clewes advanced the Company an additional $60,840, which obligation was converted into approximately 64,994 shares of Common Stock in June, 1996.

    Pursuant to a consulting agreement with Matthias E. Lukens, Jr., a director (Vice Chairman) of the Company, he was issued 250,000 Common Stock purchase warrants exercisable at $5.50 per share commencing June 1, 1998 and expiring June 1, 2002. See "Management--Consulting Agreements."

    During 1995 and 1996, Frank Mancini, a director, and an affiliate, loaned the Company an aggregate of $178,087.25. In June, 1996, pursuant to an agreement between him and the Company, he converted the entire principal balance, plus accrued interest of $12,617.39 into a total of 203,726 shares of the Company's Common Stock. Mr. Mancini will be paid approximately $23,000 from the proceeds of this Offering for consulting services previously rendered to the Company.

    The Company has entered into a revolving factoring agreement with a partnership comprised of certain shareholders of the Company (which do not include any officers or directors of the Company) in order to obtain additional working capital. Pursuant to the agreement, the Company sells its receivables to the partnership at 94% of the invoice amount (face amount) of the receivables. The Company pays interest of one percent per month on factored advances over 30 days old that are not repaid from the factored receivables. The Company is obligated to repurchase accounts on which a customer has not made a payment for six consecutive months. There is a maximum of $425,000 of uncollected accounts receivable available under the Agreement of which approximately $60,000 has been advanced to the Company as of December 1, 1996. The Company believes that the factoring agreement will allow the Company to have cash available to meet its operating expenses, including inventory requirements, until the closing of this Offering.

    From August 5, 1996 through November 14, 1996, the Company issued an aggregate of 500,000 shares of Common Stock and 250,000 Common Stock purchase warrants for gross proceeds of $1,500,000 pursuant to a private placement to accredited investors that commenced June 25, 1996. Upon the Effective Date, the warrants will be automatically converted to the Public Warrants and are being registered under the Registration Statement of which this Prospectus is a part. See "Concurrent Registration for Secondary Offering." The private placement was conducted by the Representative, as placement agent, which was paid a commission of 10% and a non-accountable expense allowance of 3% of the gross proceeds.

                           DESCRIPTION OF SECURITIES

COMMON STOCK

    The Company is currently authorized to issue 15,000,000 shares of Common Stock, $.01 par value per share, 2,799,786 of which are issued and outstanding. Holders of Common Stock have one vote for each share held of record on all matters to be voted upon by stockholders, including the election of directors. Holders of Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefor and, upon liquidation of the Company, and to share ratably in the net assets available for distribution. Shares of Common Stock are not redeemable and have no preemptive, conversion or similar rights.

PREFERRED STOCK

    The Company's Amended and Restated Certificate of Incorporation authorizes the issuance of 5,000,000 shares of "blank check" preferred stock, $.01 par value, with such designation, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the board of directors is empowered, without shareholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights superior to those of the holders of Common Stock. Shares of preferred stock, if and when issued, could have voting or other rights that adversely affect the voting power of the holders of Common Stock. Further, the issuance of preferred stock could have the effect of delaying or preventing a change of control of the Company, which could limit stockholders' ability to dispose of their Common Stock in such transactions. The Company currently has not issued any shares of preferred stock.

WARRANTS

    REDEEMABLE COMMON STOCK PURCHASE WARRANTS. Each redeemable common stock purchase warrant offered hereby (the "Public Warrants") entitled the holder thereof to purchase one share of Common Stock at a price of $5.50 per share (the "Exercise Price"), subject to adjustment, commencing two years after the date of this Prospectus (the "Effective Date") until the close of business on the sixth year after the Effective Date. Each Public Warrant is redeemable, in whole or in part, by the Company at a price of $.05 per Public Warrant, commencing one year after the Effective Date and prior to their expiration, provided that (a) prior written notice of not less than thirty days is given to the Public Warrant holders, (b) the closing bid price (as defined) of the Company's Common Stock for the twenty consecutive trading days immediately prior to the date on which the notice of redemption is given, shall have exceeded $7.50 per share, (c) Public Warrant holders shall have exercise rights until the close of business the day preceding the date fixed for redemption if the Public Warrants are then exercisable, and (d) if such redemption occurs during the first two years following the Effective Date, the Company has received the prior written consent of the Underwriters for such redemption. In the Warrant Agreement, the "closing bid price" is defined as (i) the last bid price regular way as reported on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or (ii) if the Common Stock is not listed or admitted to trading on any national securities exchange, the last bid price regular way for the Common stock as reported by the Nasdaq National Market System or SmallCap Market of the Nasdaq Stock Market, Inc. ("Nasdaq"), or (iii) if the Common Stock is not listed or admitted for trading on any national securities exchange, and is not reported by Nasdaq, the last bid price in the over-the-counter market as furnished by the National Quotation Bureau, Inc. or if no such quotation is available, the fair market value of the Common Stock as determined in good faith by the Board of Directors of the Company. Pursuant to applicable federal and state securities laws, in the event a current prospectus is not available, the Public Warrants may not be exercised by the holders thereof and the Company will be precluded from redeeming the Public Warrants. There can be no assurance that the Company will not be prevented by financial or other considerations from maintaining a current prospectus. Any Public Warrant holder who does not exercise prior to the redemption date, as set forth in the Company's notice of redemption, will forfeit the right to purchase the Common Stock underlying the Public Warrants, and after the redemption date or upon conclusion of the exercise period any outstanding Public Warrants will become void and be of no further force or effect, unless extended by the Board of Directors of the Company.

    The number of shares of Common Stock that may be purchased is subject to adjustment upon the occurrence of certain events including a dividend distribution to the Company's shareholders, or a subdivision, combination or reclassification of the outstanding Common Stock. Further, the Public Warrant exercise price is subject to adjustment in the event the Company issues additional stock or rights to acquire stock at a price per share that is less than the current market price per share of Common Stock on the record date established for the issuance of additional stock or rights to acquire stock. The term "current market price" is defined as the average of the daily closing prices for the five consecutive trading days ending three days prior to the record date. However, the Warrant exercise price will not be adjusted in the case of the issuance or exercise of options pursuant to the Company's stock option plans, the issuance of the Underwriters' Warrant or any other options or warrants outstanding as of the date of this Offering. The Public Warrant exercise price is also subject to adjustment in the event of a consolidation or merger where a distribution by the Company is made to its stockholders of the Company's assets or evidences of indebtedness (other than cash or stock dividends) or pursuant to certain subscription rights or other rights to acquire Common Stock. The Warrants are also subject to price adjustment upon the occurrence of certain events including subdivisions or combinations of the Common Stock.

    The Company may at any time, and from time to time, extend the exercise period of the Public Warrants, provided that written notice of such extension is given to the Public Warrant holders prior to the expiration date then in effect. Also, the Company may reduce the exercise price of the Public Warrants for limited periods or through the end of the exercise period if deemed appropriate by the Board of Directors or the Company, in addition to the adjustments to the exercise price arising from certain events as discussed above. Any extension of the terms and/or reduction of the exercise price of the Public Warrants will be subject to compliance with Rule 13e-4 under the Exchange Act including the filing of a Schedule 13E-4. Notice of any extension of the exercise period and/or reduction of the exercise price will be given to the Public Warrant holders. The Company does not presently contemplate any extension of the exercise period not does it contemplate any reduction in the exercise price of the Public Warrants.

    The Public Warrants are to be issued pursuant to the terms and conditions of a Public Warrant Agreement between the Company and American Stock Transfer & Trust Company.

    NONREDEEMABLE COMMON STOCK PURCHASE WARRANTS. The Company issued to a consultant warrants to purchase 250,000 shares of Common Stock. It has a six year term commencing June 1, 1996. The warrants may be exercised for four years commencing June 1, 1998 at an exercise price of $4.00 per share, unless the Company agrees to an earlier exercise. The warrants are subject to termination by the Company under certain circumstances. The warrants contain certain anti-dilution provisions with respect to stock dividends or distributions to shareholders; and combinations, subdivisions and reclassification of shares. The warrants contain certain piggy-back registration rights (for shares issuable upon exercise of such warrants) with respect to a secondary public offering of the Company's securities. In consideration of making a short term loan to the Company, the consultant was also issued a warrant for 50,000 shares of Common Stock on the same terms and conditions as its other warrant, except it is exercisable at $5.50 per share. See "Management--Consulting Agreements," and "Description of Securities--Registration Rights."

    Matthias E. Lukens, Jr., a director of the Company as well as a consultant, was issued, pursuant to a consulting agreement, a non-redeemable warrant to purchase 250,000 shares of Common Stock exercisable at $5.50 per share from June 1, 1998 until June 1, 2002 until unless the Company agrees to an earlier exercise. Unexercised warrants are subject to termination by the Company under certain circumstances. The warrants contain certain anti-dilution provisions respecting stock dividends or distributions to shareholders; and combinations, subdivisions and reclassification of shares. The warrants also contain "piggy-back" registration rights (for shares issuable upon exercise of the warrants) with respect to a secondary public offering of the Company's securities. See "Management--Consulting Agreements," "Descriptions of Securities--Registration Rights," and "Certain Transactions."

    The Company issued to two of its employees, Steven D. Smith and Donald Louw, non-redeemable common stock purchase warrants, each exercisable for 50,000 shares of Common Stock at an exercise price of $5.50 per share. The warrants are first exercisable one year from the date of this Prospectus until September 26, 2001. However, Messrs. Smith and Louw have agreed with the Company that the shares underlying the warrants will not be sold for a period of 24 months from the date of this Prospectus, unless released earlier by the Underwriters. The warrants contain certain anti-dilution provisions with respect to stock dividends or distributions to shareholders, and combinations, subdivisions and reclassification of shares. The warrants do not provide registration rights.

REGISTRATION RIGHTS

    The Underwriters have demand and piggy-back registration rights with respect to the 70,000 shares of Common Stock underlying the Underwriters' Warrant, the 30,000 Public Warrants issuable upon exercise thereof and the 30,000 shares of Common Stock underlying the warrants. In addition, certain securityholders holding 1,432,989 shares of Common Stock and warrants to purchase an aggregate of 650,000 shares of the Company's Common Stock have piggy-back registration rights for such shares and Common Stock underlying the warrants with respect to a secondary offering of the Company's securities. However, the holders of such shares and warrants are subject to lock-up agreements for periods of 13 to 24 months from the date of this Prospectus and such shares may not be sold or otherwise disposed of until expiration of the applicable lock-up period, which may be shortened at the discretion of the Underwriters. Additionally, consultants holding warrants to purchase a total of 550,000 shares of Common Stock have "piggy-back" registration rights commencing June 1, 1998 in connection with a secondary offering of the Company's securities. Any exercise of such registration rights may result in dilution of the interest of the Company's stockholders, hinder efforts by the Company to arrange future financings and/or have an adverse effect on the market prices of the Securities.

ANTI-TAKEOVER PROVISIONS OF DELAWARE LAW; CERTAIN PROVISIONS IN THE CERTIFICATE
  OF INCORPORATION

    Unless otherwise provided in a corporation's certificate of incorporation, Delaware law generally requires the affirmative vote of holders of a majority of the outstanding voting stock for approval of mergers, consolidations, and certain other transactions. The Company's Certificate of Incorporation expressly adopts the provisions of Section 203 of the Delaware General Corporation Law ("DGCL"). In general, this statute prohibits a publicly held Delaware corporation from engaging, under certain circumstances, in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person becomes an interested stockholder, unless (i) prior to the date at which the stockholder became an interested stockholder, the board of directors approved either the business combination or the transaction in which the person becomes an interested stockholder; (ii) the stockholder acquires more than 85% of the outstanding voting stock of the corporation (excluding shares held by directors who are officers or held in certain employee stock plans) upon consummation of the transaction in which the stockholder becomes an interested stockholder; or (iii) the business combination is approved by the board of directors and at least
66 2/3% of the outstanding voting stock of the corporation (excluding shares held by the interested stockholder) at a meeting of stockholders, (and not written consent) held on or subsequent to the date such stockholder became an interested stockholder. However, the Company's Certificate of Incorporation provides for the affirmative vote of 60% of the outstanding voting stock (excluding shares held by the interested stockholder) rather than the 66 2/3% provided in the statute. An "interested stockholder" is a person who, together with affiliates and associates, owns (or at any time within the prior three years did own) 15% or more of the corporation's voting stock. Section 203 defines a "business combination" to include, without limitation, mergers, consolidations, stock sales and asset based transactions and other transactions resulting in a financial benefit to the interested stockholder.

    The overall effect of such anti-takeover provisions is to render more difficult the accomplishment of mergers or the assumption of control by a principal shareholder, and thus to make difficult the removal of management. However, the Company believes that the advantages to the Company and its shareholders of anti-takeover provisions would outweigh any disadvantages and afford the Board of Directors greater flexibility in the management of the Company.

    The Certificate imposes a super-majority voting requirement (75% of the outstanding voting shares) for certain amendments to the Company's Bylaws. The Certificate also provides for indemnification of the Company's directors, officers and, in the discretion of the Board of Directors, any and all other persons whom it shall have power to indemnify under Delaware law from and against certain liabilities. For a summary of such provisions, see "Management--Limitation on Director's Liability." The Certificate does not provide shareholders with any preemptive rights or cumulative voting rights.

TRANSFER AND WARRANT AGENT AND REGISTRAR

    The transfer agent and registrar for the Securities and the warrant agent for the Public Warrants is American Stock Transfer & Trust Company, 40 Wall Street, New York, New York.

                        SHARES ELIGIBLE FOR FUTURE SALE

    Upon consummation of this Offering, the Company will have 3,499,786 shares of Common Stock outstanding (3,604,786 shares, if the Underwriters' over-allotment option is exercised in full), of which 700,000 shares offered hereby (805,000 shares, if the Underwriters' over-allotment option is exercised in full) will be freely tradable without restriction or further registration under the 1933 Act. The remaining 2,799,786 shares are deemed to be "restricted securities," as that term is defined under Rule 144, in that such shares were issued and sold by the Company in private transactions not involving a public offering and, as such, may only be sold pursuant to an effective registration under the 1933 Act, in compliance with the exemption provisions of Rule 144 or pursuant to another exemption under the 1933 Act. An aggregate of 1,432,989 shares are being registered with the Commission concurrently with the Securities offered hereby for certain selling securityholders who, upon expiration of an earlier release from certain contractual restrictions on resale (13 and 24 months from the date of this Prospectus as to 799,000 and 200,000 shares, respectively; and as to 433,989 shares, 18 months from the effective date of a post-effective amendment pertaining to the secondary offering of the Company's securities by selling securityholders), will be able to freely sell their shares without restriction. However, sales of these shares will be subject, to the extent held by affiliates of the Company, to certain volume limitations and other requirements of Rule 144 under the 1933 Act. Of the remaining 1,366,797 restricted securities, 673,646 shares eligible for sale under Rule 144 as the date of this Prospectus (subject to certain recurring three-month volume limitations prescribed by Rule 144 and the lock-up arrangements with the Underwriters described below), 53,414 shares will be eligible for resale under Rule 144 within six months of the date of this Prospectus, and the balance will become so eligible at various times commencing thereafter. Sales of such shares in the public market, or the availability of such shares for sale, could adversely affect the market price for the Common Stock.

    The officers and directors and certain shareholders of the Company (all such stockholders holding an aggregate of 1,260,574 shares of Common Stock, and warrants and options to purchase an aggregate of 354,000 shares of Common Stock), have agreed not to publicly offer, sell or otherwise dispose of any of those shares of Common Stock for 24 months after the date of this Prospectus without the written consent of the Representative. The Representative may, in their sole discretion and at any time without notice, release all or any portion of the securities subject to the lock-up agreements.

    In general, under Rule 144 as currently in effect, subject to the satisfaction of certain other conditions, a person, including an affiliate of the Company (or person whose shares are aggregated with an affiliate), who has owned restricted shares of Common Stock beneficially for at least two years is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of 1% of the then outstanding shares of Common Stock (approximately 35,000 shares based on the number of shares expected to be outstanding after this Offering) or, if the Common Stock is quoted on NASDAQ, the average weekly trading volume during the four calendar weeks preceding the sale. Sales under Rule 144 are also subject to certain requirements as to the manner and notice of sale and the availability of public information concerning the Company. A person who has not been an affiliate of the Company for at least three months immediately preceding the sale and who has beneficially owned shares of Common Stock for at least three years is entitled to sell such shares under Rule 144 without regard to any of the limitations described above.

    No prediction can be made as to the effect, if any, that public sales of shares of Common Stock or Warrants or the availability of such securities for sale will have on the market prices of such securities prevailing from time to time. Nevertheless, the possibility that substantial amounts of Common Stock and Warrants may be sold in the public market may adversely affect prevailing market prices for the these securities and could impair the Company's ability in the future to raise additional capital through the sale of its equity securities.

                                  UNDERWRITING

    Subject to the terms and conditions of the Underwriting Agreement, a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus is a part, the Company has agreed to sell to the Underwriters, severally and not jointly, and the Underwriters have severally and not jointly agreed to purchase from the Company, on a "firm commitment" basis, if any are purchased, the number of Securities (exclusive of Securities issuable upon exercise of the Underwriters' over-allotment option) set forth opposite their respective names below:

                                                                                     NUMBER OF
UNDERWRITERS                                                                        SECURITIES
----------------------------------------------------------------------------------  -----------
May Davis Group, Inc..............................................................

    Total.........................................................................

    The Underwriting Agreement provides that the obligations of the several Underwriters to pay for and accept delivery of the Securities offered hereby are subject to approval of certain legal matters by their counsel and to certain other conditions. The Underwriters are obligated to take and pay for all shares of Securities offered hereby (other than those covered by the over-allotment option described below) if any such shares are purchased.

    The Underwriters, for whom May Davis Group, Inc. is acting as Representative (the "Representative"), propose to offer the Securities directly to the public at the public offering price set forth on the cover page of this Prospectus and may allow certain dealers who are National Association of Securities Dealers, Inc. ("NASD") members to offer a part of the Securities at a price which
represents a concession not in excess of $         per share and $         per
Public Warrant. The Underwriters may allow, and such dealers may reallow, a
concession not in excess of $         per share and $         per Public Warrant
to certain other dealers. Commencement of the initial public offering, the offering price and other selling terms may be changed by the Representative.

    The Company has granted to the Underwriters an option, exercisable for 45 days from the date of this Prospectus, to purchase up to an aggregate of 105,000 additional shares of Common Stock and/or up to 45,000 additional Public Warrants at the public offering price set forth on the cover page of this Prospectus, less the underwriting discounts and commissions. The Representative may exercise such option solely for the purpose of covering over-allotments, if any, in connection with the sale of the Securities offered hereby. To the extent such option is exercised, each Underwriter will be obligated, subject to certain conditions, to purchase approximately the same percentage of such additional shares as the number of shares set forth opposite such Underwriter's name in the preceding table bearing the total number of shares in such table.

    The Company has agreed to sell to the Representative or its designees, for a nominal sum, a common stock purchase warrant (the "Underwriters' Warrant") exercisable for 70,000 shares of Common Stock at $6.00 per share and/or 30,000 Public Warrants at $.12 per warrant. The Underwriters' Warrant may not be sold, transferred, assigned or hypothecated, except to officers and directors of the Underwriters, and is exercisable commencing for five years commencing one year from the date of this Prospectus (the "Exercise Term"). During the Exercise Term, the holders of the Underwriters' Warrant are given, at nominal cost, the opportunity to profit from a rise in the market price of the Company's Common Stock. To the extent that the Underwriters' Warrant is exercised, dilution of the interests of the Company's stockholders will occur. Further, the terms on which the Company will be able to obtain additional equity capital may be adversely affected since the holders of the Underwriters' Warrants can be expected to exercise it any time when the Company would, in all likelihood, be able to obtain any needed capital on terms more favorable to the Company than those provided in the Underwriters' Warrant. Any profit realized by the Underwriters on the sale of the shares of Common Stock underlying the Underwriters'

Warrant may be deemed additional underwriting compensation. The Company has also agreed to pay the Representative a non-accountable expense allowance equal to 3% of the gross proceeds from the sale of the Securities offered hereby of which $25,000 has been paid.

    The Company and certain of its shareholders who beneficially hold an aggregate of 2,259,574 shares of Common Stock, have agreed that, for periods ranging from 13 to 24 months following the date of this Prospectus, they will not, without the prior written consent of the Representative offer, sell, contract to sell, or otherwise dispose of any shares of Common Stock of the Company (other than shares offered pursuant to this Prospectus) or any securities convertible into, or exercisable or exchangeable for Common Stock of the Company.

    The Underwriting Agreement provides for reciprocal indemnification between the Company and the Underwriters against certain liabilities in connection with the Registration Statement, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be provided to officers, directors or persons controlling the Company, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and is therefore unenforceable.

    The Company has agreed with the Representative that the Company will pay to the Representative a warrant solicitation fee (the "Warrant Solicitation Fee") equal to 5% of the exercise price of the Public Warrants which are exercised more than one year after the Effective Date and to the extent not inconsistent with the guidelines of the NASD and the rules and regulations of the Commission (including NASD Notice to Members 81-38). Such Warrant Solicitation Fee will be paid to the Representative if (a) the market price of the Common Stock on the date that any Public Warrant is exercised is greater than the exercise price of the Public Warrant; (b) the exercise of such Public Warrant was solicited by the Representative; (c) prior specific written approval for exercise is received from the customer if the Public Warrant is held in a discretionary account; (d) disclosure of this compensation agreement is made prior to or upon the exercise of such Public Warrant; (e) solicitation of the exercise is not in violation of Rule 10b-6 of the Exchange Act; (f) the Representative provided bona fide services in exchange for the Public Warrant Solicitation Fee; and (g) the Representative has been specifically designated in writing by the holders of the Public Warrants as the broker. In addition, unless granted an exemption by the Commission from Rule 10b-6 under the Exchange Act, the Representative will be prohibited from engaging in any market making activities or solicited brokerage activities with respect to the Securities for the period from nine business days prior to any solicitation of the exercise of any Public Warrant or nine business days prior to the exercise of any Public Warrant based on a prior solicitation until the later of the termination of such solicitation activity or the termination (by waiver or otherwise) of any right the Representative may have to receive such a fee for the exercise of the Public Warrants following such solicitation. As a result, the Representative may be unable to continue to provide a market for the Securities during certain periods while the Public Warrants are exercisable.

    The Underwriters have been given certain "piggyback" and demand registration rights with respect to the Common Stock underlying the Underwriters' Warrants for a period of four years commencing one year from the date of this Prospectus. The exercise of any of such registration rights by the Underwriters may result in dilution to the interest of the Company's shareholders, hinder efforts by the Company to arrange future financing of the Company and/or have an adverse effect on the market price of the Securities.

    The Company has agreed that for a period of 24 months commencing on the Effective Date, it will not issue any shares of its Common Stock or any warrants, options or other rights to purchase Common Stock and Public Warrants, without the consent of the Representative, which consent shall not be unreasonably withheld, except for issuances pursuant to (i) the public offering of the Company's securities as described herein, (ii) the exercise of the Underwriters' Warrant and the shares issuable thereunder, (iii) outstanding options, warrants, convertible securities or contractual obligations disclosed in this Prospectus and (iv) the grant of options and the issuance of shares issued upon exercise of options granted or in the future granted under the Company's Stock Option Plan. The Company has granted the Underwriters a three-year preferential right with respect to future financing relating to the offering of the Company's securities.

    The Underwriting Agreement gives the Representative the right, for a period of three years from the Effective Date, to appoint a designee of the Representative as an advisor to the Company's Board of Directors who shall be reimbursed expenses incurred in connection with attendance at Board meetings and who shall receive the same compensation as paid to non-employee directors. Alternatively, the Representative may designate one person for election as a director of the Company.

    In addition, the Company has agreed to enter into a management and financial consulting agreement to retain the Representative as a financial consultant for a period of three years at an monthly fee of $1,952.78, payable in full, in advance, at the closing of this Offering. The consulting agreement will not require the consultant to devote a specific amount of time to the performance of its duties thereunder

    Further, the Underwriting Agreement provides the Representative with a right of first refusal for a period of three years from the date of this Prospectus for any public or private offering of securities to raise capital and sale of securities to be made by the Company, its affiliates or any of its present or future subsidiaries.

    The foregoing includes a summary of certain provisions of the Underwriting Agreement which has been filed as an exhibit to the Registration Statement.

    Prior to this Offering, there has been no public market for the Securities. The initial public offering price for the Securities and the exercise price of the Warrants have been determined by negotiations between the Company and the Underwriters. Among the factors considered in the negotiations were an analysis of the areas of activity in which the Company is engaged, the present state of the Company's business, the Company's financial condition, the Company's prospects, an assessment of management, the general condition of the securities markets at the time of this Offering and the demand for similar securities of comparable companies. The public offering price of the Securities and the exercise price of the Warrants do not necessarily bear any relationship to assets, earnings, book value or other criteria of value applicable to the Company.

    Since its inception in       , 19      , May Davis Group, Inc. has been
engaged generally in the stock brokerage business. May Davis Group, Inc. has
acted as managing underwriter in       public offerings. The managing directors
of May Davis Group, Inc., however, each have over       years of experience in
the investment banking industry. The managing director of May Davis Group, Inc. overseeing the Company's proposed offering has managed as the senior corporate
finance officer more than       registered public offerings over the last
years.

                 CONCURRENT REGISTRATION FOR SECONDARY OFFERING

    In addition to the 700,000 shares of Common Stock and the 300,000 Public Warrants to be sold under this Prospectus, the Company has concurrently registered 2,167,989 shares of Common Stock and 665,000 Public Warrants (the "Additional Registered Securities") representing 1,432,989 shares of Common Stock and 665,000 Public Warrants held by certain shareholders and the Underwriters and 735,000 shares of Common Stock issuable upon exercise of such Public Warrants. The Additional Registered Securities are being registered for future sale by such security holders (the "Secondary Offering"), subject to the expiration of or an earlier release from lock-up periods ranging from 13 to 24 months from the date of this Prospectus. The shares of Common Stock and Public Warrants which may be offered in the Secondary Offering will, as applicable, be offered in the over-the-counter market, in privately negotiated transactions, on the NASDAQ SmallCap Market, on any other stock exchange or automated quotation system on which such shares of Common Stock and Public Warrants may be listed in the future or otherwise at prices prevailing in such market or exchange or as may be negotiated at the time of sale.

    The Additional Registered Securities are being registered pursuant to certain registration obligations of the Company to the holders of such securities. The Company has agreed to pay all expenses in connection with the registration of the Additional Registered Securities with the SEC for offer and sale under a prospectus to be updated by a post-effective amendment to the Registration Statement, including but not limited to, legal and accounting fees, printing and certain other costs associated with the Secondary Offering. The Company also may incur further expenses associated with its continuing duty to amend and supplement the registration statement and prospectus. Such additional expenses are not capable of being estimated, but the Company does not expect them to be material. The selling shareholders in the Secondary Offering will be responsible for payment of transfer taxes and broker/dealer commissions, if any are payable.

                                 LEGAL MATTERS

    The validity of the Securities being offered hereby will be passed upon for the Company by Greenberg Traurig Hoffman Lipoff Rosen & Quentel, P.A., Orlando, Florida. Certain matters are being passed upon for the Underwriters by Gersten, Savage, Kaplowitz & Curtin, LLP, New York, New York.

                                    EXPERTS

    The financial statements as of December 31, 1995 included in this Prospectus have been so included in reliance on the report of Most Horowitz & Company, LLP, independent certified public accountants, given on the authority of said firm as experts in auditing and accounting.

                             AVAILABLE INFORMATION

    The Company is not presently a reporting company and does not file reports or other information with the Securities and Exchange Commission (the "SEC" or "Commission"). Upon effectiveness of the Registration Statement filed with the SEC in connection with this Offering, the Company will become a reporting company. Further, the Company will register its securities under the Securities Exchange Act of 1934 ("Exchange Act"). Accordingly, upon effectiveness of its Exchange Act registration, the Company will be subject to the additional reporting requirements of the Exchange Act and in accordance therewith will file reports, proxy statements and other information with the Commission. In addition, after the effective date of this Offering, the Company intends to furnish its shareholders with annual reports containing audited financial statements and interim reports, in each case as it may determine to furnish or as may be required by law. The fiscal year of the Company ends on December 31 of each year.

    The Company has filed with the Washington, DC Office of the Commission a Registration Statement on Form SB-2 (with all amendments, exhibits and schedules thereto, the "Registration Statement") under the Securities Act of which this Prospectus forms a part. This Prospectus does not contain all of the information set forth in the Registration Statement, as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the Securities offered hereby, reference is hereby made to such Registration Statement. Statements contained in this Prospectus concerning the provisions or contents of any contract or other document referred to herein are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

    Copies of the Registration Statement may be inspected without charge at the Commission's principal office at 450 Fifth Street, N.W, Room 1024, Washington, D.C. 20549; and at the following Regional Offices of the Commission, except that copies of the exhibits may not be available at certain of the Regional Offices:
Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of all or any part of such material may be obtained from the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 upon payment of certain fees prescribed by the Commission. The Commission maintains a worldwide web site on the Internet at http://www.sec.gov that contains reports and other information concerning the Company filed electronically with the Commission.

                     APOLLO INTERNATIONAL OF DELAWARE, INC.

                        (A DEVELOPMENT STAGE ENTERPRISE)

                              FINANCIAL STATEMENTS

                                     INDEX

INDEPENDENT AUDITORS' REPORT.........................................................        F-2

BALANCE SHEET
  December 31, 1994 and 1995 and October 31, 1996 (Unaudited)........................        F-3

STATEMENT OF OPERATIONS
  Period from inception to December 31, 1994, year ended
  December 31, 1995, cumulative from inception to December 31, 1995, ten months ended
  October 31, 1995 and 1996 (Unaudited) and cumulative from inception to October 31,
  1996 (Unaudited)...................................................................        F-4

STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
  Period from inception to December 31, 1994, year ended
  December 31, 1995 and ten months ended October 31, 1996 (Unaudited)................        F-5

STATEMENT OF CASH FLOWS
  Period from November 30, 1994 (inception) to December 31, 1994, year ended
  December 31, 1995, cumulative from inception to December 31, 1995, ten months ended
  October 31, 1995 and 1996 (Unaudited) and cumulative from inception to October 31,
  1996 (Unaudited)...................................................................        F-6

NOTES TO FINANCIAL STATEMENTS........................................................        F-7

                          INDEPENDENT AUDITORS' REPORT

Stockholders and Board of Directors
Apollo International of Delaware, Inc.
Apollo Beach, Florida

    We have audited the accompanying balance sheet of Apollo International of Delaware, Inc., (A Development Stage Enterprise) as of December 31, 1994 and 1995, and the related statements of operations, stockholders' equity (deficit) and cash flows for the period from inception to December 31, 1994 and for the year ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Apollo International of Delaware, Inc., as of December 31, 1994 and 1995, and the results of its operations and its cash flows for the period from inception to December 31, 1994 and for the year ended December 31, 1995, in conformity with generally accepted accounting principles.

New York, New York
June 4, 1996

                     APOLLO INTERNATIONAL OF DELAWARE, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                                 BALANCE SHEET

                                                                               DECEMBER 31,         OCTOBER 31,
                                                                          ----------------------       1996
                                                                             1994        1995       (UNAUDITED)
                                                                          ----------  ----------  ---------------
                                                     ASSETS
CURRENT ASSETS
  Cash (Note 8).........................................................  $  212,031  $    5,840   $       2,186
  Accounts receivable...................................................                                  85,154
  Inventory (Note 3)....................................................                 108,921         264,164
  Other current assets..................................................      25,000       4,553
                                                                          ----------  ----------  ---------------
    TOTAL CURRENT ASSETS................................................     237,031     119,314         351,504

DEFERRED SOFTWARE COSTS.................................................                 214,941         329,592
FIXED ASSETS (Note 4)...................................................       5,408      18,940          75,641
OTHER ASSETS............................................................                   3,543           3,201
DEFERRED COSTS OF PUBLIC OFFERING (Note 9)..............................                                  35,500
                                                                          ----------  ----------  ---------------
    TOTAL ASSETS........................................................  $  242,439  $  356,738   $     795,438
                                                                          ----------  ----------  ---------------
                                                                          ----------  ----------  ---------------

                                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES
  Accounts payables and accrued expenses................................  $   12,488  $  134,984   $     365,246
  Payroll taxes payable.................................................                  10,146          19,549
  Current portion of note payable--stockholders (Note 5)................                   7,774          12,212
                                                                          ----------  ----------  ---------------
    TOTAL CURRENT LIABILITIES...........................................      12,488     152,904         397,007

ACCOUNTS PAYABLE--NONCURRENT (Note 2)...................................                  66,505           2,500
NOTE PAYABLE--STOCKHOLDERS (Note 5).....................................                 104,540          72,909
DEFERRED INCOME TAXES PAYABLE (Note 7)..................................                  40,000
                                                                          ----------  ----------  ---------------
    TOTAL LIABILITIES...................................................      12,488     363,949         472,416
                                                                          ----------  ----------  ---------------
COMMITMENTS (Notes 6 and 9)

STOCKHOLDERS' EQUITY (DEFICIT) (Notes 2, 6 and 9)
  Preferred stock, $.01 par value; authorized: 5,000,000 shares; issued and outstanding: none
  Common stock, $.01 par value; authorized: 15,000,000 shares; issued and outstanding: 961,452 as of December 31, 1994, 1,451,526 as of
    December 31, 1995 and 2,759,786 as of October 31, 1996
    (Unaudited).........................................................       2,781       7,682          20,764
  Additional paid-in capital............................................     247,329     572,428       2,192,977
  Deficit accumulated during the development stage......................     (20,159)   (587,321)     (1,874,608)
  Less prepaid rent.....................................................                                 (16,111)
                                                                          ----------  ----------  ---------------
    TOTAL STOCKHOLDERS' EQUITY (DEFICIT)................................     229,951      (7,211)        323,022
                                                                          ----------  ----------  ---------------
    TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)................  $  242,439  $  356,738   $     795,438
                                                                          ----------  ----------  ---------------
                                                                          ----------  ----------  ---------------

                       See notes to financial statements

                     APOLLO INTERNATIONAL OF DELAWARE, INC.

                        (A DEVELOPMENT STAGE ENTERPRISE)

                            STATEMENT OF OPERATIONS

                                                                                                  TEN MONTHS         CUMULATIVE FROM
                                                                         CUMULATIVE FROM      ENDED OCTOBER 31,       INCEPTION TO
                                    INCEPTION TO        YEAR ENDED        INCEPTION TO     ------------------------    OCTOBER 31,
                                  DECEMBER 31, 1994  DECEMBER 31, 1995  DECEMBER 31, 1995     1995         1996           1996
                                  -----------------  -----------------  -----------------  -----------  -----------  ---------------
                                                                                           (UNAUDITED)  (UNAUDITED)    (UNAUDITED)
SALES...........................                                                                         $ 218,789     $   218,789
COST OF SALES...................                                                                           158,426         158,426
                                                                                                        -----------  ---------------
    GROSS PROFIT................                                                                            60,363          60,363
                                                                                                        -----------  ---------------
EXPENSES
  Research and development......     $    14,988        $   233,073        $   248,061      $ 206,957      137,522         385,583
  General and administrative....           5,171            294,089            299,260        226,573    1,157,101       1,456,361
                                  -----------------  -----------------  -----------------  -----------  -----------  ---------------
    TOTAL EXPENSES..............          20,159            527,162            547,321        433,530    1,294,623       1,841,944
                                  -----------------  -----------------  -----------------  -----------  -----------  ---------------
    LOSS FROM OPERATIONS........         (20,159)          (527,162)          (547,321)      (433,530)  (1,234,260)     (1,781,581)

INTEREST EXPENSE AND WRITE-OFF
  OF DEFERED FINANCING COSTS
  (Notes 5 and 9)...............                                                                           168,055         168,055
                                  -----------------  -----------------  -----------------  -----------  -----------  ---------------
    LOSS BEFORE INCOME TAXES AND
      EXTRAORDINARY INCOME               (20,159)          (527,162)          (547,321)      (433,530)  (1,402,315)     (1,949,636)

DEFERRED INCOME TAXES (Note
  7)............................                            (40,000)           (40,000)                     40,000
                                  -----------------  -----------------  -----------------  -----------  -----------  ---------------
    LOSS BEFORE EXTRAORDINARY
      INCOME....................         (20,159)          (567,162)          (587,321)      (433,530)  (1,362,315)     (1,949,636)

EXTRAORDINARY INCOME FROM
  FORGIVENESS OF INDEBTEDNESS
  (Note 9)......................                                                                            75,028          75,028
                                  -----------------  -----------------  -----------------  -----------  -----------  ---------------
    NET LOSS....................     $   (20,159)       $  (567,162)       $  (587,321)     $(433,530)  ($1,287,287)   $(1,874,608)
                                  -----------------  -----------------  -----------------  -----------  -----------  ---------------
                                  -----------------  -----------------  -----------------  -----------  -----------  ---------------

AVERAGE NUMBER OF COMMON SHARES
  OUTSTANDING (Note 2)..........       1,144,579          1,398,597          1,378,712      1,162,525    2,262,634       1,762,587
                                  -----------------  -----------------  -----------------  -----------  -----------  ---------------
                                  -----------------  -----------------  -----------------  -----------  -----------  ---------------
LOSS PER COMMON SHARE
  Loss before extraordinary
    income......................     $      (.02)       $      (.41)       $      (.43)     $    (.37)   $    (.60)    $     (1.10)
  Extraordinary income..........                                                                               .03             .04
                                  -----------------  -----------------  -----------------  -----------  -----------  ---------------

    Net loss....................     $      (.02)       $      (.41)       $      (.43)     $    (.37)   $    (.57)    $     (1.06)
                                  -----------------  -----------------  -----------------  -----------  -----------  ---------------
                                  -----------------  -----------------  -----------------  -----------  -----------  ---------------

                       See notes to financial statements

                     APOLLO INTERNATIONAL OF DELAWARE, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                  STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

                                                                                  DEFICIT
                                                 COMMON STOCK                   ACCUMULATED
                                                (NOTES 2 & 9)      ADDITIONAL    DURING THE    PREPAID
                                             --------------------    PAID-IN    DEVELOPMENT     RENT
                                              SHARES     AMOUNT      CAPITAL       STAGE      (NOTE 6)      TOTAL
                                             ---------  ---------  -----------  ------------  ---------  -----------
December 1, 1994, issuance of shares to
  founders ($.0001, per share).............    640,968  $      60                                        $        60
December 1, 1994, issuance of shares to
  founders ($.001, per share)..............     53,414         50                                                 50
December 13-21, 1994, issuance of shares to
  investors ($.94, per share)..............    267,070      2,671  $   247,329                               250,000
Net loss for the period from inception to
  December 31, 1994........................                                      $  (20,159)                 (20,159)
                                             ---------  ---------  -----------  ------------             -----------
  Balance--December 31, 1994...............    961,452      2,781      247,329      (20,159)                 229,951

1995, issuances of shares to investors
  ($.75 to $.94, per share)................    384,580      3,846      326,154                               330,000
1995, issuance of anti-dilutive shares.....    105,494      1,055       (1,055)
Net loss for the year ended December 31,
  1995.....................................                                        (567,162)                (567,162)
                                             ---------  ---------  -----------  ------------             -----------
  Balance--December 31, 1995...............  1,451,526      7,682      572,428     (587,321)                  (7,211)

1996, issuance of shares to investors
  ($.94, per share)........................      5,343         53        4,947                                 5,000
April 5, 1996, issuance of shares to
  landlord ($.94, per share)...............     21,366        214       19,786                $ (20,000)
May 1996, issuance of shares under bridge
  financing ($.47, per share), net of
  expenses of $12,220 (Unaudited)..........    200,000      2,000       79,780                                81,780
June 1996, issuance of shares to consultant
  ($.10, per share) (Unaudited)............    299,000      2,990       27,010                                30,000
June 13, 1996, conversion of loan
  payable--stockholder ($.94, per share)
  (Unaudited)..............................     64,994        650       60,190                                60,840
June 20, 1996, conversion of loan
  payable--other ($.94, per share)
  (Unaudited)..............................    203,726      2,037      188,666                               190,703
July 1, 1996, conversion of debentures
  ($2.25, per share) (Unaudited)...........     25,331        253       56,747                                57,000
August to October 1996, issuance of shares
  under private placement ($3.00, per
  share), net of expenses of $277,192
  (Unaudited)..............................    485,000      4,850    1,172,958                             1,177,808
September 1996, issuance of shares to
  vendor ($3.00, per share)................      3,500         35       10,465                                10,500
Amortization of prepaid rent...............                                                       3,889        3,889
Net loss for the ten months ended October
  31, 1996 (Unaudited).....................                                      (1,287,287)              (1,287,287)
                                             ---------  ---------  -----------  ------------  ---------  -----------
  Balance--October 31, 1996 (Unaudited)....  2,759,786  $  20,764  $ 2,192,977   $(1,874,608) $ (16,111) $   323,022
                                             ---------  ---------  -----------  ------------  ---------  -----------
                                             ---------  ---------  -----------  ------------  ---------  -----------

                       See notes to financial statements

                     APOLLO INTERNATIONAL OF DELAWARE, INC.

                        (A DEVELOPMENT STAGE ENTERPRISE)

                            STATEMENT OF CASH FLOWS

                                                                                                                        CUMULATIVE
                                                                                 CUMULATIVE                                FROM
                                                                                    FROM             TEN MONTHS          INCEPTION
                                                    INCEPTION TO   YEAR ENDED   INCEPTION TO     ENDED OCTOBER 31,          TO
                                                    DECEMBER 31,  DECEMBER 31,  DECEMBER 31,  ------------------------  OCTOBER 31,
                                                        1994          1995          1995         1995         1996         1996
                                                    ------------  ------------  ------------  -----------  -----------  -----------
                                                                                              (UNAUDITED)  (UNAUDITED)  (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss........................................   $  (20,159)   $ (567,162)   $ (587,321)   $(433,530)  $(1,287,287) $(1,874,608)
    Adjustments to reconcile net loss to net cash
      used in operating activities
        Deferred income taxes payable.............                     40,000        40,000                    (40,000)
        Depreciation and amortization.............           92         4,105         4,197        1,241        11,582       15,779
        Write-off and amortization of discount and
          deferred financing costs................                                                             116,300      116,300
        Amortization of software costs............                                                              81,654       81,654
        Amortization of prepaid rent..............                                                               3,889        3,889
        Capitalization of software costs..........                   (214,941)     (214,941)    (205,491)     (196,305)    (411,246)
        Forgiveness of indebtedness...............                                                             (75,028)     (75,028)
        Increase (decrease) in cash flows from
          Accounts receivable.....................                                                             (85,154)     (85,154)
          Inventory...............................                   (108,921)     (108,921)     (57,694)     (155,243)    (264,164)
          Other current assets....................                     (4,553)       (4,553)     (10,266)        4,553
          Other assets............................                     (3,953)       (3,953)      (3,953)                    (3,953)
          Accounts payable and accrued expenses...       12,488       189,001       201,489      154,987       294,401      495,890
          Payroll taxes payable...................                     10,146        10,146       10,540         9,403       19,549
                                                    ------------  ------------  ------------  -----------  -----------  -----------
        NET CASH USED IN OPERATING ACTIVITES             (7,579)     (656,278)     (663,857)    (544,166)   (1,317,235)  (1,981,092)
                                                    ------------  ------------  ------------  -----------  -----------  -----------
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchases of fixed assets.......................       (5,500)      (17,227)      (22,727)     (16,894)      (67,941)     (90,668)
                                                    ------------  ------------  ------------  -----------  -----------  -----------
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from issuance of common stock..........      225,110       355,000       580,110      285,000     1,264,588    1,844,698
  Increase (decrease) in note
    payable--stockholders.........................                    112,314       112,314      119,594       (27,193)      85,121
  Proceeds from loan payable--other...............                                                             178,087      178,087
  Proceeds from bridge financing..................                                                             135,720      135,720
  Proceeds from loan payable--stockholder.........                                                              60,840       60,840
  Proceeds from convertible debentures............                                                              54,980       54,980
  Payments of notes payable--bridge financing.....                                                            (250,000)    (250,000)
  Costs of proposed public offering...............                                                             (35,500)     (35,500)
                                                    ------------  ------------  ------------  -----------  -----------  -----------
        NET CASH PROVIDED BY FINANCING
          ACTIVITIES..............................      225,110       467,314       692,424      404,594     1,381,522    2,073,946
                                                    ------------  ------------  ------------  -----------  -----------  -----------
        INCREASE (DECREASE) IN CASH...............      212,031      (206,191)        5,840     (156,466)       (3,654)       2,186

CASH--beginning...................................                    212,031                    212,031         5,840
                                                    ------------  ------------  ------------  -----------  -----------  -----------
CASH--ending......................................   $  212,031    $    5,840    $    5,840    $  55,565   $     2,186  $     2,186
                                                    ------------  ------------  ------------  -----------  -----------  -----------
                                                    ------------  ------------  ------------  -----------  -----------  -----------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
  Cash paid for interest..........................         NONE          NONE          NONE         NONE       $28,797      $28,797
SUPPLEMENTAL DISCLOSURE OF NONCASH ACTIVITY--1996
  The Company issued shares of common stock in exchange for reductions in future rent (Note 6)
  Loans payable--stockholders were converted into common stock (Note 9)
  Loan payable--other was converted into common stock (Note 9)
  Convertible debentures were converted into common stock (Note 9)
  Accounts payable to a consultant and vendor were converted into common stock (Note 9)

                       See notes to financial statements

                     APOLLO INTERNATIONAL OF DELAWARE, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                         NOTES TO FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    LINE OF BUSINESS

    Apollo International of Delaware, Inc. (Company) was incorporated in November 1994 to develop, manufacture and distribute electric power protection and control products, utilizing computer and fiber optics technologies, for industry and electric utilities. The Company has been in the development stage since its inception.

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    INVENTORY

    Inventory was stated at the lower of cost or market, using the first-in, first-out method.

    FIXED ASSETS

    Equipment and furniture and computer software were stated at cost and are being depreciated on the straight-line method over their estimated useful lives of five and three years, respectively.

    Leasehold improvements were stated at cost and are being amortized over the life of the lease (Note 6) or lives of the asset, whichever is less.

    SOFTWARE COSTS

    Costs of software to be sold, which were incurred after technological feasibility has been established and until it is available for general release, have been capitalized and are being amortized on the straight-line method over the estimated economic lives of the related products or three years, whichever is less.

    DEFERRED INCOME TAXES

    Deferred income taxes have been provided on timing differences between financial statement and income tax reporting resulting from computer software costs and net operating loss carryforwards.

    DEBT ISSUANCE COSTS AND DISCOUNTS

    Debt issuance costs on the bridge financing (Note 9) have been capitalized and are being amortized on the straight-line method over the term of the related notes payable.

    Discounts on the bridge financing are being amortized on the interest method over the term of the related notes payable.

    STOCK BASED COMPENSATION

    Stock based compensation of non employees and employees have been valued on the fair value based method and the intrinsic value based method, respectively.

    RESEARCH AND DEVELOPMENT COSTS

    Research and development costs have been charged to operations as incurred.

    ADVERTISING COSTS

    Advertising costs are expensed as incurred and are included in general and administrative expenses. For the year ending December 31, 1995 and the ten months ended October 31, 1995 and 1996 (Unaudited), advertising costs were $3,869, $2,476 and $43,064, respectively.

    LOSS PER COMMON SHARE

    Loss per common share was computed based on the weighted average number of common shares and common share equivalents outstanding during the year. All shares and per share amounts have been retroactively restated to reflect the stock split on May 10, 1996. The 299,000 shares issued in June 1996 (Note 9) and the 105,494 shares issued under anti-dilution provisions (Note 2) have been treated as outstanding for all periods or from date of original issuance, respectively, in calculating loss per common share because such shares were issued at prices below the proposed public offering price (Note 9).

    Fully-dilutive loss per common share has not been presented because it was anti-dilutive.

2. CAPITALIZATION

    SHARES

    In November 1994, the Company authorized 100,000 shares of $.01, par value, common stock.

    Effective October 1995, the Company issued 105,494 shares of common stock under anti-dilution provisions of previously issued common stock.

    RECAPITALIZATION AND STOCK SPLIT

    Effective May 10, 1996, the Company increased their authorized common stock to 15,000,000 shares and authorized a 10.6828 for 1 stock split, without a change in par value. As a result of the split, the Company issued 1,339,860 additional shares of common stock and transferred $7,105 from additional paid-in capital to common stock. All shares and per share amounts have been retroactively restated to reflect the stock split.

    RESERVED SHARES (UNAUDITED)

    The values of all options and warrants have been deemed immaterial as all were issued with exercise prices in excess of their fair values.

    As of October 31, 1996, common stock was reserved as follows:

Warrants--consultants (Note 9)...................................    700,000
Stock option plan (Note 9).......................................    500,000
Warrants--private placement (Note 9).............................    250,000
Warrants--employees (Note 9).....................................    100,000
Shares to be issued in connection with the conversion of accounts
  payable........................................................     25,000
Shares to be issued in connection with the private placement
  (Note 9).......................................................     15,000
                                                                   ---------
                                                                   1,590,000
                                                                   ---------
                                                                   ---------

3. INVENTORY

    As of December 31, 1995 and October 31, 1996 (Unaudited), inventory consisted of:

                                                                           1995        1996
                                                                        ----------  ----------
Raw materials.........................................................              $   45,234
Work-in-progress......................................................  $  108,921     212,842
Finished goods........................................................                   6,088
                                                                        ----------  ----------
                                                                        $  108,921  $  264,164
                                                                        ----------  ----------
                                                                        ----------  ----------

4. FIXED ASSETS

    As of December 31, 1994 and 1995 and October 31, 1996 (Unaudited), fixed assets consisted of:

                                                                  1994       1995       1996
                                                                ---------  ---------  ---------
Equipment and furniture.......................................  $   5,500  $  19,212  $  76,838
Computer software.............................................                 3,515     10,163
Leasehold improvements........................................                            3,667
                                                                ---------  ---------  ---------
                                                                    5,500     22,727     90,668
Less accumulated depreciation and amortization................         92      3,787     15,027
                                                                ---------  ---------  ---------
                                                                $   5,408  $  18,940  $  75,641
                                                                ---------  ---------  ---------
                                                                ---------  ---------  ---------

5. NOTE PAYABLE--STOCKHOLDERS

    On June 3, 1995, certain stockholders advanced $122,154 to the Company, payable on demand, without interest. Through December 15, 1995, the Company paid $9,840 and converted the balance of $112,314 to a note payable in equal monthly installments of $1,600, including interest at 10.5%, per annum, commencing January 15, 1996, and continuing through June 15, 1998, when the balance is payable.

    On September 16, 1996 (Unaudited), the Company made a principal payment of $20,110, which will reduce the balance due at maturity, and paid interest to the stockholders for funds advanced during the interest free period.

    For the ten months ended October 31, 1996 (Unaudited), interest expense to shareholders was $20,197.

6. COMMITMENTS

    LEASE

    On April 3, 1995, as amended October 27, 1995, the Company entered into a noncancelable lease for office and research space through October 3, 1998, requiring a monthly rent of $2,024. On April 5, 1996, the Company amended their lease for additional space through March 31, 1999, requiring an additional monthly rent of $3,194.

    In addition, the Company issued the landlord 21,366 shares of common stock in exchange for $20,000, payable in equal installments over 36 months by reductions of future monthly rent.

    For the year ending December 31, 1995 and the ten months ended October 31, 1996 (Unaudited), rent expense was $10,736 and $41,612, respectively.

    On October 1, 1996 (Unaudited), the Company leased additional space through October 31, 1998, for a monthly rent of $1,655.

7. INCOME TAXES

    Through November 30, 1995, the Company had elected as an "S" Corporation for Federal and state purposes and, as such, was not required to pay income taxes.

    For the year ended December 31, 1995, and the ten months ended October 31, 1995 and 1996 (Unaudited), the tax effects of timing differences which gave rise to deferred income taxes were as follows:

                                                                                     OCTOBER 31,
                                                                 DECEMBER 31,  ------------------------
                                                                     1995         1995         1996
                                                                 ------------  -----------  -----------
Software costs.................................................   $  (80,000)  $   (80,000) $   (45,000)
Net operating loss carryforward................................       40,000       245,000      535,000
Less valuation allowance.......................................                   (165,000)    (450,000)
                                                                 ------------  -----------  -----------
                                                                  $  (40,000)         NONE  $    40,000
                                                                 ------------  -----------  -----------
                                                                 ------------  -----------  -----------

    As of December 31, 1995, and October 31, 1996 (Unaudited), the tax effect of deferred income taxes payable were as follows:

                                                                                    1995        1996
                                                                                 ----------  -----------
Software costs.................................................................  $  (80,000) $  (125,000)
Net operating loss carryforward................................................      40,000      575,000
Less valuation allowance.......................................................                 (450,000)
                                                                                 ----------  -----------
                                                                                 $  (40,000)        NONE
                                                                                 ----------  -----------
                                                                                 ----------  -----------

    As of December 31, 1995, and October 31, 1996 (Unaudited), the Company had net operating loss carryforwards available to reduce future taxable income of approximately $100,000, through 2010, and $1,600,000 expiring through 2011, respectively.

8. CONCENTRATION OF CASH

    The Company, from time to time, had cash in financial institutions in excess of insured limits. In assessing its risk, the Company's policy is to maintain funds only with reputable financial institutions.

9. SUBSEQUENT EVENTS

    LOAN PAYABLE--STOCKHOLDER

    During January to April 1996, a stockholder advanced the Company $60,840 which is convertible into common stock at approximately $.94, per share. On June 13, 1996 (Unaudited), the advances were converted into 64,994 shares of common stock.

    LOANS PAYABLE--OTHER

    During January to April 1996, the Company borrowed an aggregate of $178,087, payable on demand, with interest at 18%, per annum. The loans are convertible into common stock at approximately $.94, per share. On June 20, 1996 (Unaudited), the loans and accrued interest thereon of $12,616 were converted into 203,726 shares of common stock.

    CONVERTIBLE DEBENTURES

    During March/April and May 1996, the Company sold convertible debentures in the aggregate face amount of $47,000 and $10,000, respectively, for proceeds of $44,980 and $10,000, respectively. The debentures were due in March and April 2001, with interest at 11.625% to 12.625%, per annum, payable annually. The debentures were convertible, at any time prior to either the private placement or public offering of securities, into common stock of the Company at 75% of the offering price, as defined. On July 1, 1996 (Unaudited), the debentures were converted into 25,331 shares of common stock.

    CONSULTING AGREEMENTS (UNAUDITED)

    In May 1996, the Company entered into a business consulting agreement in exchange for, at the Company's option: (a) $30,000 in cash or (2) 299,000 shares of common stock and 400,000 warrants to purchase shares of common stock. Each warrant is exercisable at $5.50, per share, commencing June 1998 through May 2001. If the Company does not close an initial public offering before June 1, 1997, the Company will be entitled to cancel the warrants and redeem the shares for $30,000. In June 1996 (Unaudited), the Company issued 299,000 shares of common stock to the consultant.

    In June 1996, the Company entered into a business consulting agreement through June 2001, in exchange for 250,000 warrants to purchase shares of common stock, each exercisable to purchase one share of common stock at $4, per share, commencing June 1998 through June 2002.

    STOCK OPTION PLAN (UNAUDITED)

    In June 1996, the Company adopted a stock option plan under which it may grant both qualified and nonqualified options to purchase up to 500,000 shares of common stock to directors, officers and key employees. Options shall be exercisable for a period of up to ten years from the date of the grant at no less than the fair value on the date of the grant (five years and 110% of fair market value for stockholders owning 10% or greater).

    During the period from July 1, 1996 to November 30, 1996 (Unaudited), the Company granted options, under the plan, to purchase 254,000 shares at $4, per share.

    PREFERRED STOCK (UNAUDITED)

    In June 1996, the Company authorized 5,000,000 shares of $.01, par value, preferred stock.

    EMPLOYMENT AGREEMENT (UNAUDITED)

    In June 1996, the Company entered into an employment agreement with an officer (chief executive officer and president) through June 2001, which annually shall automatically be extended for one year beginning on the fifth anniversary of the agreement. The agreement provides for an annual base compensation of $150,000, with annual increases based on cost of living increases, plus increases up to $100,000, if the Company's gross revenues are in excess of $10,000,000 and if income before interest and income taxes are 10% of gross revenues. Upon death, the executive or his estate shall receive an amount equal to one year's base salary, payable over 12 months. Upon permanent disability, the officer shall receive an amount equal to three times the base salary, payable over 36 months, plus insurance and other benefits, etc. for three years. Upon termination by the Company, the officer shall receive an amount equal to the balance of the agreement, payable upon termination, plus insurance and other benefits, etc., for two years. Upon nonrenewal of the agreement by the Company, the officer shall receive one year's base salary payable over 12 months. Upon a termination within nine months of a change in control of the Company, the officer shall receive an amount equal to the balance of the agreement, but for no less than a three year period.

    During 1996, the Company also entered into employment agreements with four additional officers for terms of four years, except one with a term of two years, and all are automatically renewable for two year terms, unless terminated. The agreements provided for annual base salaries of $120,000, $100,000, $80,000 and $80,000, subject to increases for annual cost of living adjustments.

    One officer is also entitled to receive additional compensation equal to 1 1/2% of the net sales proceeds, as defined, of the Company's products within the United States. The agreements also provided for severance payments upon death, permanent disabilities or termination by the Company of the officer equal to six months base salary, plus insurance and other benefits for six months.

    BRIDGE FINANCING

    On May 15, 1996, the Company completed a bridge financing for aggregate proceeds of $250,000 and issued notes payable of $250,000 and 200,000 shares of common stock. The notes were payable upon the earlier of: (1) 18 months or (2) the closing of the minimum amount of the private placement, with interest at 12%, per annum. The notes payable and shares of common stock are redeemable by the Company at 85% of their aggregate proceeds if an initial public offering is not completed by February 1, 1997. The Company has allocated $.47, per share, of the proceeds of the bridge financing to the common stock, the value of the shares at the date of issuance.

    In connection with the bridge financing, the Company paid an underwriter a discount of $25,000 and a nonaccountable expense allowance of $7,500.

    The notes payable issued with the bridge financing were repaid with proceeds from the private placement and the unamortized discount and deferred financing costs of $80,945 and $17,462, respectively, were written-off (Unaudited).

    PRIVATE PLACEMENT

    The private placement was anticipated to be for a minimum of 25 units, on a best efforts--all or none basis, and a maximum of 50 units, on a best efforts basis, at $30,000, per unit. Each unit consisted of 10,000 shares of common stock and 5,000 warrants. Each warrant is exercisable to purchase one share of common stock at a price of $5.50, per share, for a period of four years, commencing two years from the later of (i) the closing of the private placement or (ii) the date of the proposed public offering.

    As of October 31, 1996 (Unaudited), 48.5 units have been sold and the remaining 1.5 units were closed in November 1996. In connection with the private placement, the Company paid the underwriter a commission of $150,000 and a nonaccountable expense allowance of $45,000, including on the 1.5 units sold in November, and incurred other expenses of $88,042.

    FORGIVENESS OF INDEBTEDNESS (UNAUDITED)

    On September 17, 1996, the Company settled an accounts payable to a vendor of $110,528 in exchange for $25,000 in cash and the issuance of 3,500 shares of common stock of the Company (including 1,100 shares issued directly to the shareholder of the vendor). The Company valued the shares at $3, per share, the value of the private placement and, as such, recorded forgiveness of indebtedness income of $75,028.

    WARRANTS (UNAUDITED)

    In September 1996, the Company issued warrants to two employees, each exercisable to purchase 50,000 shares of common stock at $5.50, per share, commencing one year from the proposed public offering through September 26, 2001.

    In November 1996, the Company entered into a business consulting agreement with a director in exchange for 250,000 warrants. Each warrant is exercisable to purchase one share of common stock at $5.50, per share, commencing June 1998 through June 2002.

    In July 1996, the Company borrowed $50,000 from a consultant, which was repaid in August 1996, without interest. As consideration for the loan, the Company issued to such consultant a warrant to purchase 50,000 shares of common stock, exercisable at $5.50 per share, commencing June 1, 1998 until June 1, 2002.

    FACTORING AGREEMENT (UNAUDITED)

    On October 31, 1996, the Company entered into an factoring agreement under which the Company will sell, without notification, with full recourse and subject to credit approval, all existing and future accounts receivable to a finance company, owned by certain stockholders of the Company, in exchange for 94% of the invoiced amount. Upon becoming delinquent, as defined, the Company shall repurchase the accounts receivable for 94% of the amount invoiced. The agreement limits uncollected accounts receivable to $425,000. The Company will also pay a fee equal to 1%, per month, of the uncollected invoiced amounts in excess of 30 days.

    PROPOSED PUBLIC OFFERING

    The public offering is anticipated to be for 700,000 shares of common stock at a price of $5, per share, plus 300,000 warrants (Public Warrants) to purchase shares of common stock at a price of $.10, per warrant, for an aggregate of $3,515,000. Each Public Warrant shall be exercisable for one share of common stock at a price of $5.50, per share, for a period of four years, commencing two years from the date of the public offering. Upon certain conditions, the warrants will be redeemable by the Company at $.05, per warrant. The offering will also provide for an overallotment option of 105,000 shares and 45,000 warrants.

    The underwriter shall be entitled to a 10% discount and 3% nonaccountable expense allowance, of which $10,000 and $15,000 were paid upon closing of the bridge financing and private placement, respectively. Upon closing of the public offering, the Company will sell to the Underwriter, for $10, a warrant to purchase 70,000 shares of common stock at $6, per share, and 30,000 Public Warrants at $.12, per warrant, exercisable for five years commencing one year from the public offering. In addition, upon the closing of the public offering, the Company will enter into a three year consulting agreement with the underwriter for $1,953, per month, payable at closing.

10. INTERIM FINANCIAL STATEMENT (UNAUDITED)

    In the opinion of management, the interim unaudited financial statements as of October 31, 1996, reflect all material adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial position, the results of operations and cash flows. Interim results are not necessarily indicative of the results of the entire year.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, OR ANY UNDERWRITER OR BROKER/DEALER. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY BY ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION.
                            ------------------------

                               TABLE OF CONTENTS

                                                   PAGE
                                                 ---------
Prospectus Summary.............................          3
Risk Factors...................................          7
Use of Proceeds................................         14
Dilution.......................................         15
Capitalization.................................         16
Dividend Policy................................         17
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations...................................         17
Business.......................................         20
Management.....................................         24
Beneficial Ownership of Principal Stockholders
  and Management...............................         29
Certain Transactions...........................         30
Description of Securities......................         31
Shares Eligible for Future Sale................         34
Underwriting...................................         36
Concurrent Registration for Secondary
  Offering.....................................         39
Legal Matters..................................         39
Experts........................................         39
Available Information..........................         40

                            ------------------------

    UNTIL       , 1997 (25 DAYS AFTER THE DATE OF THIS PROSPECTUS) ALL DEALERS
EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                         700,000 SHARES OF COMMON STOCK
                                      AND
                        300,000 REDEEMABLE COMMON STOCK
                               PURCHASE WARRANTS

                              APOLLO INTERNATIONAL
                               OF DELAWARE, INC.
                             ---------------------

                                   PROSPECTUS

                             ---------------------

                             MAY DAVIS GROUP, INC.

                                          , 1997

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

            [Alternate Page for Selling Securityholders Prospectus]

                 SUBJECT TO COMPLETION. DATED DECEMBER 17, 1996

PROSPECTUS

                     APOLLO INTERNATIONAL OF DELAWARE, INC.

                      1,432,989 SHARES OF COMMON STOCK AND

               650,000 REDEEMABLE COMMON STOCK PURCHASE WARRANTS

    This Prospectus relates to the offer and sale by certain persons (the "Selling Securityholders") of up to 1,432,989 shares of Common Stock $.01 par value per share (the "Common Stock"), 650,000 redeemable common stock purchase warrants to purchase one (1) share of Common Stock (the "Public Warrants") and the 650,000 shares underlying the Public Warrants of Apollo International of Delaware, Inc. (the "Company"), hereinafter referred to as the "Offering". Each Public Warrant entitles the holder to purchase one share of Common Stock at an exercise price of $5.50 (the "Exercise Price"), subject to adjustment,
commencing two years after            , 1997 (the "Effective Date") until the
close of business on the sixth year after the Effective Date. The Public Warrants are each redeemable by the Company for $.05 per Public Warrant at any time after one year from the Effective Date, upon thirty days' prior written notice to the Public Warrant holders, provided (i) the closing bid price of the Common Stock for 20 consecutive trading days exceeds $7.50, and (ii) if such redemption occurs during the first two years following the Effective Date, the Underwriter has consented in writing to the redemption. See "Description of Securities". The Company will not receive any of the proceeds from the sale of such shares of Common Stock and Public Warrants, and the shares of Common Stock underlying the Public Warrants. To the extent the Public Warrants are exercised, the Company will receive proceeds represented by the exercise price of such warrants. The expenses in connection with the preparation of this Prospectus and registration of the Common Stock and Public Warrants will be paid by the Company. The Company may also incur further expenses associated with any continuing responsibilities to register the Common Stock and Public Warrants (sometimes collectively referred to as the "Securities"). Such additional expenses are not capable of being estimated, but the Company does not expect them to be material. Selling Securityholders will be responsible for payment of transfer taxes and broker/dealers commissions, if any are payable.

    The Common Stock and Public Warrants are listed on the NASDAQ SmallCap
Market under the symbols "      " and "      ", respectively. On            ,
1997, the high and low bid prices of the Common Stock reported on the NASDAQ
SmallCap Market were $         and $         , respectively. See "Description of
Securities," "Risk Factors."

    THE SECURITIES OFFERED HEREBY ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK AND IMMEDIATE SUBSTANTIAL DILUTION FROM THE PUBLIC OFFERING PRICE AND SHOULD NOT BE PURCHASED BY INVESTORS WHO CANNOT AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED UNDER THE CAPTION "RISK FACTORS" WHICH APPEAR BEGINNING ON PAGE 5 OF THIS PROSPECTUS. SEE ALSO "DILUTION."

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               The date of this Prospectus is            , 199 .

            [Alternate Page for Selling Securityholders Prospectus]

                               PROSPECTUS SUMMARY

    THE FOLLOWING IS A SUMMARY OF CERTAIN INFORMATION (INCLUDING FINANCIAL STATEMENTS AND NOTES THERETO) CONTAINED IN THIS PROSPECTUS AND IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION APPEARING ELSEWHERE HEREIN. UNLESS OTHERWISE SPECIFIED, ALL REFERENCES HEREIN REFLECT THE 10.6828 FOR 1 SPLIT OF THE COMPANY'S COMMON STOCK EFFECTED FOR SHAREHOLDERS OF RECORD ON MAY 10, 1996. ALTHOUGH FRACTIONAL SHARES RESULTED FROM THE STOCK SPLIT, THERE ARE NO REFERENCES TO FRACTIONAL SHARES HEREIN. EACH PROSPECTIVE INVESTOR IS URGED TO READ THIS PROSPECTUS IN ITS ENTIRETY.

                                  THE COMPANY

    Apollo International of Delaware, Inc. (the "Company") is a development stage company formed in Delaware in November, 1994. The Company's objective is to integrate new computer and fiber optics technologies into electric power protection and control products for industry and electric utilities. The Company is developing concurrently two product lines, the first of which (designated as "CMPR" products) is designed to monitor motors used by industrial users, and the second of which (designated as "SOLARIS" or "NOVA" products), is designed to monitor electric power transmission for industrial users and electric utilities. The target market for the motor protection and control product line is industrial end users such as steel mills, mining operations, pulp and paper mills, and petrochemical companies. The NOVA product line is designed for the utility substation marketplace which includes public and investor owned utilities, cogeneration facilities, and large industrial users who operate their own electric power substations.

    In 1996, the Company raised a total of $1,700,000 in private financings through the private placement of 700,000 shares of Common Stock and 250,000 warrants, which warrants were subsequently converted to Public Warrants, all of
which securities are being offered under this Prospectus. In       , 1997, the
Company completed an initial public offering of its Common Stock and Public Warrants and raised gross proceeds to the Company of $3,530,000.

    The Company maintains its principal executive offices at 6542 Highway 41, Suite 215, Apollo Beach, Florida 33592; telephone (813) 645-7677.

            [Alternate Page for Selling Securityholders Prospectus]

                                  THE OFFERING

Securities Offered...........................  1,432,989 shares of Common Stock, $.01 par value, 650,000 Public Warrants to purchase
                                               one (1) share of Common Stock at $5.50 per
                                               share and the 650,000 shares underlying the
                                               Public Warrants. See "Risk Factors -Possible
                                               Adverse Effect of Redemption of Public
                                               Warrants" and "Description of Securities".

Securities to be Outstanding Subsequent to
  the Offering (2)...........................  3,499,786 shares of Common Stock.(1) 950,000
                                               Public Warrants.(3)

Terms of the Public Warrants.................  Each Public Warrant entitles the holder, for
                                               $5.50, to purchase one share of Common Stock
                                               for a period of four years commencing two
                                               years after the date of this Prospectus (the
                                               "Effective Date"). The Public Warrants are
                                               each redeemable by the Company for $.05 per
                                               Public Warrant at any time after one year
                                               from the Effective Date, upon thirty days'
                                               prior written notice to the Public Warrant
                                               holders, provided (i) the closing bid price
                                               of the Common Stock for 20 consecutive
                                               trading days exceeds $7.50, and (ii) if such
                                               redemption occurs during the first two years
                                               following the Effective Date, the Underwriter
                                               has consented in writing to the redemption.
                                               See "Description of Securities-- Warrants."

Risk Factors.................................  Investment in the securities offered hereby involves a high degree of risk and
                                               substantial dilution. See "Risk Factors" and
                                               "Dilution."

NASDAQ Symbols (5)...........................  Common Stock--[      ]
                                               Warrants     --[      ]

------------------------

(1) Does not include (i) 245,000 shares of Common Stock reserved for future issuance under the Company's 1996 Stock Option Plan; (ii) 254,000 shares of Common Stock reserved for issuance upon exercise of stock options granted under the 1996 Stock Option Plan; (iii) 1,050,000 shares of Common Stock reserved for issuance upon exercise of outstanding warrants to purchase Common Stock; (iv) 70,000 shares of Common Stock reserved for issuance upon exercise of the Underwriters' Warrant; (v) 30,000 shares of Common Stock reserved for issuance upon exercise of Underwriters' Public Warrants issuable upon exercise of the Underwriters' Warrant; and (vi) 300,000 shares of Common Stock reserved for issuance upon exercise of the Public Warrants.

(2) Does not include 105,000 additional shares of Common Stock or 45,000 Public Warrants issuable upon exercise of the Underwriters' over-allotment option. See "Underwriting."

(3) Includes 400,000 common stock purchase warrants issued pursuant to a consulting agreement and 250,000 common stock purchase warrants issued pursuant to a private placement of the Company's securities, all of which warrants shall have the same exercise price and other terms and provisions of the Public Warrants upon the closing of the Offering. Does not include 550,000 common stock purchase warrants issued to consultants; or (ii) 100,000 common stock purchase warrants issued to employees.

            [Alternate Page for Selling Securityholders Prospectus]

                                  RISK FACTORS

    THE SECURITIES OFFERED HEREBY ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK AND SUBSTANTIAL DILUTION AND SHOULD ONLY BE PURCHASED BY INVESTORS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. PROSPECTIVE INVESTORS, PRIOR TO MAKING AN INVESTMENT, SHOULD CAREFULLY CONSIDER THE FOLLOWING RISKS AND SPECULATIVE FACTORS, AS WELL AS OTHER INFORMATION SET FORTH ELSEWHERE IN THIS PROSPECTUS, ASSOCIATED WITH THIS OFFERING, INCLUDING THE INFORMATION CONTAINED IN THE FINANCIAL STATEMENTS HEREIN.

    DEVELOPMENT STAGE COMPANY; LIMITED REVENUES. The Company is a development stage company which was formed in November 1994 and which had an accumulated deficit of approximately $587,321 as of December 31, 1995 and $1,844,608 as of October 31, 1996. Potential investors should be aware that unanticipated problems, many of which may be beyond the Company's control, are commonly encountered by companies in the development stage. These include, but are not limited to, unexpected product development, marketing and customer support problems, increased competition, lack of credibility with customers and suppliers, and technical obsolescence. Further, the Company had no revenues prior to December 31, 1995 and has had limited revenues of approximately $218,789 for the ten month period ended October 31, 1996. There is no assurance that the Company will ever generate sufficient revenues to meet expenses or be profitable. See "Management's Discussion of Plan of Operations" and the Financial Statements hereto.

    SIGNIFICANT CAPITAL REQUIREMENTS; DEPENDENCE ON OFFERING PROCEEDS; POSSIBLE NEED FOR ADDITIONAL FINANCING. The Company's capital requirements in connection with the design, development and commercialization of its products have been and will continue to be significant. To date, the Company has been substantially dependent upon loans from its principal stockholders, as well as private placements and a public offering of its debt and equity securities, to finance its working capital requirements. The Company raised gross proceeds $1,700,000 in private financings in 1996 and closed its initial public offering ("IPO") in
      , 1997 for gross proceeds of $3,530,000. The Company is dependent on such proceeds to commence full scale marketing activities in connection with its products, to complete the development of additional product and software applications, and to fund the Company's working capital requirements. The Company anticipates, based on currently proposed plans and assumptions relating to its operations, that the proceeds of its IPO will be sufficient to satisfy its contemplated cash requirements for at least twelve months following the IPO closing. In the event that the Company's plans change or prove to be inaccurate or if the proceeds of the IPO prove to be insufficient to fund operations, the Company could be required to seek additional financing sooner than currently anticipated or could be required to curtail its activities. The Company has no current arrangements with respect to, or sources of, additional financing, and there can be no assurance that existing stockholders will provide any portion of the Company's future financing requirements. There can be no assurance that any additional financing will be available to the Company on acceptable terms, or at all. Additional equity financing may involve substantial dilution to the interests of the Company's then existing stockholders. See "Use of Proceeds" and "Certain Transactions."

    BROAD DISCRETION IN USE OF PROCEEDS. All of the proceeds from the exercise of the Public Warrants will be applied to working capital and general corporate purposes. Accordingly, the Company will have broad discretion in the application of such proceeds.

            [Alternate Page for Selling Securityholders Prospectus]

    NO ASSURANCE OF CONTINUED MARKET FOR SECURITIES. Although the Company's Common Stock and Public Warrants are listed on the NASDAQ SmallCap Market, there can be no assurances that a public trading market for the Common Stock will be sustained. If for any reason the Company fails to maintain sufficient qualifications for continued listing on the NASDAQ SmallCap Market, purchasers of the securities may have difficulty in selling their securities should they desire to do so. In any event, because certain restrictions may be placed upon the sale of securities at prices under $5, unless such securities qualify for an exemption from the "penny stock" rules, such as a listing on the NASDAQ SmallCap Market, some brokerage firms will not effect transactions in the securities if they trade below $5 and it is unlikely that any bank or financial institution will accept the securities as collateral, which could have an adverse effect in developing or sustaining any market for the securities. See "Risk Factors --Possible Delisting of Securities" and "--Penny Stock Regulations."

    ARBITRARY DETERMINATION OF EXERCISE PRICE; POSSIBLE VOLATILITY OF SECURITIES. The terms of the Public Warrants were arbitrarily determined by negotiations between the Company and the Underwriters and do not necessarily bear any relationship to the Company's assets, book value, net earnings, net sales or other established criteria of value, and should not be considered indicative of the actual value of the Securities. See "Underwriting." The stock market has, from time to time, experienced extreme price and volume fluctuations, which often have been unrelated to the operating performance of particular companies. Regulatory developments and economic and other external factors, as well as period-to-period fluctuations in financial results of the Company, may have a significant impact on market prices of the Securities.

    POTENTIAL ADVERSE EFFECT OF REDEMPTION OF PUBLIC WARRANTS. The Public Warrants are subject to redemption by the Company. Redemption of the Public Warrants could force the holders to exercise the Public Warrants and pay the exercise price at a time when it may be disadvantageous for the holders to do so, to sell the Public Warrants at the current market price when they might otherwise wish to hold the Public Warrants, or to accept the redemption price, which may be substantially less than the market value of the Public Warrants at the time of redemption. The holders of the Public Warrants will automatically forfeit their rights to purchase the shares of Common Stock issuable upon exercise of such Public Warrants unless the Public Warrants are exercised before they are redeemed. The holders of Public Warrants will not possess any rights as stockholders of the Company unless and until the Public Warrants are exercised. See "Description of Securities--Warrants."

    CURRENT PROSPECTUS AND STATE BLUE SKY REGISTRATION IN CONNECTION WITH EXERCISE OF PUBLIC WARRANTS. The Company will be able to issue shares of its Common Stock upon exercise of the Public Warrants only if there is a then current prospectus relating to the Common Stock issuable upon the exercise of the Public Warrants under an effective registration statement filed with the Commission and only if such Common Stock is then qualified for sale or exempt from qualification under applicable state securities laws of the jurisdictions in which the various holders of Public Warrants reside. Although the Company will use its best efforts to meet such requirements, there can be no assurance that the Company will be able to do so. The failure of the Company to meet such requirements may deprive the Public Warrants of any value and cause the resale or other disposition of Common Stock issued upon the exercise of the Public Warrants to become unlawful. See "Description of Securities--Warrants."

    POSSIBLE ADVERSE IMPACT ON MARKET OF WARRANT EXERCISE. In the event of the exercise of a substantial number of Public Warrants within a reasonably short period of time after the right to exercise commences, the resulting increase in the amount of Common Stock of the Company in the trading market could substantially affect the market price of the Common Stock. See "Description of Securities--Warrants.-- Warrants."

    POSSIBLE ADVERSE IMPACT OF UNDERWRITERS' WARRANT. In connection with the IPO, the Company sold to the Underwriters, for nominal consideration, an Underwriters' Warrant exercisable for 70,000 shares of Common Stock at $6.00 per share and/or 30,000 Public Warrants at $.12 per warrant. The Underwriters'
Warrant is exercisable for a period of five years, commencing       , 1998. The
Underwriters' Warrant is

            [ALTERNATE PAGE FOR SELLING SECURITYHOLDERS PROSPECTUS]

not redeemable by the Company. The holders of the Underwriters' Warrant will have the opportunity to profit from a rise in the market price of the Securities, if any, without assuming the risk of ownership. The Company may find it more difficult to raise additional equity capital if it should be needed for the business of the Company while the Underwriters' Warrant is outstanding. At any time when the holders thereof might be expected to exercise them, the Company would probably be able to obtain additional capital on terms more favorable than those provided by the Underwriters' Warrant.

    The Underwriters have "piggy back" and demand registration rights with respect to the Common Stock issuable upon exercise of the Underwriters' Warrant (and the Public Warrants issuable thereunder). Any future exercise of these registration rights may cause the Company to incur substantial expense and could impair the Company's ability to raise capital through the public sale of its securities. See "Dilution," "Shares Eligible for Future Sale" and "Underwriting Agreement".

    POSSIBLE DILUTIVE EFFECT OF OPTIONS AND WARRANTS AND ADVERSE EFFECT ON MARKET PRICE. No assurance can be given as to the effect, if any, that future sales of Common Stock, or the availability of shares of Common Stock for future sales, will have on the market price of the Common Stock from time to time. Sales of substantial amounts of Common Stock (including shares issued upon the exercise of warrants or stock options), or the possibility that such sales could occur, could adversely affect the market price of the Common Stock and could also impair the Company's ability to raise capital through an offering of its equity securities in the future. As of the date of this Prospectus, the Company granted options for 254,000 shares of Common Stock to various employees of the Company, 127,000 of which options are first exercisable commencing one year from their respective dates of grant (approximately July 1, 1997 to November 15, 1997), and the balance of which are exercisable incrementally over six months thereafter, all at an exercise price of $4.00 per share. Further, the Company issued a total of 100,000 common stock purchase warrants to two employees, which are exercisable at $5.50 per share commencing one year from the date of this Prospectus until September 26, 2001. The Company also issued common stock purchase warrants to consultants for an aggregate of 900,000 shares, 400,000 of which shall have the same terms as the Public Warrants offered hereby; 300,000 of which are exercisable at $4.00 per share commencing June 1, 1998 until June 1, 2002, and 300,000 of which are exercisable at $5.50 per share commencing June 1, 1998 until June 1, 2002. In addition, the Company issued 250,000 common stock purchase warrants to private placement investors which shall have the same exercise price and terms as the Public Warrants offered hereby. Further, in connection with this Offering, the Company will issue to the Underwriters an Underwriters' Warrant entitling the Underwriters, for four years commencing one year from the date of this Prospectus to purchase, for $6.00 per share, 70,000 shares of the Company's Common Stock and/or 30,000 Public Warrants at a purchase price of $.12 per warrant. The issuance of any additional shares by the Company in the future may result in a reduction of the book value or market price of the then outstanding Common Stock. For the life of the Underwriters' Warrants, the Public Warrants, non-public warrants and options, the holders thereof are given the opportunity to profit from a rise in the market price of the Common Stock. Any rise in the market price of the Common Stock may encourage the holders to exercise such warrants or options, which may result in a dilution of the interests of other stockholders. As a result, the Company may find it more difficult to raise additional equity capital if it should be needed for the business of the Company while such warrants and options are outstanding. See "Description of Securities."

    SHARES ELIGIBLE FOR FUTURE SALE. Sale of a substantial number of shares of the Common Stock in the public market could materially adversely affect the market price of the Common Stock. The Securities offered hereby, (i) approximately 799,000 shares of Common Stock and (ii) 650,000 Public Warrants, will be available for sale in the public market commencing 13 months after
      , 1997 unless released earlier by the Underwriters, (iii) approximately 200,000 shares of Common Stock, will be available for sale in the public market
commencing 24 months after       , 1997 unless released earlier by the
Underwriters, (iv) approximately 433,989 additional shares of Common Stock will be available for sale in the public

            [ALTERNATE PAGE FOR SELLING SECURITYHOLDERS PROSPECTUS]

market commencing 18 months after the date of this Prospectus, unless released earlier by the Underwriters, and (v) approximately 70,000 shares of Common Stock being registered for the account of the Underwriters will be available for sale
in the public market commencing 12 months after       , 1997, subject to
exercise of the Underwriter's Warrant. See "Shares Eligible For Future Sale."

    Each of the Company's directors and officers, and certain shareholders (in addition to those referenced in the preceding paragraph), holding a total of 1,260,574 shares of Common Stock and warrants and options to acquire another 322,000 shares of Common Stock, have agreed not to publicly offer, sell or
otherwise dispose of any Common Stock for a period of 24 months after       ,
1997 without the prior written consent of the Underwriters. Of such shares, 727,060 would, but for the lock-up, be available for sale, subject to certain volume limitations and other requirements of Rule 144 under the 1933 Act. Future sales of substantial amounts of Common Stock, or the potential for such sales, could adversely affect prevailing market prices. See "Shares Eligible For Future Sale."

    POSSIBLE RESTRICTIONS ON MARKET MAKING ACTIVITIES IN THE
SECURITIES. Although they have no legal obligation to do so, the Underwriters from time to time may act as market makers and otherwise effect transactions in the Securities. Unless granted an exemption by the Commission from Rule 10b-6 under the Exchange Act, the Underwriters will be prohibited from engaging in any market making activities or solicited brokerage activities with respect to the Securities for the period from nine business days prior to any solicitation of the exercise of any Warrant or nine business days prior to the exercise of any Warrant based on a prior solicitation until the later of the termination of such solicitation activity or the termination (by waiver or otherwise) of any right the Underwriters may have to receive such a fee for the exercise of the Warrants following such solicitation. As a result, the Underwriters may be unable to continue to provide a market for the Securities during certain periods while the Warrants are exercisable. The prices and liquidity of the Securities may be adversely affected by the cessation of the Underwriters' market making activities.

    POSSIBLE DELISTING OF SECURITIES. The Company's Common Stock and Public Warrants are listed in the NASDAQ SmallCap Market and the Boston Stock Exchange ("BSE"); however, there can be no assurance that such listings can be sustained. The continued trading of the Common Stock and the Public Warrants on the NASDAQ SmallCap Market and the BSE is conditioned upon the Company meeting certain criteria. If the Company fails to meet any of these criteria, the Common Stock and/or the Public Warrants could be delisted from trading on the NASDAQ SmallCap Market or the BSE, which delisting could materially adversely affect the trading market for the Common Stock and/or the Public Warrants. There can be no assurance that the Securities will not be delisted. See "Underwriting Agreement".

    PENNY STOCK REGULATION. In the event the Common Stock is delisted from trading on NASDAQ SmallCap Market and the trading price of the Common Stock is less than $5.00 per share, trading in the Common Stock would also be subject to the requirements of Rule 15g-9 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Under such rule, broker/dealers who recommend such low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements, including a requirement that they make an individualized written suitability determination for the purchaser and receive the purchaser's written consent prior to the transaction. The Securities Enforcement Remedies and Penny Stock Reform Act of 1990 also require additional disclosure in connection with any trades involving a stock defined as a "penny stock" (generally, according to recent regulations adopted by the Securities and Exchange Commission (the "Commission"), any non-NASDAQ equity security that has a market price of less than $5.00 per share, subject to certain exceptions), including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith. Such requirements could severely limit the market liquidity of the Common Stock and the ability of purchasers in this Offering to sell their securities in the secondary market. There can be no assurance that the Common Stock will not be treated as a penny stock.

            [ALTERNATE PAGE FOR SELLING SECURITYHOLDERS PROSPECTUS]

    CIVIL LIABILITY OF SELLING SHAREHOLDERS. Under the Securities Act, a purchaser of securities sold under a registration statement may recover from the person from whom he bought the securities damages incurred as a result of material misstatements contained in, or material information omitted from the registration statement. The damages recoverable are the difference between the price the purchaser paid for the security (but not more than the public offering price) and the price at which the purchaser disposed of the security or (if he still owns it) its value at the time of suit.

    Persons subject to liability under the Securities Act are certain officers and directors (including prospective directors) of the issuer of the securities, certain experts, and every underwriter who sold the securities. Under the Securities Act, the term "underwriter" is generally defined as any person who has purchased from an issuer (or from a control person of the issuer) with a view to, or offers or sells for an issuer in connection with, the distribution of any security. Thus, when a person has purchased securities directly from an issuer, and subsequently resells them, he may be deemed to have "purchased from an issuer with a view to distribution" and may be deemed an "underwriter" for purposes of imposing civil liability under the Securities Act. Therefore, selling shareholders who acquired securities from the Company, and subsequently resell those securities under this Prospectus (including the sale of common stock resulting from a conversion or exercise of those securities), may be deemed underwriters and therefore subject to civil liability for material misstatements contained in, or material omissions from, this Prospectus.

    ANTI-TAKEOVER EFFECT. Certain Delaware legislation applicable to the Company may deter or frustrate takeovers of the Company. Certain provisions of the Certificate of Incorporation of the Company may deter takeovers of the Company. The Company is authorized to issue 5,000,000 shares of preferred stock in one or more series, having terms fixed by the Board of Directors without shareholder vote, including voting, dividend or liquidation rights that could be greater than or senior to the rights of holders of Common Stock. Issuance of these shares could also be used as an anti-takeover device. The Company has no current intentions or plans to issue any such preferred stock. See "Description of Securities--Anti-Takeover Provisions of Delaware Law; Certain Provisions in Certificate of Incorporation."

                                USE OF PROCEEDS

    On the assumption that all of the Public Warrants are exercised, the gross proceeds that the Company will receive from such exercise $3,575,000. The Company intends to utilize the proceeds for working capital and general corporate purposes. To the extent that less than all of the Public Warrants are exercised and the Company receives less than $3,575,000. such proceeds will still be added to working capital and used for general corporate purposes. Unless any of the Public Warrants are exercised, the Company will not receive any proceeds from this Offering. The Company will not receive any proceeds from the resale by the Securityholders of any of the Common Stock, Public Warrants, or Common Stock underlying the Public Warrants.

            [Alternate Page for Selling Securityholders Prospectus]

technological developments, the introduction, enhancement and market acceptance of new and existing products, the introductions of competing products, and general economic conditions. As a result, the Company believes that period-to-period comparisons of its results of operations will not necessarily be meaningful and should not be relied upon as any indication of future performance. Because of the foregoing factors, it is likely that at some future quarter, the Company's operating results will be below the expectations of public market analysts and investors. In such event, the Company's Common Stock would likely be materially adversely affected.

LIQUIDITY AND CAPITAL RESOURCES:

    Until the initial public offering, the Company primarily financed its operations through private sales of equity and debt securities as well as loans and capital contributions by stockholders.

    From November 1994 to December 1995 the Company effectively issued 1,451,526 shares of Common Stock in a private placement raising gross proceeds of $580,110. On June 3, 1995 certain stockholders advanced $122,154 to the Company which has been partially repaid to leave a balance at October 31, 1996 of $85,121. During January to April of 1996 a stockholder advanced the Company $60,840 which was subsequently converted to 64,994 shares of Common Stock. During January to April of 1996, the Company borrowed an aggregate of $178,087, which principal amount plus interest totaling $190,703 was converted to 203,726 shares of Common Stock. During March to May the Company sold convertible debentures for net proceeds of $54,980. These were converted to 25,331 shares of Common Stock effective July 1, 1996. On May 15, 1996 the Company completed a bridge financing of $250,000 which was repaid from proceeds of a subsequent private placement. Starting in June 1996 through October 31, 1996, the Company conducted a private placement in which the Company sold 48.5 units at $30,000 per unit resulting in gross proceeds of $1,455,000. From this amount were deducted the placement agent's 10% discount and 3% non-accountable expense allowance. The remaining 1.5 units closed on November 14, 1996 for additional gross proceeds of $45,000. Each unit consisted of 10,000 shares of Common Stock and 5,000 Common Stock purchase warrants, which as of the date of this Prospectus will be modified to be identical to the terms of the Public Warrants.

    In       , 1997, the Company closed its IPO and received $         in net
proceeds, after deduction for underwriting discounts and other offering expenses.

    The Company has generated limited revenues from the sale to a major steel manufacturer of its initial product, the CMPR2, a motor protection relay. This product is currently being modified for the customer, and the Company expects additional orders from the customer which should generate $150,000 in cash in December 1996. The Company is now shipping its second product, Solaris (a feeder protection relay), on a limited basis. An initial order received in September will generate approximately $20,000 in November 1996. A second order for 125 units to South Africa will be factored through an investment group and should generate approximately $100,000 in November 1996. This will provide enough cash
for operating overhead and salaries until       . An anticipated growth in
orders prior to the Offering may create cash requirements for increased inventory.

    The Company has generated limited revenues from the sale of CMPR2 motor protection relays to U.S. Steel. This product is currently being modified for the customer, and the Company expects

            [Alternate Page for Selling Securityholders Prospectus]

the declaration of dividends and purchase or redemption of shares in violation of the Delaware General Corporation Law); or (iv) for any transaction from which the director derived an improper personal benefit. In addition, these provisions do not limit the rights of the Company or its shareholders, in appropriate circumstances, to seek equitable remedies such as injunctive or other forms of non-monetary relief. Such remedies may not be effective in all cases.

    The Company's Certificate of Incorporation and Bylaws provide that the Company shall indemnify all directors and officers of the Company to the full extent permitted by the Delaware General Corporation Law. Under such provisions, any director or officer, who in his capacity as such, is made or threatened to be made, a party to any suit or proceeding, may be indemnified if the Board of Directors determines such director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the Company. The Certificate of Incorporation, Bylaws and the Delaware General Corporation Law further provide that such indemnification is not exclusive of any other rights to which such individual may be entitled under the Certificate of Incorporation, the Bylaws, any agreement, vote of shareholders or disinterested directors or otherwise.

          BENEFICIAL OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGMENT

    The following table sets forth certain information concerning stock ownership of all persons known by the Company to own beneficially five percent or more of the outstanding shares of Common Stock, each Director and all officers and Directors as a group as of the date of this Prospectus.

                                                                       AMOUNT AND NATURE OF      PERCENTAGE OF
                   NAME AND ADDRESS OF BENEFICIAL                           BENEFICIAL            OUTSTANDING
                   OWNER OR IDENTITY OF GROUP (2)                          OWNERSHIP(1)            STOCK(1)
--------------------------------------------------------------------  ----------------------  -------------------
David W. Clarke.....................................................       1,258,242(3)             35.95%
Christine Clewes....................................................        705,691(4)              20.16%
Steven D. Smith.....................................................          -0-(5)                  -0-
Gregory C. Hamilton.................................................           -0-                    -0-
Matthias E. Lukens, Jr..............................................        26,707(6)                  *
Frank J. Mancini....................................................        326,577(7)               9.33%
  c/o The Mancini Packing Company
  700 Magnolia Street
  Zolfo Springs, FL 32890
Robert C. Swatland..................................................           -0-                    -0-
Donald P. Louw......................................................          -0-(8)                  -0-
James Kendall.......................................................         347,191                 9.92%
  676 Reef Road
  Vero Beach, FL 32963
All Directors and officers as a group (eight persons)...............     1,611,526(3)-(9)           46.05%

------------------------

*   Less than 1% of the issued and outstanding Common Stock..

(1) As used herein, the term beneficial ownership with respect to a security is defined by Rule 13d-3 under the Securities Exchange Act of 1934 as consisting of sole or shared voting power (including the power to vote or direct the vote) and/or sole or shared investment power (including the power to dispose or direct the disposition of) with respect to the security through any contract, arrangement, understanding, relationship or otherwise, including a right to acquire such power(s) during the next 60 days. Unless otherwise noted, beneficial ownership consists of sole ownership, voting and investment rights.

(2) Unless otherwise noted, addresses are c/o Apollo International of Delaware, Inc., 6542 North U.S. Highway 41, Suite 215, Apollo Beach, Florida 33572

            [ALTERNATE PAGE FOR SELLING SECURITYHOLDERS PROSPECTUS]

(3) Includes 705,962 shares owned jointly by Mr. Clarke and Ms. Clewes and 552,551 shares for which David W. Clarke has sole voting power pursuant to irrevocable proxies granted to him by various shareholders; but excludes 900,000 shares issuable upon exercise of warrants for which Mr. Clarke also holds a proxy, but which warrants are not exercisable within the next 60 days. Of the 552,551 shares of outstanding Common Stock for which Mr. Clarke holds a proxy, the proxy as to 299,000 of these shares terminates as of the date of this Prospectus.

(4) Represents 705,962 shares owned jointly by Ms. Clewes and Mr. Clarke.

(5) Excludes 50,000 shares issuable upon exercise of a common stock purchase warrant and 100,000 shares issuable upon exercise of a stock option, neither of which is exercisable within the next 60 days.

(6) Represents 26,707 shares held by Mr. Lukens as custodian for his children. Excludes 250,000 shares issuable upon exercise of a warrant that is not exercisable within the next 60 days.

(7) Represents 138,034 shares held individually and 188,543 shares owned beneficially by an entity of which Mr. Mancini is sole owner.

(8) Excludes 50,000 shares issuable upon exercise of a common stock purchase warrant and 100,000 shares issuable upon exercise of a stock option, neither of which is exercisable within the next 60 days.

(9) Excludes 50,000 shares of Common Stock issuable upon exercise of a warrant that is not exercisable within the next 60 days.

                              CERTAIN TRANSACTIONS

    The Company was indebted to its President and Chief Executive Officer and its Vice President, Marketing in the total amount of approximately $85,000 represented by a "balloon" promissory note dated December 15, 1995 payable to David Clarke and Christine Clewes. The note bears interest at 10.5% per annum and calls for payments of principal and interest equal to $1,600 per month from January 15, 1996 through June 15, 1998, at which time the entire remaining unpaid principal balance becomes due and payable along with any accrued and unpaid interest. This obligation to Mr. Clarke and Ms. Clewes was repaid from the proceeds of the IPO. See "Use Of Proceeds."

    In early 1996, Mr. Clarke and Ms. Clewes advanced the Company an additional $60,840, which obligation was converted into approximately 64,994 shares of Common Stock in June, 1996.

    Pursuant to a consulting agreement with Matthias E. Lukens, Jr., a director (Vice Chairman) of the Company, he was issued 250,000 Common Stock purchase warrants exercisable at $5.50 per share commencing June 1, 1998 and expiring June 1, 2002. See "Management--Consulting Agreements."

    During 1995 and 1996, Frank Mancini, a director, and an affiliate, loaned the Company an aggregate of $178,087.25. In June, 1996, pursuant to an agreement between him and the Company, he converted the entire principal balance, plus accrued interest of $12,617.39 into a total of 203,726 shares of the Company's Common Stock. Mr. Mancini was paid approximately $23,000 from the proceeds of this Offering for consulting services previously rendered to the Company.

    The Company has entered into a revolving factoring agreement with a partnership comprised of certain shareholders of the Company (which do not include any officers or directors of the Company) in order to obtain additional working capital. Pursuant to the agreement, the Company sells its receivables to the partnership at 94% of the invoice amount (face amount) of the receivables. The Company pays interest of one percent per month on factored advances over 30 days old that are not repaid from the factored receivables. The Company is obligated to repurchase accounts on which a customer has not made a payment for six consecutive months. There is a maximum of $425,000 available under the Agreement of which $60,000 had been advanced to the Company as of December 1, 1996.

            [ALTERNATE PAGE FOR SELLING SECURITYHOLDERS PROSPECTUS]

                           DESCRIPTION OF SECURITIES

COMMON STOCK

    The Company is currently authorized to issue 15,000,000 shares of Common Stock, $.01 par value per share, 3,499,786 of which are issued and outstanding. Holders of Common Stock have one vote for each share held of record on all matters to be voted upon by stockholders, including the election of directors. Holders of Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefor and, upon liquidation of the Company, and to share ratably in the net assets available for distribution. Shares of Common Stock are not redeemable and have no preemptive, conversion or similar rights.

PREFERRED STOCK

    The Company's Amended and Restated Certificate of Incorporation authorizes the issuance of 5,000,000 shares of "blank check" preferred stock, $.01 par value, with such designation, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the board of directors is empowered, without shareholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights superior to those of the holders of Common Stock. Shares of preferred stock, if and when issued, could have voting or other rights that adversely affect the voting power of the holders of Common Stock. Further, the issuance of preferred stock could have the effect of delaying or preventing a change of control of the Company, which could limit stockholders' ability to dispose of their Common Stock in such transactions. The Company currently has not issued any shares of preferred stock.

WARRANTS

    REDEEMABLE COMMON STOCK PURCHASE WARRANTS. There are 950,000 redeemable common stock purchase warrants (the "Public Warrants") issued and outstanding, 300,000 of which were sold in the Company's IPO and 650,000 of which are being offered hereunder. Each redeemable common stock purchase warrant offered hereby (the "Public Warrants") entitled the holder thereof to purchase one share of Common Stock at a price of $5.50 per share (the "Exercise Price"), subject to adjustment, commencing two years after the date of this Prospectus (the "Effective Date") until the close of business on the sixth year after the Effective Date. Each Public Warrant is redeemable, in whole or in part, by the Company at a price of $.05 per Public Warrant, commencing one year after the Effective Date and prior to their expiration, provided that (a) prior written notice of not less than thirty days is given to the Public Warrant holders, (b) the closing bid price (as defined) of the Company's Common Stock for the twenty consecutive trading days immediately prior to the date on which the notice of redemption is given, shall have exceeded $7.50 per share, (c) Public Warrant holders shall have exercise rights until the close of business the day preceding the date fixed for redemption if the Public Warrants are then exercisable, and
(d) if such redemption occurs during the first two years following the Effective Date, the Company has received the prior written consent of the Underwriters for such redemption. In the Warrant Agreement, the "closing bid price" is defined as
(i) the last bid price regular way as reported on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or (ii) if the Common Stock is not listed or admitted to trading on any national securities exchange, the last bid price regular way for the Common stock as reported by the Nasdaq National Market System or SmallCap Market of the Nasdaq Stock Market, Inc. ("Nasdaq"), or (iii) if the Common Stock is not listed or admitted for trading on any national securities exchange, and is not reported by Nasdaq, the last bid price in the over-the-counter market as furnished by the National Quotation Bureau, Inc. or if no such quotation is available, the fair market value of the Common Stock as determined in good faith by the Board of Directors of the Company. Pursuant to applicable federal and state securities laws, in the event a current prospectus is not available, the Public Warrants may not be exercised by the holders thereof and the Company will be precluded from redeeming the Public Warrants. There can be no assurance that the Company will not be prevented by financial or other considerations from maintaining a current prospectus. Any Public Warrant

            [ALTERNATE PAGE FOR SELLING SECURITYHOLDERS PROSPECTUS]

holder who does not exercise prior to the redemption date, as set forth in the Company's notice of redemption, will forfeit the right to purchase the Common Stock underlying the Public Warrants, and after the redemption date or upon conclusion of the exercise period any outstanding Public Warrants will become void and be of no further force or effect, unless extended by the Board of Directors of the Company.

            [Alternate Page for Selling Securityholders Prospectus]

(ii) the stockholder acquires more than 85% of the outstanding voting stock of the corporation (excluding shares held by directors who are officers or held in certain employee stock plans) upon consummation of the transaction in which the stockholder becomes an interested stockholder; or (iii) the business combination is approved by the board of directors and at least 66 2/3% of the outstanding voting stock of the corporation (excluding shares held by the interested stockholder) at a meeting of stockholders, (and not written consent) held on or subsequent to the date such stockholder became an interested stockholder. However, the Company's Certificate of Incorporation provides for the affirmative vote of 60% of the outstanding voting stock (excluding shares held by the interested stockholder) rather than the 66 2/3% provided in the statute. An "interested stockholder" is a person who, together with affiliates and associates, owns (or at any time within the prior three years did own) 15% or more of the corporation's voting stock. Section 203 defines a "business combination" to include, without limitation, mergers, consolidations, stock sales and asset based transactions and other transactions resulting in a financial benefit to the interested stockholder.

    The overall effect of such anti-takeover provisions is to render more difficult the accomplishment of mergers or the assumption of control by a principal shareholder, and thus to make difficult the removal of management. However, the Company believes that the advantages to the Company and its shareholders of anti-takeover provisions would outweigh any disadvantages and afford the Board of Directors greater flexibility in the management of the Company.

    The Certificate imposes a super-majority voting requirement (75% of the outstanding voting shares) for certain amendments to the Company's Bylaws. The Certificate also provides for indemnification of the Company's directors, officers and, in the discretion of the Board of Directors, any and all other persons whom it shall have power to indemnify under Delaware law from and against certain liabilities. For a summary of such provisions, see "Management - Limitation on Director's Liability." The Certificate does not provide shareholders with any preemptive rights or cumulative voting rights.

TRANSFER AGENT AND REGISTRAR

    The transfer agent and registrar for the Securities is American Stock Transfer & Trust Company, 40 Wall Street, New York, New York.

                        SHARES ELIGIBLE FOR FUTURE SALE

    Upon consummation of this Offering, the Company will have 3,499,786 shares of Common Stock outstanding of which 700,000 shares are currently freely tradeable, and the 1,432,989 shares offered hereby will be freely tradable without restriction or further registration under the 1933 Act. The remaining 2,799,786 shares are deemed to be "restricted securities," as that term is defined under Rule 144, in that such shares were issued and sold by the Company in private transactions not involving a public offering and, as such, may only be sold pursuant to an effective registration under the 1933 Act, in compliance with the exemption provisions of Rule 144 or pursuant to another exemption under the 1933 Act. An aggregate of 1,432,989 shares are being registered with the Commission concurrently with the Securities offered hereby for certain selling securityholders who, upon expiration of an earlier release from certain contractual restrictions on resale (13, 18 and 24 months as to 799,000, 433,989 and 200,000 shares, respectively), will be able to freely sell their shares without restriction. However, sales of these shares will be subject, to the extent held by affiliates of the Company, to certain volume limitations and other requirements of Rule 144 under the 1933 Act. Of the remaining 1,366,797 restricted securities, 948,099 shares will be eligible for sale under Rule 144 as the date of this Prospectus (subject to certain recurring three-month volume limitations prescribed by Rule 144 and the lock-up arrangements with the Underwriters described below), and the balance will become so eligible at various times commencing thereafter. Sales of such shares in the public market, or the availability of such shares for sale, could adversely affect the market price for the Common Stock.

            [ALTERNATE PAGE FOR SELLING SECURITYHOLDERS PROSPECTUS]

    The officers and directors and certain shareholders of the Company (all such stockholders holding an aggregate of 1,772,284 shares of Common Stock, and warrants and options to purchase an aggregate of 322,000 shares of Common Stock), have agreed not to publicly offer, sell or otherwise dispose of any of those shares of Common Stock for 24 months after the date of this Prospectus without the written consent of the Underwriters. The Underwriters may, in their sole discretion and at any time without notice, release all or any portion of the securities subject to the lock-up agreements.

    In general, under Rule 144 as currently in effect, subject to the satisfaction of certain other conditions, a person, including an affiliate of the Company (or person whose shares are aggregated with an affiliate), who has owned restricted shares of Common Stock beneficially for at least two years is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of 1% of the then outstanding shares of Common Stock (approximately 35,000 shares based on the number of shares expected to be outstanding after this Offering) or, if the Common Stock is quoted on NASDAQ, the average weekly trading volume during the four calendar weeks preceding the sale. Sales under Rule 144 are also subject to certain requirements as to the manner and notice of sale and the availability of public information concerning the Company. A person who has not been an affiliate of the Company for at least three months immediately preceding the sale and who has beneficially owned shares of Common Stock for at least three years is entitled to sell such shares under Rule 144 without regard to any of the limitations described above.

    No prediction can be made as to the effect, if any, that public sales of shares of Common Stock or Warrants or the availability of such securities for sale will have on the market prices of such securities prevailing from time to time. Nevertheless, the possibility that substantial amounts of Common Stock and Warrants may be sold in the public market may adversely affect prevailing market prices for the these securities and could impair the Company's ability in the future to raise additional capital through the sale of its equity securities.

                             UNDERWRITING AGREEMENT

    In connection with its IPO, the Company entered into an Underwriting Agreement with May Davis Group, Inc., (the "Underwriters").

    The Company and certain of its shareholders who beneficially hold an aggregate of 2,799,786 shares of Common Stock, have agreed that, for periods ranging from 13 to 24 months following the closing of the IPO, they will not, without the prior written consent of the Representative offer, sell, contract to sell, or otherwise dispose of any shares of Common Stock of the Company (other than shares offered pursuant to this Prospectus) or any securities convertible into, or exercisable or exchangeable for Common Stock of the Company.

    The Underwriting Agreement provides for reciprocal indemnification between the Company, the Selling Shareholder and the Underwriters against certain liabilities in connection with the Registration Statement, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be provided to officers, directors or persons controlling the Company, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and is therefore unenforceable.

    The Company sold to the Underwriters for a nominal sum, a common stock purchase warrant (the "Underwriters' Warrant") exercisable for 70,000 shares of Common Stock at $6.00 per share and/or 30,000 Public Warrants at $.12 per warrant. The Underwriters' Warrant may not be sold, transferred, assigned or hypothecated, except to officers and directors of the Underwriters, and is
exercisable for five years commencing one year from       , 1997 (the "Exercise
Term"). During the Exercise Term, the holders of the Underwriter's Warrants are given, at nominal cost, the opportunity to profit from a rise in the market price of the Company's Common Stock. To the extent that the Underwriters' Warrant is exercised, dilution of the interests of the Company's stockholders will occur. Further, the terms on which the Company will be

            [ALTERNATE PAGE FOR SELLING SECURITYHOLDERS PROSPECTUS]

able to obtain additional equity capital may be adversely affected since the holders of the Underwriters' Warrant can be expected to exercise it any time when the Company would, in all likelihood, be able to obtain any needed capital on terms more favorable to the Company than those provided in the Underwriters' Warrant. Any profit realized by the Underwriters on the sale of the shares of Common Stock underlying the Underwriters' Warrant may be deemed additional underwriting compensation

    The Company has agreed with the Underwriters that the Company will pay to the Underwriters a warrant solicitation fee (the "Warrant Solicitation Fee") equal to 5% of the exercise price of the Warrants which are exercised more than one year after the Effective Date and to the extent not inconsistent with the guidelines of the NASD and the rules and regulations of the Commission (including NASD Notice to Members 81-38). Such Warrant Solicitation Fee will be paid to the Underwriters if (a) the market price of the Common Stock on the date that any Warrant is exercised is greater than the exercise price of the Warrant;
(b) the exercise of such Warrant was solicited by the Underwriters; (c) prior specific written approval for exercise is received from the customer if the Warrant is held in a discretionary account; (d) disclosure of this compensation agreement is made prior to or upon the exercise of such Warrant; (e) solicitation of the exercise is not in violation of Rule 10b-6 of the Exchange Act; (f) the Underwriter provided bona fide services in exchange for the Warrant Solicitation Fee; and (g) the Underwriter has been specifically designated in writing by the holders of the Warrants as the broker. In addition, unless granted an exemption by the Commission from Rule 10b-6 under the Exchange Act, the Underwriters will be prohibited from engaging in any market making activities or solicited brokerage activities with respect to the Securities for the period from nine business days prior to any solicitation of the exercise of any Warrant or nine business days prior to the exercise of any Warrant based on a prior solicitation until the later of the termination of such solicitation activity or the termination (by waiver or otherwise) of any right the Underwriters may have to receive such a fee for the exercise of the Warrants following such solicitation. As a result, the Underwriters may be unable to continue to provide a market for the Securities during certain periods while the Warrants are exercisable.

    The Underwriters have been given certain "piggyback" and demand registration rights with respect to the Common Stock underlying the Underwriters' Warrants for a period of four years commencing one year from the date of this Prospectus. The exercise of any of such registration rights by the Underwriters may result in dilution to the interest of the Company's shareholders, hinder efforts by the Company to arrange future financing of the Company and/or have an adverse effect on the market price of the Securities.

    The Company has agreed that for a period of 24 months commencing on the Effective Date, it will not issue or sell, directly or indirectly, any shares of its capital stock, or sell or grant options, warrants or rights to purchase any shares of its capital stock, without the written consent of the Underwriters, except for issuances pursuant to (i) the public offering of the Company's securities as described herein, (ii) the exercise of the Underwriters' Warrants and the shares issuable thereunder, (iii) outstanding options, warrants, convertible securities or contractual obligations disclosed in this Prospectus,
(iv) the grant of options and the issuance of shares issued upon exercise of options granted or in the future granted under the Company's Stock Option Plan, and (v) an acquisition, merger or similar transaction provided that the acquirer of such capital stock does not receive, and will not be entitled to demand, registered securities during such 24-month period and such issuance of shares has the prior approval of the Underwriters. The Company has granted the Underwriters a three-year preferential right with respect to future financing relating to the offering of the Company's securities.

    The Underwriting Agreement gives the Representative the right, for a period of three years from the Effective Date, to engage a designee of the Representative as an advisor to the Company's Board of Directors who shall be reimbursed expenses incurred in connection with attendance at Board meetings and who shall receive the same compensation as paid to non-employee directors. Alternatively, the Representative may designate one person for election as a director of the Company.

    In addition, the Company entered into a management and financial consulting agreement to retain the Representative as a financial consultant for a period of three years at an monthly fee of $1,952.78,

            [ALTERNATE PAGE FOR SELLING SECURITYHOLDERS PROSPECTUS]

which was paid full at the closing of the IPO. The consulting agreement will not require the consultant to devote a specific amount of time to the performance of its duties thereunder. Further, the Underwriting Agreement provides the Representative with a right of first refusal for a period of three years from the date of this Prospectus for any public or private offering of securities to raise capital and sale of securities to be made by the Company, its affiliates or any of its present or future subsidiaries.

            [Alternate Page for Selling Securityholders Prospectus]

                SELLING SECURITYHOLDERS AND PLAN OF DISTRIBUTION

    An aggregate of up to 1,432,989 shares of Common Stock, 650,000 Public Warrants and 650,000 shares of Common Stock issuable upon the exercise of Public Warrants may be offered and sold pursuant to this Prospectus by the Selling Securityholders from time to time as market conditions permit in the over-the-counter market, or otherwise, at prices and terms then prevailing or at prices related to the then current market price, or in negotiated transactions subject to "lock-up" agreements (See "Shares Eligible for Future Sale"). The Company has agreed to register such shares and warrants under the Securities Act and to pay all expenses in connection therewith (other than brokerage commissions and fees and expenses of counsel). Such shares and warrants have been included in the Registration Statement of which this Prospectus forms a part. Other than James
M. Kendall, none of the Selling Securityholders beneficially owns 5% or more of the Company's outstanding Common Stock. See "Beneficial Ownership of Principal Stockholders and Management."

                                                                                                                BENEFICIAL
                                                       BENEFICIAL OWNERSHIP OF SHARES                            OWNERSHIP
                                                        OF COMMON STOCK PRIOR TO SALE         BENEFICIAL            OF
                                                      ---------------------------------      OWNERSHIP OF        WARRANTS
                                                                   PUBLIC                      SHARES OF        -----------
                                                                  WARRANTS                   COMMON STOCK        PRIOR TO
SELLING SECURITYHOLDER                                 SHARES      SHARES       TOTAL        AFTER SALE(1)         SALE
----------------------------------------------------  ---------  -----------  ---------  ---------------------  -----------
James M. Kendall....................................    347,191           0     347,191                0                 0
George G. Schwenk...................................     43,399           0      43,399                0                 0
Martin Gouldern.....................................     43,399           0      43,399                0                 0
Perryman Corp. N.V..................................     99,000     100,000     199,000                0                 0
Cherryhill N.V......................................    100,000     150,000     250,000                0           150,000
Richgrove N.V.......................................    100,000     150,000     250,000                0           150,000
Dennis E. Sal.......................................    110,000      30,000     140,000                0            30,000
Jasminville Corp. N.V...............................     22,500       5,000      28,000                0             5,000
The Bridge Fund N.V.................................     57,500      10,000      67,500                0            10,000
Ajax Funding Enterprises............................    100,000           0     100,000                0                 0
Richard Traversari..................................     10,000       5,000      15,000                0             5,000
Ken Kornheiser and Anna Cinquemanie.................     10,000       5,000      15,000                0             5,000
Lon Rubackin........................................     10,000       5,000      15,000                0             5,000
Farid Farida........................................     30,000      15,000      45,000                0            15,000
Masoud Mammo........................................     20,000      10,000      30,000                0            10,000
Julal Farida........................................     20,000      10,000      30,000                0            10,000
Martin Porter and Ron Feldstein.....................     50,000      25,000      75,000                0            25,000
Salim Farida........................................     20,000      10,000      30,000                0            10,000
Robert Sauter.......................................     80,000      40,000     120,000                0            40,000
Jane D. Trover......................................     10,000       5,000      15,000                0             5,000
Millyridge Corp. N.V................................     10,000       5,000      15,000                0             5,000
David Meyrowitz.....................................      5,000       2,500       7,500                0             2,500
Georgia Rogers......................................      5,000       2,500       7,500                0             2,500
Paul M. Fornier.....................................     50,000      25,000      75,000                0            25,000
Signal Hill N.V.....................................     10,000       5,000      15,000                0             5,000
Scott Liggions......................................     10,000       5,000      15,000                0             5,000
Davstar II Managed Invesments Corp. N.V.............     10,000       5,000      15,000                0             5,000
Mandelay Corp. N.V..................................     20,000      10,000      30,000                0            10,000
Katharine B. Gaston.................................      5,000       2,500       7,500                0             2,500
Isaac Dweck.........................................     10,000       5,000      15,000                0             5,000
Yen Ken Sit.........................................      5,000       2,500       7,500                0             2,500
Celestial Dreams Corp. N.V..........................     10,000       5,000      15,000                0             5,000


                                                         AFTER
SELLING SECURITYHOLDER                                   SALE
----------------------------------------------------     -----
James M. Kendall....................................           0
George G. Schwenk...................................           0
Martin Gouldern.....................................           0
Perryman Corp. N.V..................................           0
Cherryhill N.V......................................           0
Richgrove N.V.......................................           0
Dennis E. Sal.......................................           0
Jasminville Corp. N.V...............................           0
The Bridge Fund N.V.................................           0
Ajax Funding Enterprises............................           0
Richard Traversari..................................           0
Ken Kornheiser and Anna Cinquemanie.................           0
Lon Rubackin........................................           0
Farid Farida........................................           0
Masoud Mammo........................................           0
Julal Farida........................................           0
Martin Porter and Ron Feldstein.....................           0
Salim Farida........................................           0
Robert Sauter.......................................           0
Jane D. Trover......................................           0
Millyridge Corp. N.V................................           0
David Meyrowitz.....................................           0
Georgia Rogers......................................           0
Paul M. Fornier.....................................           0
Signal Hill N.V.....................................           0
Scott Liggions......................................           0
Davstar II Managed Invesments Corp. N.V.............           0
Mandelay Corp. N.V..................................           0
Katharine B. Gaston.................................           0
Isaac Dweck.........................................           0
Yen Ken Sit.........................................           0
Celestial Dreams Corp. N.V..........................           0

------------------------------

(1) Assumes all of the Selling Securityholders' shares of Common Stock offered hereby are sold and no additional shares are acquired.

            [ALTERNATE PAGE FOR SELLING SECURITYHOLDERS PROSPECTUS]

    The shares, warrants, and shares underlying such warrants may be sold by one or more of the following methods: (a) a block trade in which a broker or dealer so engaged will attempt to sell the shares and/or warrants as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; and (c) face-to-face transactions between sellers and purchasers without a broker/dealer. In effecting sales, brokers or dealers engaged by the Selling Securityholders may arrange for other brokers or dealers to participate. Such brokers or dealers may receive commissions or discounts from Selling Securityholders in amounts to be negotiated. Such brokers and dealers and any other participating brokers and dealers may be deemed to be "Underwriters' within the meaning of the Securities Act in connection with such sales.

                     CONCURRENT REGISTRATION OF SECURITIES

    The Securities offered hereby were concurrently registered with the 700,000 shares of Common Stock and 300,000 Public Warrants registered by the Company in connection with its IPO and were included in the registration statement filed by the Company in connection with the IPO under the Securities Act. The Common Stock and the Public Warrants included in this Offering may not be sold prior to
lock-up periods ranging from 13 months to 24 months from            , 1997, in
each case, without the prior written consent of the Underwriters.

            [ALTERNATE PAGE FOR SELLING SECURITYHOLDERS PROSPECTUS]

-------------------------------------------
                                     -------------------------------------------
-------------------------------------------
                                     -------------------------------------------

    NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, OR ANY UNDERWRITER OR BROKER/DEALER. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY BY ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION.

                            ------------------------

                               TABLE OF CONTENTS

                                                    PAGE
                                                    -----
PROSPECTUS SUMMARY.............................           1
RISK FACTORS...................................           2
USE OF PROCEEDS................................           8
BUSINESS.......................................           8
CAPITALIZATION.................................           8
MANAGEMENT.....................................          18
BENEFICIAL OWNERSHIP OF PRINCIPAL STOCKHOLDERS
  AND MANAGEMENT...............................          29
CERTAIN TRANSACTIONS...........................          30
DESCRIPTION OF SECURITIES......................          31
SHARES ELIGIBLE FOR FUTURE SALE................          34
UNDERWRITING AGREEMENT.........................          35
SELLING SECURITYHOLDERS AND PLAN OF
  DISTRIBUTION.................................          38
CONCURRENT REGISTRATION OF SECURITIES..........          39
ADDITIONAL INFORMATION.........................          39
LEGAL MATTERS..................................          39
EXPERTS........................................          39

                        1,432,989 SHARES OF COMMON STOCK

                                      AND

                        650,000 REDEEMABLE COMMON STOCK

                               PURCHASE WARRANTS

                             ---------------------

                                   PROSPECTUS

                             ---------------------

                              APOLLO INTERNATIONAL

                               OF DELAWARE, INC.

                                          , 1997

-------------------------------------------
                                     -------------------------------------------
-------------------------------------------
                                     -------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Article 11 of the Certificate of Incorporation of Apollo International of Delaware, Inc. (the "Registrant") eliminates the personal liability of directors to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, that such elimination of the personal liability of a director of the Registrant does not apply to (i) any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) actions prohibited under Section 174 of the Delaware General Corporation Law (i.e., liabilities imposed upon directors who vote for or assent to the unlawful payment of dividends, unlawful repurchases or redemption of stock, unlawful distribution of assets of the Registrant to the stockholders without the prior payment or discharge of the Registrant's debts or obligations, or unlawful making or guaranteeing of loans to directors), or (iv) any transaction from which the director derived an improper personal benefit. In addition, Article 11 of the Registrant's Certificate of Incorporation, provides that the Registrant shall indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law, as amended from time to time.

    Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

    Section 145 further provides that a corporation may indemnify a person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of any undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

    The indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 of the Delaware General Corporation Law shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Registration fee..................................................      5,002
National Association of Securities Dealers, Inc...................      2,500*
NASDAQ listing fee................................................      8,500*
Boston Stock Exchange Listing Fee.................................     15,000*
Printing and engraving expenses...................................     58,000*
Accounting fees and expenses......................................     50,000*
Legal fees and expenses...........................................     90,000*
Blue sky fees and expenses........................................     65,000*
Transfer agent and registrar fees.................................      7,500*
Underwriters' non-accountable expense allowance (assuming no
  exercise of over-allotment option)..............................    105,900*
Miscellaneous.....................................................     20,000*
                                                                    ---------
    Total.........................................................  $ 427,402*

------------------------

*   Estimated expenses.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

    Within the past three years, the Company has sold the following securities without registration under the Securities Act of 1933, as amended, pursuant to exemption from registration afforded by Sections 4(2) and/or 4(6) or the rules and regulations promulgated thereunder.

    In December 1994, a total of 694,382 shares of Common Stock were issued to the Company's founders (four individuals) for a total consideration of $110. The founders had previous knowledge of the Company and information concerning restrictions on transfer of the acquired securities. The Company reasonably believed that the investors had such knowledge and experience in financial and business matters so as to be capable of evaluating the risk of such investment.

    In December 1994, a total of 240,363 shares of Common Stock were issued to two investors for an aggregate purchase price of $225,000. The investors were given information about the Company or had it made available and were provided opportunities to ask questions of management about the information provided or made available. Information concerning restrictions on transfer of the acquired securities was also provided. The Company reasonably believed that the investors had such knowledge and experience in financial and business matters so as to be capable of evaluating the risk of such investment.

    In December, 1994, 26,707 shares of Common Stock were sold to one investor for a total purchase price of $25,000. The investor was given information about the Company or had it made available and was provided opportunities to ask questions of management about the information provided or made available. Information concerning restrictions on transfer of the acquired securities was also provided. The Company reasonably believed that the investors had such knowledge and experience in financial and business matters so as to be capable of evaluating the risk of such investment.

    From June through December 1995, a total of 224,339 shares of Common Stock to six investors (three of whom were existing shareholders) for a total purchase price of $210,000. The investors were given information about the Company or had it made available and were provided opportunities to ask questions of management about the information provided or made available. Information concerning restrictions on transfer of the acquired securities was also provided. The Company reasonably believed that the investors had such knowledge and experience in financial and business matters so as to be capable of evaluating the risk of such investment.

    From September 1995 through November 1995, a total of 160,241 shares of Common Stock were issued to two investors for a total purchase price of $120,000. The investors were given information about the Company or had it made available and were provided opportunities to ask questions of management about the information provided or made available. Information concerning restrictions on transfer of the acquired securities was also provided. The Company reasonably believed that the investors had such knowledge and experience in financial and business matters so as to be capable of evaluating the risk of such investment.

    In October 1995, the Company sold to certain shareholders a total of 105,494 shares of Common Stock pursuant to anti-dilution provisions of certain subscription agreements between those shareholders and the Company, which anti-dilution provisions are no longer in effect. The agreements containing such anti-dilution provisions also contain information on the restrictions on transferability of the shares. The shareholders, at the time they subscribed for their original shares, were given information about the Company or had it made available and were provided opportunities to ask questions of management about the information provided or made available. The Company reasonably believed that the investors were accredited investors and had such knowledge and experience in financial and business matters so as to be capable of evaluating the risk of such investment.

    In January 1996, a total of 5,343 shares of Common Stock were issued to two investors for a total purchase price of $5,000. The investors were given information about the Company or had it made available and were provided opportunities to ask questions of management about the information provided or made available. Information concerning restrictions on transfer of the acquired securities was also provided. The Company reasonable believed that the investors had such knowledge and experience in financial and business matters so as to be capable of evaluating the risk of such investment.

    Effective April 1996, the Company issued 21,366 shares of Common stock to the landlord of its principal office facilities in consideration of a rent reduction valued at $20,000 over the life of the lease. The investor was given information about the Company or had it made available and were provided opportunities to ask questions of management about the information provided or made available. Information concerning restrictions on transfer of the acquired securities was also provided. The Company reasonably believed that the investor had such knowledge and experience in financial and business matters so as to be capable of evaluating the risk of such investment.

    In May 1996, the Company issued 299,000 shares of Common Stock and a warrant for 400,000 shares of Common Stock, exercisable at $5.50 per share to a consultant for services rendered to the Company valued at $30,000. The consultant was given information about the Company or had it made available and was provided opportunities to ask questions of management about the information provided or made available. Information concerning restrictions on transfer of the acquired securities was also provided. The Company reasonably believed that the investor had such knowledge and experience in financial and business matters so as to be capable of evaluating the risk of such investment. The warrant, upon the Effective Date, will convert to the same terms and conditions as the Public Warrants.

    In May 1996, the Company issued 200,000 shares of Common Stock to certain accredited investors pursuant to a private placement of $250,000 in promissory notes, which notes were repaid from the Company's private placement which commenced in June 1996. The note offering was conducted by the May Davis Group, Inc. as placement agent, who received a commission of 10% of the gross proceeds. All investors were given information about the Company or had it made available and were provided opportunities to ask questions of management about the information provided or made available. Information concerning restrictions on transfer of the acquired securities was also provided. The Company reasonably believed that the investors were accredited investors and had such knowledge and experience in financial and business matters so as to be capable of evaluating the risk of such investment.

    In June 1996, a director and shareholder of the Company, and one of his affiliated entities, converted a total of $190,703 of debt owed by the Company to a total of 203,726 shares of Common Stock. The investor is, by definition, an accredited investor as such term is defined under Rule 506, and, further, had previous knowledge of the Company. The investor was apprised of the restrictions on transfer of the acquired securities. The Company reasonably believed that the investor had such knowledge and experience in financial and business matters so as to be capable of evaluating the risk of such investment.

    In June 1996, an officer, director and principal shareholder of the Company converted $60,840 of debt owed by the Company to 64,994 shares of Common Stock. The investor is, by definition, an accredited investor as such term is defined under Rule 506, and, further, had previous knowledge of the Company. The investor was apprised of the restrictions on transfer of the acquired securities. The Company reasonably believed that the investor had such knowledge and experience in financial and business matters so as to be capable of evaluating the risk of such investment.

    In July 1996, certain shareholders of the Company holding in the aggregate $54,836 in convertible debentures elected to convert the debentures to an aggregate of 25,331 shares of Common Stock. The debentureholders had previous knowledge of the Company and were given an opportunity to ask questions of management about the Company. Information concerning restrictions on transfer of the acquired securities was also provided. The Company reasonably believed that the investors had such knowledge and experience in financial and business matters so as to be capable of evaluating the risk of such investment.

    In September 1996, the Company issued 3,500 shares of Common Stock to consultants of the Company for reduction of accounts payable in the amount of $85,528. Each consultant had previous knowledge of the Company, was given information about the Company or had it made available, was provided opportunities to ask questions of management about the information provided or made available. Information containing restrictions in transfer of the acquired securities was also provided. The Company reasonably believed that they has such knowledge and experience in financial and business matters so as to be capable of evaluating the risk of such investment.

    From August 5, 1996 through November 14, 1996, the Company issued an aggregate of 500,000 shares of Common Stock and 250,000 Common Stock purchase warrants for gross proceeds of $1,500,000 pursuant to a private placement to accredited investors that commenced June 25, 1996. The minimum offering closed in August 1996 and the Company had subsequent closings until the maximum offering of $1,500,000 was met on November 14, 1996. Upon the effective date of this Registration Statement, the warrants will have the same exercise price and terms of the Public Warrants to be offered by the Company in its initial public offering under this Registration Statement. The private placement was conducted by the May Davis Group, Inc. as placement agent, which was paid a commission of 10% and a non-accountable expense allowance of 3%, each of which was calculated on the gross proceeds. All investors were given information about the Company or had it made available and were provided opportunities to ask questions of management about the information provided or made available. Information concerning restrictions on transfer of the acquired securities was also provided. The Company reasonably believed that the investors were accredited investors and had such knowledge and experience in financial and business matters so as to be capable of evaluating the risk of such investment.

    In June 1996, the Company issued to a consultant in respect of business consulting services a warrant for 250,000 shares of Common Stock, exercisable at $4.00 per share commencing June 1, 1998 and terminating June 1, 2002. The consultant was given information about the Company or had it made available and was provided opportunities to ask questions of management about the information provided or made available. Information concerning restrictions on transfer of the acquired securities was also provided. The Company reasonably believed that the investor had such knowledge and experience in financial and business matters so as to be capable of evaluating the risk of such investment.

    In September 1996, the Company issued to each of two officers of the Company in respect of their services to the Company, a warrant, each exercisable for 50,000 shares of Common Stock (for an aggregate of 100,000 shares), at an exercise price of $5.50 per share commencing 12 months from the first to occur of (i) the Effective Date or (ii) September 26, 1998, until September 26, 2001. The employees had previous knowledge of the Company; they were given information about the Company or had it made available; and they were provided opportunities to ask questions of management about the information provided or made available. Information concerning restrictions on transfer of the acquired securities was also provided. The Company reasonably believed that the investors had such knowledge and experience in financial and business matters so as to be capable of evaluating the risk of such investment.

    Between July 1, 1996 and November 21, 1996, the Company granted stock options to certain of its employees under the Company's Stock Option Plan, which options are exercisable at $4.00 per share for a period of 10 years from the date of grant, commencing one year from their respective dates of grant as to one-half of the options and incrementally during the six months thereafter. The employees has previous knowledge of the Company, were given information about the Company or had it made available, and they were provided opportunities to ask questions of management about the information provided or made available. Information concerning restrictions on transfer was also provided. The Company reasonably believed that the investors had such knowledge and experience in financial and business matters to as to be capable of evaluating the risk of such investment.

    In December 1996, the Company issued to a director of the Company in respect of business consulting services a warrant for 250,000 shares of Common Stock, exercisable at $5.50 per share commencing June 1, 1998 and terminating June 1, 1002. The consultant was given information about the Company or had it made available and was provided opportunities to ask questions of management about the information provided or made available. Information concerning restrictions on transfer of the acquired securities was also provided. Further, the consultant, as a director of the Company, had previous knowledge of the Company and is an accredited investor. The Company reasonably believed that the investor had such knowledge and experience in financial and business matters so as to be capable of evaluating the risk of such investment.

ITEM 27. EXHIBITS

    The following exhibits are filed as part of this registration statement:

  EXHIBIT
  NUMBER                                               EXHIBIT DESCRIPTION
-----------  --------------------------------------------------------------------------------------------------------

      1.1    Form of Underwriting Agreement*
      1.2    Form of Underwriters' Warrant*
      3.1    Amended and Restated Articles of Incorporation
      3.2    Amended and Restated ByLaws
      4.1    Specimen of Common Stock Certificate*
      4.2    Specimen of Warrant Certificate*
      4.3    Form of Warrant Agreement between the Company and American Stock Transfer & Trust Company, as Warrant
             Agent*
      4.4    Form of Warrant issued to investors in the Company's private placement, dated August 5, 1996 through
             November 14, 1996
      4.5    Warrant dated September 26, 1996 in favor of Steven D. Smith, as amended
      4.6    Warrant dated September 26, 1996 in favor of Don P. Louw, as amended
      4.7    Warrant dated October 29, 1996 in favor of Perryman Corporation N.V.
      4.8    Warrant dated October 29, 1996 in favor of Rickgrove, N.V.
      4.9    Warrant dated October 29, 1996 in favor of Cherryhills, N.V.
      4.10   Warrant dated June 25, 1996 in favor of Imagine Holdings
      4.11   Warrant dated       , 1996 in favor of Matthias E. Lukens, Jr.*
      4.12   Form of Registration Rights Agreement between the Company and certain investors dated in May 1996
      4.13   Form of Registration Rights Agreement between the Company and private placement investors dated August
             5, 1996 through November 14, 1996
      5      Opinion of Greenberg Traurig Hoffman Lipoff Rosen & Quentel, Counsel for the Company*
     10.1    1996 Stock Option Plan
     10.2    Stock Purchase Agreement between the Company and Christine Clewes, dated June 13, 1996
     10.3    Stock Purchase Agreement between the Company and Frank Mancini, dated June 24, 1996
     10.4    Stock Purchase Agreement between the Company and Framan, a business entity, dated June 24, 1996
     10.5    Consulting Agreement between the Company and Perryman Corporation, N.V. dated May 10, 1996
     10.6    Amended & Restated Consulting Agreement between the Company and Imagine Holdings, dated June 1, 1996
     10.7    Lease between the Company and South Hillsborough Community Bank Office/Complex, Richard L. Phagan, dated
             October 31, 1995*
     10.8    Consulting Agreement between the Company and Matthias E. Lukens, Jr. dated November 30, 1996*
     23.1    Consent of Most Horowitz & Company, LLP
     23.3    Consent of Greenberg Traurig Hoffman Lipoff, Rosen & Quentel, P.A. (included in Exhibit 5)*
     99.1    Form of Agreement Among Underwriters*
     99.2    Form of Selected Dealer Agreement*

------------------------

*   To be filed by amendment.

ITEM 28. UNDERTAKINGS.

    (a) The small business issuer will:

        (1) file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

           (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Act");

           (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered, (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

           (iii) Include any additional or changed material information on the plan of distribution.

        (2) For determining liability under the Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

        (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

    (b) The small business issuer will provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (d) The small business issuer will:

        (1) For determining any liability under the Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(l) or (4) or 497(h) under the Act as part of this registration statement as of the time the Commission declared it effective.

        (2) For determining any liability under the Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial BONA FIDE offering of those securities.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Apollo Beach, State of Florida, on December 16, 1996.

                                APOLLO INTERNATIONAL OF DELAWARE, INC.

                                By:             /s/ DAVID W. CLARKE
                                     -----------------------------------------
                                                  David W. Clarke
                                       PRESIDENT AND CHIEF EXECUTIVE OFFICER

    In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

                               POWER OF ATTORNEY

    Each person whose signature appears below on this Registration Statement hereby constitutes and appoint David W. Clarke and Steven D. Smith, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement on Form SB-2 of Apollo International of Delaware, Inc. and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes, as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form SB-2 has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURES                      TITLE                    DATE
------------------------------  --------------------------  -------------------

     /s/ DAVID W. CLARKE
------------------------------  President, Chief Executive    December 16, 1996
       David W. Clarke            Officer, and Chairman

     /s/ CHRISTINE CLEWES       Vice President of
------------------------------    Marketing, Secretary and    December 16, 1996
       Christine Clewes           Director

     /s/ STEVEN D. SMITH
------------------------------  Vice President of             December 16, 1996
       Steven D. Smith            Operations and Director

 /s/ MATTHIAS E. LUKENS, JR.
------------------------------  Director                      December 16, 1996
   Matthias E. Lukens, Jr.

     /s/ FRANK J. MANCINI
------------------------------  Director                      December 16, 1996
       Frank J. Mancini

   /s/ GREGORY C. HAMILTON
------------------------------  Director                      December 16, 1996
     Gregory C. Hamilton